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                               CREDIT AGREEMENT



                                     among



                         EXTENDED STAY AMERICA, INC.,



                                VARIOUS BANKS,


                     MORGAN STANLEY SENIOR FUNDING, INC.,
                       as SYNDICATION AGENT and ARRANGER



                                      and



                     THE INDUSTRIAL BANK OF JAPAN, LIMITED
                            as ADMINISTRATIVE AGENT



                      __________________________________


                        Dated as of September 26, 1997


                      __________________________________

                                 $500,000,000


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                               TABLE OF CONTENTS
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                                                                                               Page
                                                                                               ----
SECTION 1.     Amount and Terms of Credit..................................................      1
     1.01   The Commitments................................................................      1
     1.02   Minimum Amount of Each Borrowing...............................................      4
     1.03   Notice of Borrowing............................................................      4
     1.04   Disbursement of Funds..........................................................      5
     1.05   Notes..........................................................................      6
     1.06   Conversions....................................................................      7
     1.07   Pro Rata Borrowings............................................................      8
     1.08   Interest.......................................................................      8
     1.09   Interest Periods...............................................................      9
     1.10   Increased Costs, Illegality, etc...............................................     10
     1.11   Compensation...................................................................     12
     1.12   Change of Lending Office.......................................................     13
     1.13   Replacement of Banks...........................................................     13

SECTION 2.     Letters of Credit...........................................................     14
     2.01   Letters of Credit..............................................................     14
     2.02   Maximum Letter of Credit Outstandings; Final Maturities........................     15
     2.03   Letter of Credit Requests; Minimum Stated Amount...............................     16
     2.04   Letter of Credit Participations................................................     16
     2.05   Agreement to Repay Letter of Credit Drawings...................................     18
     2.06   Increased Costs................................................................     19

SECTION 3.     Fees; Reductions of Commitment..............................................     20
     3.01   Fees...........................................................................     20
     3.02   Voluntary Termination of Unutilized Commitments................................     21
     3.03   Mandatory Reduction of Commitments.............................................     22

SECTION 4.     Prepayments; Payments; Taxes................................................     23
     4.01   Voluntary Prepayments..........................................................     23
     4.02   Mandatory Repayments...........................................................     24
     4.03   Method and Place of Payment....................................................     26
     4.04   Net Payments; Taxes............................................................     27

SECTION 5.     Conditions Precedent to Initial Borrowing Date..............................     29

                                      (i)

                                                                                               Page
                                                                                               ----
     5.01   Effective Date; Notes..........................................................     29
     5.02   Fees, etc......................................................................     30
     5.03   Opinions of Counsel............................................................     30
     5.04   Corporate Documents; Proceedings; etc..........................................     30
     5.05   Employee Benefit Plans; Shareholders' Agreements; Management
              Agreements; Collective Bargaining Agreements; Existing
              Indebtedness Agreements; Tax Sharing Agreements; Material
              Leases.......................................................................     30
     5.06   Pledge Agreement...............................................................     32
     5.07   Security Agreement.............................................................     32
     5.08   Subsidiaries Guaranty..........................................................     33
     5.09   Adverse Change, etc............................................................     33
     5.10   Litigation.....................................................................     33
     5.11   Solvency Certificate; Environmental Assessments; Insurance
              Certificates.................................................................     33
     5.12   Projections....................................................................     34
     5.13   Existing Credit Facilities.....................................................     34
     5.14   Amendments to Organizational Documents.........................................     34

SECTION 6.     Conditions Precedent to All Credit Events...................................     34
     6.01   No Default; Representations and Warranties.....................................     35
     6.02   Notice of Borrowing; Letter of Credit Request..................................     35
     6.03   Specific Borrowing Conditions..................................................     35

SECTION 7.     Representations and Warranties..............................................     36
     7.01   Corporate and Other Status.....................................................     36
     7.02   Corporate or Partnership Power and Authority...................................     36
     7.03   No Violation...................................................................     37
     7.04   Governmental Approvals.........................................................     37
     7.05   Financial Statements; Financial Condition; Undisclosed
              Liabilities; Projections; etc................................................     37
     7.06   Litigation.....................................................................     39
     7.07   True and Complete Disclosure...................................................     39
     7.08   Use of Proceeds; Margin Regulations............................................     39
     7.09   Tax Returns and Payments.......................................................     40
     7.10   Compliance with ERISA..........................................................     40
     7.11   The Security Documents.........................................................     41
     7.12   Manager Subordination Agreements...............................................     42

                                     (ii)

                                                                                               Page
                                                                                               ----
     7.13   Properties.....................................................................     42
     7.14   Capitalization.................................................................     43
     7.15   Subsidiaries...................................................................     43
     7.16   Compliance with Statutes, etc..................................................     43
     7.17   Investment Company Act.........................................................     43
     7.18   Public Utility Holding Company Act.............................................     43
     7.19   Environmental Matters..........................................................     43
     7.20   Labor Relations................................................................     44
     7.21   Patents, Licenses, Franchises and Formulas.....................................     45
     7.22   Indebtedness...................................................................     45
     7.23   Hotel Properties...............................................................     45

SECTION 8.     Affirmative Covenants.......................................................     45
     8.01   Information Covenants..........................................................     45
     8.02   Books, Records and Inspections.................................................     49
     8.03   Maintenance of Property; Insurance.............................................     49
     8.04   Corporate Franchises...........................................................     50
     8.05   Compliance with Statutes, etc..................................................     50
     8.06   Compliance with Environmental Laws.............................................     51
     8.07   ERISA..........................................................................     52
     8.08   End of Fiscal Years; Fiscal Quarters...........................................     53
     8.09   Performance of Obligations.....................................................     53
     8.10   Payment of Taxes...............................................................     54
     8.11   Certain Requirements with Respect to Acquisitions/Construction
              of Qualified Hotel Properties................................................     54
     8.12   Additional Security; Further Assurances........................................     55
     8.13   Foreign Subsidiaries Security..................................................     56
     8.14   Hotel Property Management......................................................     57
     8.15   Maintenance of Corporate Separateness..........................................     57

SECTION 9.     Negative Covenants..........................................................     58
     9.01   Liens..........................................................................     58
     9.02   Consolidation, Merger, Purchase or Sale of Assets, etc.........................     61
     9.03   Dividends......................................................................     63
     9.04   Indebtedness...................................................................     63
     9.05   Advances, Investments and Loans................................................     65
     9.06   Transactions with Affiliates...................................................     66
     9.07   Capital Expenditures...........................................................     67

                                     (iii)

                                                                                               Page
                                                                                               ----
     9.08   Consolidated Interest Coverage Ratio...........................................     67
     9.09   Maximum Run Rate Leverage Ratio................................................     68
     9.10   Maximum Senior Debt Leverage Ratio.............................................     69
     9.11   Maximum Debt to Capitalization Ratio...........................................     70
     9.12   Limitation on Payments of Certain Indebtedness; Modifications of
              Certain Indebtedness; Modifications of Certificate of
              Incorporation, By-Laws and Certain Agreements; etc...........................     70
     9.13   Limitation on Certain Restrictions on Subsidiaries.............................     70
     9.14   Limitation on Issuance of Capital Stock........................................     71
     9.15   Business.......................................................................     71
     9.16   Limitation on Creation of Subsidiaries.........................................     71
     9.17   Designated Senior Indebtedness.................................................     72

SECTION 10.    Events of Default...........................................................     72
     10.01  Payments.......................................................................     72
     10.02  Representations, etc...........................................................     72
     10.03  Covenants......................................................................     72
     10.04  Default Under Other Agreements.................................................     73
     10.05  Bankruptcy, etc................................................................     73
     10.06  ERISA..........................................................................     74
     10.07  Security Documents.............................................................     75
     10.08  Subsidiaries Guaranty..........................................................     75
     10.09  Judgments......................................................................     75
     10.10  Manager Subordination Agreements...............................................     75
     10.11  Change of Control..............................................................     76

SECTION 11.    Definitions and Accounting Terms............................................     76
     11.01  Defined Terms..................................................................     76

SECTION 12.    The Agents..................................................................    108
     12.01  Appointment....................................................................    108
     12.02  Nature of Duties...............................................................    108
     12.03  Lack of Reliance on the Agents.................................................    108
     12.04  Certain Rights of the Agents...................................................    109
     12.05  Reliance.......................................................................    109
     12.06  Indemnification................................................................    109
     12.07  Each Agent in Its Individual Capacity..........................................    110
     12.08  Holders........................................................................    110

                                     (iv)

                                                                                               Page
                                                                                               ----
     12.09  Resignation by the Administrative Agent and the Syndication
              Agent........................................................................    110

                                      (v)

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SECTION 13.    Miscellaneous...............................................................    111
     13.01  Payment of Expenses, etc.......................................................    111
     13.02  Right of Setoff................................................................    112
     13.03  Notices........................................................................    113
     13.04  Benefit of Agreement...........................................................    113
     13.05  No Waiver; Remedies Cumulative.................................................    115
     13.06  Payments Pro Rata..............................................................    116
     13.07  Calculations; Computations.....................................................    116
     13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
              VENUE; WAIVER OF JURY TRIAL..................................................    117
     13.09  Counterparts...................................................................    118
     13.10  Effectiveness..................................................................    118
     13.11  Headings Descriptive...........................................................    119
     13.12  Amendment or Waiver; etc.......................................................    119
     13.13  Survival.......................................................................    120
     13.14  Domicile of Loans..............................................................    120
     13.15  Confidentiality................................................................    120
     13.16  Register.......................................................................    121
     13.17  Limitation on Increased Costs..................................................    122



SCHEDULE I     Commitments
SCHEDULE II    Bank Addresses
SCHEDULE III   Initial Hotel Properties
SCHEDULE IV    Subsidiaries
SCHEDULE V     Existing Indebtedness
SCHEDULE VI    Insurance
SCHEDULE VII   Existing Liens
SCHEDULE VIII  ERISA Matters


EXHIBIT A
     Notice of Borrowing
EXHIBIT B-1    Revolving Note
EXHIBIT B-2    Swingline Note
EXHIBIT C      Letter of Credit Request
EXHIBIT D      Section 4.04(b)(ii) Certificate
EXHIBIT E      Opinion of Bell, Boyd & Lloyd

                                     (vi)

EXHIBIT F
     Officers' Certificate
EXHIBIT G      Pledge Agreement
EXHIBIT H      Security Agreement
EXHIBIT I      Subsidiaries Guaranty
EXHIBIT J      Officer's Solvency Certificate
EXHIBIT K      Acquisition/Construction Certificate
EXHIBIT L      Assignment and Assumption Agreement

                                     (vii)

          CREDIT AGREEMENT, dated as of September 26, 1997, among EXTENDED STAY AMERICA, INC., a Delaware corporation, (the "Borrower"), the Banks party hereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent and Arranger, and THE INDUSTRIAL BANK OF JAPAN, LIMITED, as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                             W I T N E S S E T H :
                             - - - - - - - - - - -

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01 The Commitments.  (a)  Subject to and upon the terms and
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conditions set forth herein, each Bank severally agrees, at any time and from time to time on and after the Effective Date and prior to the Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that, (A) except as otherwise specifically provided in Section 1.10(b),
--------
all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) no more than three Borrowings of Revolving Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 90th day after the Effective Date or, if an Interest Period relating to any then outstanding Revolving Loans beginning before such 90th day extends thereafter, the last day of such Interest Period, and (2) the date (the "Syndication Date") upon which the Agents shall have determined in their sole discretion (and shall have notified the Borrower) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 13.04(b)) has been completed (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same day as the first day of the first Interest Period of the Revolving Loans that are maintained as Eurodollar Loans, and the second and third of which Borrowings may only be made on the last day of the immediately preceding Interest Period),
(ii) may be repaid and reborrowed at any time in accordance with the provisions hereof, (iii) shall not exceed for any such Bank at any time outstanding that aggregate principal amount which, when added to the product of (A) such Bank's Percentage and (B) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incur rence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Commitment at such time.


          (b) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make, at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time, an amount equal to the Total Commitment at such time, and
(iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. The Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into an arrangement satisfactory to it and the Borrower, to eliminate the Swingline Bank's risk with respect to the Bank which is the subject of such Bank Default, including by cash collateralizing the Bank's Percentage of the outstanding Swingline Loans. Notwithstanding anything to the contrary contained in this Section 1.01(b), the Swingline Bank shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists and is con-tinuing until such time as the Swingline Bank shall have received written notice
(i) of rescission of all such notices from the party or parties originally delivering such notice, (ii) of the waiver of such Default or Event of Default by the Required Banks or (iii) that the Agents in good faith believe that such Default or Event of Default has ceased to exist.

          (c) On any Business Day, the Swingline Bank may, in its sole dis cretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice
                                                       --------
shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks pro rata based on each such Bank's Percentage
                          --- ----
(determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commence ment of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Manda tory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Total Commitment pursuant to the last paragraph of Section 10), provided that (x) all
                                                          --------
interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date, (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter and (z) whenever the Swingline Bank receives a payment in respect of a Swingline Loan in which such a participation has been purchased, the Swingline Bank shall pay to the Banks which acquired such participation on amount equal to such Banks' share in such Swingline Loan.


          (d) Notwithstanding the foregoing, no Loan may be incurred, or Letter of Credit issued, if after giving effect to the incurrence of such Loans or the issuance of such Letter of Credit, the sum of the outstanding aggregate principal amount of the Loans and the aggregate amount of the Letter of Credit Outstandings would exceed $200,000,000, unless the Specific Borrowing Conditions are satisfied on the date thereof.

          1.02 Minimum Amount of Each Borrowing.  The aggregate principal amount
               --------------------------------
of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twenty Borrowings of Eurodollar Loans.

          1.03 Notice of Borrowing.  (a)  Whenever the Borrower desires to incur
               -------------------
a Borrowing of Revolving Loans (excluding Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such
                                                       --------
notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Euro dollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportion-ate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b)(i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Bank no later than 2:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

          (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment believed by the Administrative Agent or the Swingline Bank, as the case may be, in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or the Swingline Bank's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans (absent manifest error).

          1.04 Disbursement of Funds.  No later than 1:00 P.M. (New York time)
               ---------------------
on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Bank which has received the notice referred to in the last sentence of
Section 1.03(a) will disburse its pro rata portion of each Borrowing requested
                                  --- ----
to be made on such date (or, in the case of Swingline Loans, the Swingline Bank will make available the full amount thereof). All such amounts shall be disbursed in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will promptly disburse to the Borrower at the Payment Office, in Dollars and in immediately available funds, the aggregate of the amounts so made available by the Banks (other than in respect of Mandatory Borrowings). Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to disburse to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has disbursed such amount to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, disburse to the Borrower a corresponding amount. If such corresponding amount is not in fact disbursed to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recov-er such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall within three Business Days thereafter pay such corresponding amount to the Administra tive Agent. The Administrative Agent shall also be entitled to recover (without duplication) on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was disbursed by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Revolving Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Revolving Loans hereunder.

          1.05 Notes.  (a)  The Borrower's obligation to pay the principal of,
               -----
and interest on, the Loans made by each Bank to the Borrower shall be evidenced
(i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Effective Date (or, if issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evid-enced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the Swingline Bank or its registered assigns and be dated the Effective Date (or, if issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation (or any error in such notation) shall not affect the Borrower's obligations in respect of such Loans.

          1.06 Conversions.  The Borrower shall have the option to convert, on
               -----------
any Business Day occurring after the Effective Date, all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made to the Borrower into a Borrowing or Borrowings of another Type of Revolving Loan, provided that (i) except as otherwise provided
                                --------
in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Agents otherwise shall have determined that the Syndication Date has occurred, prior to the 90th day after the Effective Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if the conversion is effective on the first day of the first, second or third Interest Period referred to in clause
(B) of the proviso of Section 1.01(a)(i) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date than are permitted under Section 1.01(a), and (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 1:00 P.M. (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

          1.07 Pro Rata Borrowings.  All Borrowings of Revolving Loans shall be
               -------------------
incurred from the Banks pro rata on the basis of their respective Commitments.
                        --- ----
It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

          1.08 Interest.  (a)  The Borrower agrees to pay interest in respect of
               --------
the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate otherwise applicable to such Loans, in each case with such interest to be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such deter mination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods.  At the time the Borrower gives any Notice of
               ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:
                                                                  --------

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for
                              --------  -------
     a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

          (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Maturity Date.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 Increased Costs, Illegality, etc.  (a)  In the event that any
               ---------------------------------
Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administra tion thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the juris diction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Con version given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Bor rower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Bor-rower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated. In addition, if the Administrative Agent gives notice to the Borrower that the events described in clause (i) above cease to exist, then the obligations of the Banks to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein (but subject to clause (iii) above) shall also be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or
(iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided
                                                                     --------
that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time any Bank determines that, after the date of this Agreement, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such
                                                        --------
Bank's reasonable good faith determination of compensation owing under this
Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be pay able pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts. In addition, each such Bank, upon determining that the circumstances giving rise to the payment of additional amounts pursuant to this Section 1.10(c) cease to exist, will give prompt written notice thereof to the Borrower.

          1.11 Compensation.  The Borrower shall compensate each Bank, upon its
               ------------
written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Bor rowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of the Borrower's Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of the Borrower's Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or the Note held by such Bank or (y) any election made pursuant to
Section 1.10(b).

          1.12 Change of Lending Office.  Each Bank agrees that on the
               ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans and/or Letters of Credit affected by such event, provided that
                                                               --------
such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

          1.13 Replacement of Banks.  (a) (x) If any Bank (i) becomes a
               --------------------
Defaulting Bank or otherwise defaults in its obligations to make Revolving Loans or fund Unpaid Drawings or (ii) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b) or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, the Borrower shall have the right, in accordance with the requirements of Section 13.04(b), if no Default or Event of Default will exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant
                      --------
to this Section 1.13, the Replaced Bank and the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the entire Commitment and all of the outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank together with all then unpaid interest with respect thereto at such time, (2) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (3) an amount equal to all accrued, but theretofore un paid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is con currently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

          (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of
Section 1.13(a) and, if so requested by the Replacement Bank, delivery to the Replace ment Bank of the appropriate Note executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank.

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions set forth herein, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and
(y) for the account of the Borrower and for the benefit of sellers of goods and materials used in the ordinary course of business of the Borrower or any of its Subsidiaries an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such commercial letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries. All Letters of Credit shall be denominated in Dollars.

          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank hereby agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries or as are permitted to remain outstanding without giving rise to a Default or an Event of Default and (y) in the case of Trade Letters of Credit, in support of sellers of goods or materials used in the ordinary course of business of the Borrower or any of its Subsidiaries as referenced in Section 2.01(a), provided that the respective
                                               --------
Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing

     Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it; or

          (ii) such Issuing Bank shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b).

          2.02  Maximum Letter of Credit Outstandings; Final Maturities.
                -------------------------------------------------------
Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the initial Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $25,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before (A) in the case of Standby Letters of Credit, the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day prior to the Maturity Date, on terms acceptable to the Issuing Bank thereof) and
(y) the third Business Day prior to the Maturity Date and (B) in the case of Trade Letters of Credit, the earlier of (x) the date which occurs 360 days after the date of issuance thereof and (y) 30 days prior to the Maturity Date.

          2.03  Letter of Credit Requests; Minimum Stated Amount.  (a)  Whenever
                ------------------------------------------------
the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request"). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Bank.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02. Unless the respective Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 are not satisfied on the Effective Date or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate
Section 2.02, then such Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon the issuance of or amendment or modification to a Letter of Credit, the respective Issuing Bank shall promptly notify the Borrower and the Administrative Agent of such issuance, amendment or modification and such notification shall be accompanied by a copy of the issued Letter of Credit or amendment or modification.

          (c) The initial Stated Amount of each Letter of Credit shall not be less than $10,000 or such lesser amount as is acceptable to the respective Issuing Bank.

          2.04  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by the respective Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments of the Banks pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Bank, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower, any other Credit Party, any Bank or any other Person.

          (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to such Issuing Bank its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Percentage of any such payment.

          (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Per centage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation relating thereto as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)   the occurrence of any Default or Event of Default.

          2.05  Agreement to Repay Letter of Credit Drawings.  (a)  The Borrower
                --------------------------------------------
hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 3:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans; provided, however, to the extent such amounts are not
                    --------  -------
reimbursed prior to 3:00 P.M. (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way
        --------
affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be
                              --------  -------
obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

          2.06 Increased Costs.  If at any time after the date of this
                ---------------
Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by such Issuing Bank or any Participant, the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its cap ital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. In determining such additional amounts, each Issuing Bank and each Participant will act reasonably and in good faith, provided that the certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3.  Fees; Reductions of Commitment.
                      ------------------------------

          3.01 Fees.  (a)  The Borrower agrees to pay to the Administrative
               ----
Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from the Effective Date to but not including the Maturity Date (or to but not including such earlier date as the Total Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the Unutilized Commitment of such Non-Defaulting Bank on such day. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank (based on each such Bank's respective Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees payable with respect to Standby Letters of Credit shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Commitment upon which no Standby Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank (the "Facing Fee"), (x) in the case of each Standby Letter of Credit, for the period from and including the date of issuance of such Standby Letter of Credit to and including the date of the termination of such Standby Letter of Credit, computed at a rate equal to 1/4 of 1% per annum (or such lesser rate as is agreed on by the Borrower and the respective Issuing Bank) of the daily Stated Amount of such Standby Letter of Credit and (y) in the case of each Trade Letter of Credit, in an amount equal to 1/4 of 1% (or such lesser rate as is agreed on by the Borrower and the respective Issuing Bank) of the Stated Amount of such Trade Letter of Credit as of the date of issuance thereof. Accrued Facing Fees payable with respect to Standby Letters of Credit shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Commitment upon which no Standby Letters of Credit remain outstanding and all Facing Fees payable with respect to each Trade Letter of Credit shall be due and payable on the date of issuance of such Trade Letter of Credit.

          (d) The Borrower agrees to pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the applicable Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrower agrees to pay to the Agents, for their own account, such other fees as have been agreed to in writing by the Borrower with the Agents.

          3.02 Voluntary Termination of Unutilized Commitments.  (a)  Upon at
               -----------------------------------------------
least one Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce the Total Unutilized Commitment, in integral multiples of $1,000,000; provided that each
                                                            -------
such reduction shall apply proportionately to permanently reduce the Commitment of each Bank. No termination or reduction fee shall be paid in connection with any termination of the Unutilized Commitments pursuant to this Section 3.02(a).

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower may, subject to the requirements of said Section 13.12(b) and upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate the entire Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to this Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

          3.03 Mandatory Reduction of Commitments.  (a)  The Total Commitment
               ----------------------------------
(and the Commitment of each Bank) shall terminate in its entirety on October 15, 1997, unless the Effective Date shall have occurred on or prior to such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Bank) shall terminate in its entirety on the Maturity Date.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Effective Date upon which a mandatory repayment of Revolving Loans pursuant to any of Sections 4.02(c) through (f), inclusive, is required or would be required if Revolving Loans were then outstanding, the Total Commitment shall be permanently reduced by the amount of such mandatory repayment.

          (d)  Each reduction to the Total Commitment pursuant to this Section
3.03 shall be applied proportionately to reduce the Commitment of each Bank.

          SECTION 4.  Prepayments; Payments; Taxes.
                      ----------------------------

          4.01 Voluntary Prepayments.  (a) The Borrower shall have the right to
               ---------------------
prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 2:00 P.M. (New York time) at its Notice Office (x) at least one Business Day's prior writ-ten notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writ-

ing) of the Borrower's intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment of Loans shall be in an aggregate principal amount of at least $500,000 (or $100,000 in the case of Swingline Loans), provided that if any
                                                       --------
partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided
                                         --- ----                   --------
that at the Borrower's election in connection with any prepayment of Revolving Loans, such prepayment shall not be applied to the prepayment of Revolving Loans of a Defaulting Bank.

          (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and all other amounts owing to such Bank in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of any Revolving Loans of any Bank pursuant to this Section 4.01(b) the Commitment of such Bank is terminated concurrently with such re payment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modi fied to reflect the changed Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained.

          4.02  Mandatory Repayments.  (a)  On any day on which the aggregate
                --------------------
outstanding principal amount of Revolving Loans, Swingline Loans and the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower shall prepay on such day principal of Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any sale or issuance of its equity (excluding (i) cash proceeds received from capital contributions to, or equity investments in, any Wholly-Owned Subsidiary of the Borrower or any Subsidiary Guarantor to the extent made by the Borrower or any Subsidiary of the Borrower and (ii) cash proceeds received from sales or issuances of equity to directors or employees of the Borrower or any of its Subsidiaries pursuant to any stock option or other similar incentive plan), an amount equal to 100% of the Net Equity Proceeds of the respective sale or issuance shall be applied as a mandatory repayment of principal of any Revolving Loans to the extent outstanding at such time in accordance with the requirements of Section 4.02(g).

          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (excluding Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of any Revolving Loans to the extent outstanding at such time in accordance with the requirements of Section 4.02(g).

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives proceeds from any sale or other disposition of assets (including capital stock and securities held thereby, but excluding (i) sales or transfers of assets permitted by Sections 9.02(ii), (v), (ix) and (x), (ii) sales or transfers of assets with a fair market value less than (A) $10,000,000 per such sale or disposition (or in a series of related sales or dispositions) and (B) $25,000,000 in the aggregate for all such transfers in any fiscal year and (iii) so long as no Default or Event of Default then exists, sales or transfers of assets the Net Sale Proceeds of which do not exceed $35,000,000 in any fiscal year of the Borrower provided that such Net Sale Proceeds are used to purchase similar assets within two years following the receipt of such Net Sale Proceeds and (x) the Borrower delivers a certificate to the Agents on or prior to such date of receipt stating that such Net Sale Proceeds shall be used to purchase similar assets within two years following the date of the receipt of such Net Sale Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) within 360 days following the date of such receipt of Net Sale Proceeds, the Borrower or the applicable Subsidiary has purchased such similar assets or entered into a binding commitment to purchase such similar assets), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of any Revolving Loans to the extent outstanding at such time in accor dance with the requirements of Section 4.02(g). To the extent Net Sale Proceeds are not required to be applied pursuant to this Section 4.02(d) as a result of clause (iii) contained in the parenthetical appearing in the first sentence of this Section 4.02(d) and all or any portion of such Net Sale Proceeds are not so reinvested in like assets within such two-year period (or committed to be so reinvested within such 360-day period), then the remaining portion of such Net Sale Proceeds shall be applied on the last day of such applicable period as otherwise required by this Section 4.02(d) (determined without regard to clause
(iii) contained in the parenthetical appearing in the first sentence of this
Section 4.02(d)).

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Payment Date, so long as Excess Cash Flow for the relevant Excess Cash Payment Period exceeds $1,000,000, an amount equal to 50% of the Excess Cash Flow for such relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of any Revolving Loans to the extent outstanding at such time in accordance with the requirements of Section 4.02(g).

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date after the Effective Date on which the Borrower or any of its Subsidiaries receives any proceeds in excess of $500,000 from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds (and not just the portion in excess of $500,000) shall be applied as a mandatory repayment of principal of any Revolving Loans to the extent outstanding at such time in accordance with the requirements of Sections 4.02(g)), provided that so long as no Default or Event
                                   --------
of Default then exists, such Net Insurance Proceeds shall not be required to be so applied on such date of receipt to the extent that the Borrower has delivered a certificate to the Agents on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of receipt of such proceeds (which certificate shall set forth the esti mates of the proceeds to be so expended) and provided further, that if all or
                                             -------- --------
any portion of such Net Insurance Proceeds not required to be applied to the repayment of Loans pursuant to the preceding proviso are either (A) not so used or committed to be so used within one year after the date of receipt of such proceeds or (B) if committed to be used within one year after the date of receipt of such Net Insurance Proceeds and not so used within two years after the date of receipt of such proceeds then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date which is the first anniversary of the date of receipt of such proceeds in the case of clause (A) above or the date occurring two years after the date of receipt of such proceeds in the case of clause (B) above as a mandatory repayment of principal of any Revolving Loans to the extent outstanding at such time in accordance with the requirements of Section 4.02(g).

               (g) With respect to each repayment of Revolving Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be re paid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar
                                   --------
Loans pursuant to this Section 4.02 shall be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of Loans made pursuant to a Borrowing shall be applied pro rata among such Loans of
                                                    --- ----
all Banks. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 2:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

       4.04  Net Payments; Taxes.  (a)  All payments made by any Credit Party
             -------------------
hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). Subject to Section 4.04(b), if any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, promptly after the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applic able lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so leviedor imposed and paid by such Bank. All amounts payable pursuant to this Section 4.04(a) shall be subject to the provisions of Section 13.17 (to the extent applicable).

       (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a com plete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's enti tlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Bank will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank should not be required to deliver any such Form or Certificate pursuant to this
Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political sub division or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, govern mental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          (c) If the Borrower pays any additional amount under this Section 4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Bank shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such Tax Benefit; provided, however, that (i) any Taxes that are imposed on a Bank as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Bank that otherwise would not have expired) of any Tax Benefit with respect to which such Bank has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Bank pursuant to this Section 4.04 without any exclusions or defenses; and (ii) nothing in this Section 4.04(c) shall require the Bank to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

          SECTION 5.  Conditions Precedent to Initial Borrowing Date.  The
                      ----------------------------------------------
obligation of each Bank to make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          5.01 Effective Date; Notes. (i) The Effective Date shall have occurred
               ---------------------
as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Revolving Note executed by the Borrower and to the Swingline Bank, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

          5.02 Fees, etc. On or prior to the Initial Borrowing Date, the
               ----------
Borrower shall have paid to the Agents and the Banks all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the respective Agents and the Banks to the extent then due.

          5.03 Opinions of Counsel. On the Initial Borrowing Date, the
               -------------------
Administrative Agent shall have received from Bell, Boyd & Lloyd, counsel to the Borrower and the Subsidiary Guarantors, an opinion addressed to each of the Agents and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as either Agent may reasonably request.

          5.04 Corporate Documents; Proceedings; etc.  (a)  On the Initial
               --------------------------------------
Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the President or any Vice President of each Credit Party, in the form of Exhibit F with appropriate insertions, together with true and correct copies of the certificate of incorporation and by-laws or other organizational documents of each such Credit Party and the resolutions of each Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

          (b) On or prior to the Initial Borrowing Date, all corporate, and legal pro ceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Banks, and the Agents shall have received all information and copies of all documents and papers, including records of corporate and partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which any Agent may have reasonably requested in connection therewith, such documents and papers where appro priate to be certified by proper corporate, or governmental authorities.

          5.05 Employee Benefit Plans; Shareholders' Agreements; Management
               ------------------------------------------------------------
Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements;
-------------------------------------------------------------------------------
Tax Sharing Agreements; Material Leases.  On or prior to the Initial Borrowing
---------------------------------------
Date, there shall have been delivered to the Agents true and correct copies of the following documents:

          (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial state ments and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan)(collectively, the "Employee Benefit Plans");

          (ii) all material agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

          (iii) all material agreements with members of, or with respect to, the senior management and management of the Borrower or any of its Subsidiaries (collectively, the "Management Agreements");

          (iv) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

          (v) all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries which is to remain outstanding after giving effect to the Effective Date to the extent such Indebtedness exceeds (or upon the utilization of any unused commitments may exceed) $10,000,000 (collectively, the "Existing Indebtedness Agreements");

          (vi) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"); and

          (vii) all material leases under which the Borrower or any of its Subsidiaries lease (as lessee) any Hotel Property (collectively, the "Material Leases");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agree ments, Collective Bargaining Agreements, Existing Indebtedness Agreements, Tax Sharing Agreements and Material Leases shall be in full force and effect on the Effective Date.

          5.06 Pledge Agreement.  On or prior to the Initial Borrowing Date,
               ----------------
each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities, if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

          5.07 Security Agreement.  On or prior to the Initial Borrowing Date,
               ------------------
each Credit Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of the such Credit Party's present and future Security Agreement Collateral, in each case together with:

          (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement, as the case may be;

          (b)  certified copies of Requests for Information or Copies (Form UCC-
     11), or equivalent reports, listing all effective financing statements that name such Credit Party as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements that name any such Credit Party as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing); and

          (c) evidence that all other actions reasonably necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

          5.08  Subsidiaries Guaranty.  On or prior to the Initial Borrowing
                ---------------------
Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiaries Guaranty in the form of Exhibit I (as modified, amended or supplemented from time to time, the "Subsidiaries Guaranty").

          5.09  Adverse Change, etc.  (a)  On the Initial Borrowing Date,
                --------------------
nothing shall have occurred (and the Banks shall have become aware of no facts, conditions or other information not previously known) which any Agent or the Required Banks believe would reasonably be expected to have a material adverse effect (i) on the rights or remedies of the Agents or the Banks, or on the ability of any Credit Party to perform its respective obligations to the Agents and the Banks or (ii) on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents (if any) in connection with the making of the Loans and the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the making of the Loans and the transactions con templated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or noti fied prohibiting or imposing materially adverse conditions upon the making of the Loans or the transactions contemplated by the Credit Documents.

          5.10  Litigation.  On the Initial Borrowing Date, no litigation by any
                ----------
entity (private or governmental) shall be pending or, to the best of the Borrower's knowledge, threatened with respect to the making of the Loans or the Credit Documents or any documentation executed in connection therewith or the transactions contemplated thereby.

          5.11  Solvency Certificate; Environmental Assessments; Insurance
                ----------------------------------------------------------
Certificates.  On or prior to the Initial Borrowing Date, there shall have been
------------
delivered to the Agents:


          (a) a solvency certificate in the form of Exhibit J, addressed to each of the Agents and each of the Banks and dated the Initial Borrowing Date from the Chief Financial Officer of the Borrower providing the opinion of such Chief Financial Officer as to the solvency of the Borrower and the Borrower's Subsidiaries;

          (b) Phase I environmental assessments for the Initial Hotel Properties from environmental consultants reasonably satisfactory to the Syndication Agent and in form, scope and substance reasonably satisfactory to the Syndication Agent; and

          (c)  certificates of insurance complying with the requirements of
     Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or loss payee (as its respective interest may appear), and stating that such insurance shall not be cancelled or materially changed without at least 30 days' prior written notice by the respective insurer to the Collateral Agent.

          5.12 Projections.  On or prior to the Initial Borrowing Date, the
               -----------
Agents shall have received copies of the financial statements and Projections referred to in Sections 7.05(a) and (d).

          5.13 Existing Credit Facilities.  On or prior to the Initial Borrowing
               --------------------------
Date, all Indebtedness under the Existing Credit Facilities shall have been repaid in full and all commitments in respect thereof shall have been terminated and all Liens and guaranties in connection therewith shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the reasonable satisfaction of the Agents. The Agents shall have received evidence, in form and substance reasonably satisfactory to them, that the matters set forth in the immediately preceding sentence have been satisfied as of the Initial Borrowing Date.

          5.14 Amendments to Organizational Documents.  On or prior to the
               --------------------------------------
Initial Borrowing Date the certificate or articles of incorporation of each Subsidiary Guarantor shall have been amended in a manner reasonably satisfactory to the Agents in order to remove any restrictions or limitations on the ability of such Subsidiary Guarantors to execute and deliver the Credit Documents to which they are party and to perform their obligations thereunder. The Agents shall have received evidence, in form and substance reasonably satisfactory to them, that the matters set forth in the immediately preceding sentence have been satisfied as of the Initial Borrowing Date.

          SECTION 6.  Conditions Precedent to All Credit Events.  The obligation
                      -----------------------------------------
of each Bank to make Loans (including any Loans made on the Initial Borrowing
Date), and the obligation of each Issuing Bank to issue Letters of Credit (including any Letters of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01 No Default; Representations and Warranties.  At the time of each
               ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02 Notice of Borrowing; Letter of Credit Request.  (a) Prior to the
               ---------------------------------------------
making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice referred to in Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

          6.03 Specific Borrowing Conditions.  If after giving effect to the
               -----------------------------
incurrence of such Loans or the issuance of such Letter of Credit, the sum of the aggregate outstanding principal amount of Loans and the aggregate amount of the Letter of Credit Outstandings would exceed $200,000,000, the Specific Borrowing Conditions shall have been satisfied on the date of such Credit Event and the Borrower shall have delivered a certificate, in form and substance reasonably satisfactory to the Agents, from the Chief Financial Officer of the Borrower, setting forth in reasonable detail the calculations required to establish that the Specific Borrowing Conditions shall be satisfied on the date of such Credit Event and after giving effect thereto.

          The occurrence of the Initial Borrowing Date and the acceptance of the proceeds of each Loan and the making of each Letter of Credit Request shall constitute a representation and warranty by the Borrower to each of the Agents and each of the Banks that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events on and after the Initial Borrowing Date) and applicable to the Initial Borrowing Date and/or such Credit Event, as the case may be, exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Sec tion 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Agents and the Required Banks.

          SECTION 7.  Representations and Warranties.  In order to induce the
                      ------------------------------
Banks to enter into this Agreement and to make the Loans and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representa tions, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Effective Date and the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date). Notwithstanding the foregoing, prior to the Initial Borrowing Date, the representations and warranties set forth in Sections 7.02, 7.03 and 7.04 with respect to the Subsidiary Guarantors shall be subject to the fact that the ability of the Subsidiary Guarantors to enter into the Credit Documents may be limited as set forth in the respective Subsidiary Guarantor's certificate of incorporation.

          7.01  Corporate and Other Status.  The Borrower and each of its
                --------------------------
Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individu ally or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.02 Corporate or Partnership Power and Authority.  Each Credit Party
               --------------------------------------------
has the corporate power and authority, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Docu-ments constitutes the legal, valid and binding obligation of such Credit Party enforce able in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03 No Violation.  Neither the execution, delivery or performance by
               ------------
any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, or by-laws of the Borrower or any of its Subsidiaries.

          7.04 Governmental Approvals.  No order, consent, approval, license,
               ----------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

          7.05 Financial Statements; Financial Condition; Undisclosed
               ------------------------------------------------------
Liabilities; Projections; etc.  (a)  The consolidated balance sheet of the
------------------------------
Borrower and its Subsidiaries at December 31, 1996 and June 30, 1997 and the related consolidated statements of operations, cash flows and shareholders' equity of the Borrower and its Subsidiaries for the fiscal year and six-month period ended on such dates, as the case may be, copies of which have been furnished to the Banks prior to the Effective Date, present fairly the financial position of the Borrower and its Subsidiaries at the date of such balance sheets and the results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments in the case of the six-month financial statements referred to above. Since June 30, 1997, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (finan cial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          (b) (i) On and as of the Effective Date and after giving effect to the transaction contemplated hereby and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (a) the sum of the assets, at a fair valuation, of each of the Borrower on a stand alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts; (b) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and
(c) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Effective Date no liabilities or obliga tions with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Effective Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, would reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

          (d) On and as of the Effective Date, the Projections delivered to the Agents and the Banks prior to the Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material infor mation known to the Borrower regarding the matters reported therein. On the Effective Date, the Borrower believes that the Projections are reasonable, it being understood that the Projections include assumptions as to future events that are not to be viewed as facts and there can be no assurance that such assumptions, statements, estimates and Projections will be realized and that actual results may differ from the projected results and such differences may be material and adverse.

          7.06 Litigation.  There are no actions, suits or proceedings pending
               ----------
or, to the Borrower's knowledge, threatened (i) with respect to any Credit Document or (ii) that would reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.07 True and Complete Disclosure.  To the best knowledge of the
               ----------------------------
Borrower, all factual information (taken as a whole) regarding the Borrower or any of its Subsidiaries furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. It is understood that the Projections do not constitute factual information for purposes of this Section 7.07.

          7.08  Use of Proceeds; Margin Regulations.  (a)  The proceeds of all
                -----------------------------------
Loans shall be used by the Borrower (i) for its general corporate purposes, including, without limitation, the construction or acquisition of Qualified Hotel Properties and (ii) to pay fees and expenses incurred in connection with the Credit Documents.


          (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the pro ceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          7.09  Tax Returns and Payments.  Each of the Borrower and each of its
                ------------------------
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material (with respect to the Borrower and its Subsidiaries taken as a whole) action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          7.10  Compliance with ERISA.  (i) Schedule VIII sets forth each Plan;
                ---------------------
each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of
Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with
Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $200,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          7.11  The Security Documents.  (a)  On and after the Initial Borrowing
                ----------------------
Date, the provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings, if this representation is being made more than 10 days after the Effective Date, have been made), create a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, to the extent that a security interest may be perfected therein by filing a financing statement under the UCC, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement. Each of the Credit Parties party to the Security Agreement has good and valid title to all Security Agree ment Collateral owned by such Credit Party described therein, free and clear of all Liens except those described above in this clause (a) and as contemplated by Section 5.07(b) with respect to Liens securing the Existing Credit Facilities which shall be released and terminated on or before the Initial Borrowing Date.

          (b) On and after the Initial Borrowing Date and assuming the continued possession by the Collateral Agent of the Pledged Securities, the security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. Assuming the continued possession by the Collateral Agent of the Pledged Securities, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

          7.12 Manager Subordination Agreements.  To the extent required to be
               --------------------------------
executed and delivered pursuant to Section 8.14, each Manager Subordination Agreement is in full force and effect and all Obligations hereunder and under the other Credit Documents are within the definition of "senior debt" or any substantially similar definition contained in the subordination provisions of each Manager Subordination Agreement.

          7.13 Properties.  The Borrower and each of its Subsidiaries have good
               ----------
and marketable title to all properties owned by them, including all property reflected in the consolidated balance sheets of the Borrower referred to in
Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheets in the ordinary course of business), free and clear of all Liens, other than Permitted Liens and as contemplated by Section 5.07(b) with respect to Liens securing the Existing Credit Facilities which shall be released and terminated on or before the Initial Borrowing Date.

          7.14 Capitalization.  On the Effective Date, the authorized capital
                --------------
stock of the Borrower shall consist of (i) 500,000,000 shares of common stock, $.01 par value per share and (ii) 10,000,000 shares of preferred stock, $.01 par value per share, none of which preferred stock is issued and outstanding. All outstanding shares of such capital stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. Except for certain options issued pursuant to employee and director stock option plans (including any assumed plans), the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.15 Subsidiaries.  The Borrower has no Subsidiaries other than (i)
               ------------
those Subsidiaries listed on Schedule IV and (ii) new Subsidiaries created in compliance with Section 9.16. Schedule IV correctly sets forth, as of the Effective Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

          7.16  Compliance with Statutes, etc.  The Borrower and each of its
                ------------------------------
Subsidiaries are in compliance with all applicable statutes, regulations and orders of all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws) except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabil ities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.17  Investment Company Act.  Neither the Borrower nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.18  Public Utility Holding Company Act.  Neither the Borrower nor
                ----------------------------------
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.19  Environmental Matters.  (a)  The Borrower and each of its
                ---------------------
Subsidiaries have complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the Borrower's knowledge, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restric tions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries except in compliance with all applicable Environmental Laws.

          (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures, noncompliance, activities, facts, circumstances, conditions and occurrences of the types described above would reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.20  Labor Relations.  Neither the Borrower nor any of its
                ---------------
Subsidiaries nor any Facility Manager is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or any Facility Manager or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or any Facility Manager or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or any Facility Manager or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries or any Facility Manager, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.21  Patents, Licenses, Franchises and Formulas.  Each of the
                ------------------------------------------
Borrower and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.22  Indebtedness.  (a) Schedule V sets forth a true and complete
                ------------
list of all Indebtedness of the Borrower and its Subsidiaries as of the Effective Date (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness.

          (b) At all times after the issuance of any New Subordinated Notes, all Obligations of the Borrower hereunder and under the other Credit Documents will be within the definition of "senior debt" or any similar definition contained in such New Subordinated Notes.

          7.23  Hotel Properties. The Borrower owns no Hotel Properties directly
                ----------------
and (i) on the Effective Date, each Hotel Property is owned by a Wholly-Owned Subsidiary of the Borrower and (ii) after the Effective Date, each Hotel Property is owned by a Wholly-Owned Subsidiary of the Borrower which is a Foreign Subsidiary or a Subsidiary of the Borrower which is a Subsidiary Guarantor. Each Hotel Property which is located in the United States is owned by a Subsidiary Guarantor which is organized under the laws of a state in the United States.

          SECTION 8.  Affirmative Covenants.  The Borrower hereby covenants and
                      ---------------------
agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

          8.01  Information Covenants.  The Borrower will furnish to the
                ---------------------
Administrative Agent (with sufficient copies for each of the Banks, and the Administrative Agent will promptly forward to each of the Banks):

          (a)  Quarterly Financial Statements.  Within 55 days after the close
               ------------------------------
of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and re tained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal recurring adjustments and (ii) management's discussion and analysis of the important operational and financial developments during the quarterly and year-to-date periods, it being understood that the delivery by the Borrower of its Form 10-Q as filed with the SEC shall satisfy the requirements of this Section 8.01(a).

          (b)  Annual Financial Statements.  (A) Within 100 days after the close
               ---------------------------
of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated state ments of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Coopers & Lybrand L.L.P., any other "Big Six" independent certified public accountants or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and (ii) management's discussion and analysis of the important operational and financial developments during the respective fiscal year, it being understood that the delivery by the Borrower of its Form 10-K as filed with the SEC shall satisfy the requirements of this Section 8.01(b).

          (B) At the time of the delivery of the annual financial statements pursuant to clause (A) above, a report of the applicable accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under Section 9.08, 9.09, 9.10 or 9.11 or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (c)  Budgets.  No later than the 30th day of each fiscal year of the
               -------
Borrower, a budget in form reasonably satisfactory to the Agents (including, in any event, budgeted statements of income and sources and uses of cash and balance sheets of cash flow and budgeted debt and cash balances) for such fiscal year prepared by the Borrower for each of the months of such fiscal year prepared in reasonable detail and accompanied by a statement of the Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate of the period covered thereby.

          (d)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
financial statements provided for in Sections 8.01(a) and (b), a certificate of the Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall
(x) set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02(d), 4.02(e) (to the extent delivered with the financial statements required by Section 8.01(b)), 9.02, 9.04, 9.05, 9.07 and 9.08 through 9.11, inclusive, at the end of such fiscal quarter or
year, as the case may be and (y) if delivered with the financial statements required by Section 8.01(b), set forth the amount of (and the calculations required to establish) Excess Cash Flow for the respective Excess Cash Payment Period.

          (e)  Management Letters.  Promptly after the Borrower's or any of its
               ------------------
Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants.

          (f)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
within five Business Days after any officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which would reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (y) with respect to the transaction contemplated hereby or any Credit Document.

          (g)  Other Reports and Filings.  Promptly after the filing or delivery
               -------------------------
thereof, copies of all financial information, proxy materials and other information and reports with respect to the Borrower or any of its Subsidiaries, if any, which the Borrower or any of its Subsidiaries shall file with or furnish to the Securities and Exchange Commission or any successor thereto (the "SEC") and copies of all material notices and reports which the Borrower or its Subsidiaries shall deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

          (h)  Environmental Matters.  Promptly upon, and in any event within
               ---------------------
fifteen Business Days after, any senior or executive officer of any Credit Party obtaining knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (finan cial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole:

                (i) any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (a) results in non-compliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by it or any of its Subsidiaries of such Real Property under any Environmental Law; and

                (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency, provided that in any event the
                                          --------
          Borrower shall deliver to each Bank all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response or proposed response thereto. In addition, the Borrower and any of its Subsidiaries will provide the Banks with copies of all material communications with any governmental agency or other third Person that is adverse to the Borrower or such Subsidiary relating to material Environmental Claims, and such detailed reports of any material Environmental Claim as may reasonably be requested by any Agent or any Bank.

          (i)   Other Information.  From time to time, such other information or
                -----------------
documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as any Agent may reasonably request.

          8.02  Books, Records and Inspections.  The Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Upon reasonable notice, the Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agents or any Bank (at the expense of such Agent or Bank) to visit and inspect, under guidance of officers of its or such Subsidiary, any of the properties of the Borrower or any of its Subsidiaries, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with, and be advised as to the same by, its and their officers and inde pendent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or such Bank may reasonably request (provided that the Borrower shall have the right to take part in any discussions with its independent accountants).

          8.03  Maintenance of Property; Insurance.  (a) Schedule VI sets forth
                ----------------------------------
a true and complete listing of all insurance maintained by, or on behalf of, the Borrower and its Subsidiaries as of the Effective Date. The Borrower will, and will cause each of its Subsidiaries and Facility Managers to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried. The Borrower will at all times cause insurance to be maintained at levels which are consistent and in accordance with industry practice for a company similarly situated.

          (b) The Borrower will, and will cause each of its Subsidiaries and Facility Managers to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, the Borrower or any Subsidiary of the Borrower) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be cancelled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent (or such shorter period of time as a particular insurance company policy generally provides), (iii) shall provide that the respective insurers irre vocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributory mortgage clause endorsement in favor of the

Collateral Agent with respect to hazard insurance coverage, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower or any Subsidiary of the Borrower, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent.

          (c) If the Borrower or any of its Subsidiaries or any Facility Manager shall fail to insure its property in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries or any Facility Manager shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation), after giving the Borrower at least five Business Days' prior written notice, to procure such insurance and the Borrower agrees to reim burse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.

          8.04  Corporate Franchises.  The Borrower will, and will cause each of
                --------------------
its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
                                  --------  -------
Section 8.04 shall prevent (i) any of the transactions permitted in accordance with Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.05  Compliance with Statutes, etc.  The Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of all governmental bodies, domestic or foreign, in respect of the conduct of its busi ness and the ownership of its property (including applicable Environmental Laws), except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.06  Compliance with Environmental Laws.  (a)  The Borrower will
                ----------------------------------
comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries (except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have the material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole), will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws except for Permitted Liens. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or knowingly permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidi aries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials generated, used, treated, stored, released or disposed of at any such Real Properties in compliance with all applicable Environmental Laws (except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have the material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole), and reasonably required in connection with the operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

          (b) To the extent any Credit Party delivers notice of the occurrence of the environmental matters as described in Section 8.01(i), the Borrower will provide, upon the written request of the Agents or the Required Banks, which request shall specify in reasonable detail the basis therefor, at its sole cost and expense, an environmental site assessment report concerning the relevant Real Property now or hereafter owned or operated by such Credit Party, prepared by an environmental consulting firm reasonably approved by the Agents, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Agents may order the same, and the Borrower shall grant and hereby grants, to the Agents and the Banks and their agents access to such Real Property and specifically grants, the Agents and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's reasonable expense.

          8.07  ERISA.  As soon as possible and, in any event, within ten (10)
                -----
days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred
(except to the extent that the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Banks (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan

(including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsid iary or the ERISA Affiliate, as applicable.

          8.08  End of Fiscal Years; Fiscal Quarters.  The Borrower will cause
                ------------------------------------
(i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31, provided any such fiscal
                                                    --------
year or fiscal quarter, as the case may be, may be modified so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) the Borrower shall have given the Agents at least 10 Business Days' prior written notice thereof and (iii) at the time of such modification, the Borrower and the Required Banks shall have entered into certain technical amendments and modifications to this Agreement to preserve the intent of the parties with respect to the covenants and agreements set forth in Section 6.03, Sections 9.08 through 9.11, inclusive, the definitions of Applicable Commitment Percentage and Applicable Margin and any other provisions of this Agreement deemed appropriate by the Agents and the Borrower.

          8.09  Performance of Obligations.  The Borrower will, and will cause
                --------------------------
each of its Subsidiaries to, perform all of its obligations under the terms of each mort gage, deed of trust, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it or any Real Property is bound, except such non-performances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.10  Payment of Taxes.  The Borrower will pay and discharge, and will
                ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); provided, that neither the Borrower nor any of its Subsidiaries shall be
--------
required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          8.11  Certain Requirements with Respect to Acquisitions/Construction
                --------------------------------------------------------------
of Qualified Hotel Properties.  Unless the Required Banks otherwise agree in
-----------------------------
writing (as described in the definition of Qualified Hotel Property) with respect to any Qualified Hotel Property acquired or for which construction commences after the Effective Date, no later than 10 days after any acquisition (including any acquisition effected by the acquisition of a Subsidiary) or the commencement of any construction, of a Qualified Hotel Property by any Subsidiary of the Borrower, the Administrative Agent shall have received (and shall have promptly delivered copies to each Bank):

          (i) a certificate from an Authorized Officer of the Borrower in the form of Exhibit K with appropriate insertions (the
     "Acquisition/Construction Certificate") certifying that the Borrower has received each of the following, and each of the following is acceptable to the Borrower in accordance with its customary practice:


                    (u) evidence of a commitment for insured title to such Hotel Property evidencing that such title is free and clear of all defects and encumbrances except Permitted Liens;

                    (v) a recent survey of such Hotel Property certified by a licensed professional surveyor;

                    (w) in the case of an acquisition, a certificate of occupancy or, in the case of construction, a permit allowing commencement of construction (or such other proof of compliance with local ordinances which are customarily obtained prior to the commencement of construction in the relevant jurisdiction) with respect to such Hotel Property;

                    (x) a recent Phase I (and to the extent deemed necessary by the Borrower in accordance with its customary practice, Phase II) environmental assessment on such Hotel Property from an independent environmental firm;

                (y) in the case of an acquisition and if such reports are available, recent engineering reports on such Hotel Property prepared by an independent engineering firm; and

                (z) to the extent such Hotel Property is not otherwise covered by the Borrower's existing insurance, a certificate of insurance evidencing that there has been obtained insurance coverage for such Hotel Property which satisfies the requirements of Section 8.03 and all of such coverage is in full force and effect; and

          (ii) an officer's certificate of the Borrower certifying (x) the proposed cost to acquire or construct, as the case may be, the respective Qualified Hotel Property, including, in the case of an acquisition, the amount expected to be used to pay fees and expenses in connection therewith and (y) in the case of an acquisition the amount anticipated to be spent within one year after the date of the acquisition of such Qualified Hotel Property to make improvements on such Qualified Hotel Property so acquired to bring it up to the Borrower's standards.

          8.12  Additional Security; Further Assurances.  (a)  On the Initial
                ---------------------------------------
Borrowing Date and thereafter, at the reasonable request from time to time by the Administrative Agent, the Borrower will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent security interests in such assets and properties (other than Real Property) of the Borrower and such Subsidiary Guarantors, which assets and property are of the kind that are the subject of the Pledge Agreement and/or the Security Agreement and which are not covered by the original Security Documents (collectively, the "Additional Security Documents"). All such security interests shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agents and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) On the Initial Borrowing Date and thereafter, the Borrower will, and will cause each of the Subsidiary Guarantors to, at the expense of the Borrower, take such further reasonable steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require which are necessary to maintain the liens and security interest pursuant to the Security Documents. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Agents to assure itself that this Section 8.12 has been complied with.

          (c)  The Borrower agrees that each action required above by this
Section 8.12 shall be completed within 90 days after such action is either requested to be taken by the Agents or the Required Banks or required to be taken by the Borrower and the Subsidiary Guarantors pursuant to the terms of this Section 8.12; provided that (x) in no event will the Borrower be required
                   --------
to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 8.12 and (y) the Borrower shall not be deemed to be in default under its obligations under this clause (c) to the extent that any action is not completed within the time required hereunder solely by reason of the failure of a third Person to take such actions provided that the Borrower has utilized, and continues to utilize, its best efforts to cause such third Person to take such action.

          8.13  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Agents does not within 30 days after a request from the Agents or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Agents and the Borrower, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Foreign Subsidiary) will execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Foreign Subsidiary) will execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agree ment or Other Hedging Agreement, in each case to the extent that the entering into such Security Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section
8.13 to be in form and substance reasonably satisfactory to the Agents.

          8.14  Hotel Property Management.  The Borrower will take, and will
                -------------------------
cause each of its Subsidiaries to take, all action necessary so that each Qualified Hotel Property is managed by either the Subsidiary Guarantor owning such Qualified Hotel Property or another Wholly-Owned Subsidiary of the Borrower, provided that such Qualified Hotel Property may be managed by a Person other than such owner or such Wholly-Owned Subsidiary of the Borrower so long as
(i) such manager is a Permitted Facility Manager, (ii) such Permitted Facility Manager executes and delivers a Hotel Property Management Agreement and Manager Subordination Agreement.

          8.15  Maintenance of Corporate Separateness.  (a)  The Borrower will,
                -------------------------------------
and will cause each of its Unrestricted Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither the Borrower nor any of its Subsidiaries will make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary, and no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of the Borrower or any of its Subsidiaries. Any financial statements distributed to any creditors of any Unrestricted Subsidiary shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from the Borrower and its Subsidiaries. Finally, neither the Borrower nor any of its

Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries being ignored, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

          (b) All Hotel Properties owned by the Borrower or a Subsidiary shall be owned by a Wholly-Owned Subsidiary of the Borrower which is a Foreign Subsidiary or by a Subsidiary Guarantor. All Qualified Hotel Properties which are located in the United States will be owned by a Subsidiary Guarantor which is organized under the laws of a state in the United States.

          SECTION 9.  Negative Covenants.  The Borrower covenants and agrees
                      ------------------
that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.01  Liens.  The Borrower will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any Subsidiary of the Borrower), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, provided that the provisions
                                                    --------
of this Section 9.01 shall not prevent the creation, incurrence, assump tion or existence of the following Liens (collectively, "Permitted Liens"):

             (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

            (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

           (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VII, but only to the respective date, if any, set forth in such Schedule VII for the removal and termination of any such Liens, but no renewals or extensions of such Liens shall be permitted (including Liens securing the Existing Credit Facilities which shall be released and terminated on or prior to the Initial Borrowing
     Date);

            (iv)  Permitted Encumbrances;


             (v)  Liens created pursuant to the Security Documents;

            (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries or the interest of a ground lessor arising by operation of law in real property interests located on the property subject to such ground lease;

           (vii)  Liens upon assets subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iii), provided that (x) such Liens only serve to secure the payment of
                --------
     Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of the Borrower's Subsidiaries;

          (viii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding
                                 --------
     principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $15,000,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

            (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

             (x) Liens arising from precautionary UCC financing statement filings in respect of operating leases;

            (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

           (xii) Liens (other than Liens created or imposed under ERISA) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that
                                                                   --------
     the aggregate out standing amount of obligations secured by Liens permitted by this clause (xii) (and the value of all cash and property encumbered by Liens permitted pursuant to this clause (xii)) shall not at any time exceed $10,000,000;

          (xiii) Liens arising out of judgments or awards in respect of which the Borrower or any of the Borrower's Subsidiaries shall in good faith be pros ecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments
                     --------
     or awards does not exceed $10,000,000 at any time outstanding;

           (xiv) Liens on Escrowed Securities, for the benefit of the holders of the New Subordinated Notes, to secure payments on or with respect to the New Subordinated Notes or interest thereon, provided that such Liens are established in connection with the issuance of such New Subordinated Notes and such Escrowed Securities and the proceeds thereof are used solely to make payments in respect of the related New Subordinated Notes;

            (xv) Liens on property or assets acquired pursuant to a Hotel Property acquisition effected pursuant to Section 9.02(viii), or on property or assets of a Subsidiary of the Borrower in existence at the time such property or assets are acquired pursuant to such Hotel Property acquisition, provided that (i) any Indebtedness that is secured by such
                  --------
     Liens is permitted to exist under Section 9.04(ix) and (ii) such Liens are not incurred in connection with or in anticipation of such Hotel Property acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

           (xvi) Liens upon cash and Cash Equivalents not exceeding $15,000,000 at any one time to secure Indebtedness in respect of any letters of credit issued pursuant to Section 9.04(x); and

          (xvii) additional Liens incurred by the Borrower and its Subsidiaries so long as the aggregate amount of the Indebtedness and other obligations secured thereby, do not exceed $1,000,000.

          9.02   Consolidation, Merger, Purchase or Sale of Assets, etc.  The
                 -------------------------------------------------------
Borrower will not, and will not permit any of the Borrower's Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inven tory, materials and equipment in the ordinary course of business) of any Person, except that:


             (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

            (ii) the Borrower and each of its Subsidiaries may in the ordinary course of business, sell or otherwise dispose of equipment and materials which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business;

           (iii) Investments may be made to the extent permitted by Section
     9.05;

            (iv) the Borrower and each of its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation unless permitted by Section 9.04(iii));

             (v) the Borrower and each of its Subsidiaries may make sales of inventory in the ordinary course of business;

            (vi) each of the Borrower and its Subsidiaries may sell other assets (other than less than all of the capital stock of any Subsidiary held by the Borrower and its Subsidiaries) so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) at least 75% of the total consideration received by the Borrower or such Subsidiary is cash and is received at the time of the consummation of such sale and (iv) the amount of the proceeds received from the assets sold pursuant to this clause (vi) shall not exceed (A) $10,000,000 per such sale (or in a series of related sales) and (B) $25,000,000 in the aggregate for all such sales in any fiscal year of the Borrower;

           (vii) each of the Borrower and its Subsidiaries may sell other assets (other than less than all of the capital stock of any Subsidiary held by the Borrower and its Subsidiaries) so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) at least 75% of the total consideration received by the Borrower or such Subsidiary is cash and is received at the time of the consummation of such sale, (iv) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (vii) shall not exceed $35,000,000 in any fiscal year of the Borrower and (v) the Net Sale Proceeds therefrom are either applied as provided in Section 4.02(d) or reinvested in assets to the extent permitted by Section 4.02(d);

          (viii) any of the Borrower's Subsidiaries may acquire or construct Hotel Properties (including by purchasing the capital stock or partnership interests of the Person or Persons that own such Hotel Properties);

            (ix) the Borrower may transfer assets to a Subsidiary Guarantor, and any Wholly-Owned Subsidiary of the Borrower may merge with and into any

     Subsidiary Guarantor which is a Wholly-Owned Subsidiary, in each case so long as the respective Subsidiary Guarantor is the surviving corporation of any such merger;

             (x) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries; and

            (xi) each of the Borrower and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to third Persons and to one another so long as any such license by the Borrower or any other Credit Party in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that the security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any other Credit Party pursuant to the Security Agreement in the intellectual property covered by such license.

To the extent the Required Banks or all of the Banks, as the case may be, waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          9.03   Dividends.  The Borrower will not, and will not permit any of
                 ---------
its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, (ii) so long as there shall exist no Default under Section
10.01 or Event of Default (both before and after giving effect to the payment thereof) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders or partners generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary) and (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may pay Dividends so long as the aggregate amount of Dividends paid by the Borrower pursuant to this clause (iii) shall not exceed $10,000,000 in any fiscal year of the Borrower. For purposes of this Section 9.03, the amount of any non-cash Dividends shall be deemed to be the greater of the book value or the fair market value thereof at the time of the declaration thereof.

          9.04  Indebtedness.  The Borrower will not, and will not permit any of
                ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

             (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;


            (ii)  Existing Indebtedness to the extent the same is listed on
     Schedule V, but no refinancings or renewals thereof;


           (iii) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to
     Section 9.07, provided that in no event shall the aggregate principal
                   --------
     amount of Capitalized Lease Obligations permitted by this clause (iii) exceed $15,000,000 at any time outstanding;

            (iv) Indebtedness of the Borrower and its Subsidiaries subject to Liens permitted under Section 9.01(viii) or to the extent that such Indebtedness does not constitute Indebtedness of a type described in clause
     (i), (ii), (iii), (iv) or (v) of the definition of Indebtedness, Liens permitted under Section 9.01(xii) or (xiii);

             (v) intercompany Indebtedness among the Borrower and Subsidiaries of the Borrower to the extent permitted by Section 9.05(iv);

            (vi) Indebtedness of the Borrower under Interest Rate Protection Agreements;

           (vii) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' ordinary course of business operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements are bona fide hedging activities;

          (viii) unsecured subordinated Indebtedness of the Borrower (the "New Subordinated Notes") so long as (w) the aggregate initial principal amount thereof (exclusive of any initial Escrowed Amount in respect thereof) does not exceed the Aggregate Permitted Amount, (x) at least 15 Business Days prior to the issuance thereof, the Borrower shall have delivered to each of the Banks substantially final drafts of the documents pursuant to which the New Subordinated Notes are to be issued and with any changes thereto made after the initial delivery of such documents to be delivered to the Agents and with any significant changes thereto made after such initial delivery to be delivered to each of the Banks at least three days prior to the issuance of such New Subordinated Notes, (y) all terms and conditions of the New Subordinated Notes and the documentation with respect thereto (including, without limitation, the maturity thereof, the interest rate applicable thereto, the required repayments with respect thereto, the covenants, events of default and ranking provisions with respect thereto) shall be in form and substance reasonably satisfactory to each Agent, and
     (z) no Default or Event of Default then exists or would result therefrom;

            (ix) Indebtedness of a Subsidiary acquired pursuant to a Hotel Property acquisition, provided that (i) such Indebtedness was not incurred
                           --------
     in connection with or in anticipation of such Hotel Property acquisition,
     (ii) such Indebtedness does not constitute Indebtedness for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute Indebtedness for borrowed money for purposes of this clause (ix), and (iii) at the time of such Hotel Property acquisition such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired; and

             (x) additional Indebtedness of the Borrower and its Subsidiaries not to exceed $15,000,000 in aggregate principal amount at any time outstanding.

          9.05  Advances, Investments and Loans.  The Borrower will not, and
                -------------------------------
will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or secu rities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures con tract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

             (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, and the Borrower and its Subsidiaries may own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

           (iii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(vi);

            (iv) the Borrower and its Subsidiaries may make intercompany loans and advances to one another so long as (i) no more than $10,000,000 in aggregate principal amount of intercompany loans may be outstanding at any one time to Subsidiaries that are not Subsidiary Guarantors (determined without regard to any write-downs or write-offs thereof) and (ii) each intercompany loan or advance, the principal amount of which exceeds $500,000, shall be evidenced by a note that is pledged to the Collateral Agent pursuant to (and to the extent required by) the Pledge Agreement;

             (v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000;

            (vi) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(vii);

           (vii) the Borrower and its Subsidiaries may receive non-cash consideration in connection with any asset sale permitted by Sections 9.02(vi) and (vii) but only to the extent set forth in such Sections 9.02(vi) and (vii);

          (viii) the Borrower may purchase securities (the "Escrowed Securities") with the proceeds of the Escrowed Amount at such time;

            (ix) the Borrower and its Subsidiaries may acquire Hotel Properties consisting in whole or in part of stock acquisitions (and otherwise in compliance with this Agreement); and

             (x)  in addition to investments permitted by clauses (i) through
     (x) above, the Borrower and its Wholly-Owned Subsidiaries may make investments in Unrestricted Subsidiaries, so long as the aggregate amount invested pursuant to this clause (x) does not exceed $25,000,000 in the aggregate.

          9.06  Transactions with Affiliates.  The Borrower will not, and will
                ----------------------------
not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with
(x) any Affiliate of the Borrower or any of its Subsidiaries or (y) any Unrestricted Subsidiary, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that notwithstanding the foregoing:

             (i)  Dividends may be paid to the extent provided in Section 9.03;

            (ii) loans may be made and other transactions may be entered into by and among the Borrower and the Borrower's Subsidiaries to the extent permitted by Section 9.02, 9.04 or 9.05;

           (iii) customary fees may be paid to non-officer directors of the Borrower; and

            (iv) Subsidiaries of the Borrower may pay management and similar fees to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

          9.07  Capital Expenditures.  (a)  The Borrower will not, and will not
                --------------------
permit any of its Subsidiaries to make any Capital Expenditures (other than such Capital Expenditures of the type permitted by clauses (b), (c) and (d) hereof), except that the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed the Permitted CapEx Amount at the time of such Capital Expenditure.

          (b) In addition to the foregoing, the Borrower and its Subsidiaries may effect construction and acquisitions of Hotel Properties.

          (c) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) and (b) the Borrower and its Subsidiaries may make additional Capital Expenditures consisting of the reinvestment of proceeds of Recovery Events not required to be applied as a mandatory repayment pursuant to
Section 4.02(f).

          (d) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a), (b) and (c) the Borrower and its Subsidiaries may make additional Capital Expenditures in an aggregate amount not to exceed the CapEx Cumulative Basket at the time of such Capital Expenditure.

          (e)   For purposes of determining compliance with Sections 9.07(a) and
(d), the amount of Capital Expenditures shall be first applied to the amount permitted under Section 9.07(a) at the time of such Capital Expenditures to the extent permitted thereby and thereafter to the amount permitted under Section 9.07(d).

          9.08  Consolidated Interest Coverage Ratio.  The Borrower will not
                ------------------------------------
permit the Consolidated Interest Coverage Ratio for any Test Period ending during a fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

           Fiscal Quarter Ended in             Ratio
           -----------------------             -----
               or Closest to
               -------------
     September 1997                          1.50:1.00
     December 1997                           1.50:1.00
     March 1998                              1.50:1.00
     June 1998                               1.50:1.00
     September 1998                          1.50:1.00
     December 1998                           1.50:1.00
     March 1999                              1.75:1.00
     June 1999                               1.75:1.00
     September 1999                          1.75:1.00
     December 1999                           1.75:1.00
     March 2000                              2.00:1.00
     June 2000                               2.00:1.00
     September 2000                          2.00:1.00
     December 2000                           2.00:1.00

           Fiscal Quarter Ended in             Ratio
           -----------------------             -----
               or Closest to
               -------------
     March 2001                              2.25:1.00
       and each Fiscal Quarter thereafter

          9.09  Maximum Run Rate Leverage Ratio.  The Borrower will not permit
                -------------------------------
the Run Rate Leverage Ratio at any time during a fiscal quarter of the Borrower set forth below to be greater than (x) at any time prior to date on which the conditions set forth in the proviso to the definition of Specific Borrowing Conditions have been met, the ratio set forth opposite such fiscal quarter below:

           Fiscal Quarter Ended in             Ratio
           -----------------------             ------
               or Closest to
               -------------
     September 1997                          6.50:1.00
     December 1997                           6.50:1.00
     March 1998                              6.50:1.00
     June 1998                               6.50:1.00
     September 1998                          6.00:1.00
     December 1998                           6.00:1.00
     March 1999                              6.00:1.00
     June 1999                               6.00:1.00
     September 1999                          6.00:1.00
     December 1999                           6.00:1.00
     March 2000                              5.25:1.00
       and each fiscal quarter thereafter

or (y) at any time on or after the date on which the conditions set forth in the proviso to the definition of Specific Borrowing Conditions have been met, the ratio set forth opposite such fiscal quarter below:

           Fiscal Quarter Ended in             Ratio
           -----------------------             ------
               or Closest to
               -------------
     September 1997                          7.50:1.00
     December 1997                           7.50:1.00
     March 1998                              7.00:1.00
     June 1998                               7.00:1.00
     September 1998                          7.00:1.00

           Fiscal Quarter Ended in             Ratio
           -----------------------             ------
               or Closest to
               -------------
     December 1998                           7.00:1.00
     March 1999                              6.50:1.00
     June 1999                               6.50:1.00
     September 1999                          6.50:1.00
     December 1999                           6.50:1.00
     March 2000                              5.75:1.00
       and each fiscal quarter thereafter

          9.10  Maximum Senior Debt Leverage Ratio.  At any time after the
                ----------------------------------
conditions set forth in the proviso to the definition of Specific Borrowing Conditions have been met, the Borrower will not permit the Senior Debt Leverage Ratio at any time during a fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

           Fiscal Quarter Ended in             Ratio
           -----------------------             ------
               or Closest to
               -------------
     September 1997                          5.50:1.00
     December 1997                           5.50:1.00
     March 1998                              5.00:1.00
     June 1998                               5.00:1.00
     September 1998                          5.00:1.00
     December 1998                           5.00:1.00
     March 1999                              4.50:1.00
     June 1999                               4.50:1.00
     September 1999                          4.50:1.00
     December 1999                           4.50:1.00
     March 2000                              3.75:1.00
       and each fiscal quarter thereafter

          9.11  Maximum Debt to Capitalization Ratio.  The Borrower will not
                ------------------------------------
permit Consolidated Debt at any time to be more than 55% of Consolidated Capitalization at such time.

          9.12  Limitation on Payments of Certain Indebtedness; Modifications of
                ----------------------------------------------------------------
Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and
--------------------------------------------------------------------------------
Certain
-------

Agreements; etc. The Borrower will not, and will not permit any of the
----------------
Borrower's Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any change of control or similar event of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, any New Subordinated Notes, (ii) amend or modify, or permit the amendment or modification of, any provision of the New Subordinated Notes or any agreement (including, without limitation, any purchase agreement, indenture or loan agreement) related thereto other than amendments not adverse to the interests of the Banks in any material respect provided that a copy of such amendment is delivered to the Agents at least 10 Business Days prior to the execution thereof by the Borrower, (iii) amend or modify, or permit the amendment or modification of, any provision of any Hotel Property Management Agreement between the Borrower and a Person other than a Subsidiary Guarantor (other than any amendment or modification thereto which would not violate or be inconsistent with any of the terms or provisions of this Agreement and the other Credit Documents and could not be adverse to the interests of the Banks in any respect) or enter into any new management agreement (other than Hotel Property Management Agreements, if applicable, entered into in connection with the acquisition or construction of new Hotel Properties), or (iv) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (iv) or any such new agreements which are not adverse in any respect to the interests of the Banks.

          9.13  Limitation on Certain Restrictions on Subsidiaries.  The
                --------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Borrower to
(a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except in each case for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agree-ment entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business and (v) customary provisions restricting the transfer of assets subject to Liens permitted under Section 9.01(vii) or (viii).

          9.14  Limitation on Issuance of Capital Stock.  (a)  The Borrower will
                ---------------------------------------
not issue (i) any preferred stock other than Qualified Preferred Stock or (ii) any redeemable common stock.

          (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding shares of capital stock,
(ii) for stock splits, stock dividends and similar or additional issuances which do not decrease the percentage ownership of the Borrower or any of the Borrower's Subsidiaries in any class of the capital stock of such Subsidiary,
(iii) to qualify directors to the extent required by applicable law, (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement or (v) issuances of capital stock to the Borrower or a Wholly-Owned Subsidiary provided that such capital stock is pledged to the Collateral Agent pursuant to the Security Documents.

          9.15  Business.  The Borrower will not, and will not permit any of its
                --------
Subsidiaries to, engage (directly or indirectly) in any business other than the business in which the Borrower and its Subsidiaries are engaged on the Effective Date and reasonable extensions thereof and reasonably related thereto.

          9.16  Limitation on Creation of Subsidiaries.  Notwithstanding
                --------------------------------------
anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to establish, create or acquire after the Effective Date any Subsidiary, provided that the Borrower and its Wholly-
                                   --------
Owned Subsidiaries shall be permitted to (i) establish or create one or more Wholly-Owned Subsidiaries so long as (x) the capital stock of such new Wholly-Owned Subsidiary that is owned by any Credit Party is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (y) such new Wholly-Owned Subsidiary (other than a Wholly-Owned Foreign Subsidiary, except to the extent otherwise required pursuant to Section 8.13) executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (z) such new Wholly-Owned Subsidiary, to the extent requested by the Agents or the Required Banks, takes all actions required pursuant to Section
8.12 and (ii) acquire a Person which
immediately upon such acquisition will constitute a Subsidiary of the Borrower in connection with the acquisition of a Hotel Property so long as (x) the capital stock of such Subsidiary that is owned by any Credit Party is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (y) such Subsidiary (including any such Subsidiary which is a Foreign Subsidiary) executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (z) such Subsidiary, to the extent requested by the Agents or the Required Banks, takes all actions required pursuant to Section 8.12. In addition, each such Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Effective Date.

          9.17  Designated Senior Indebtedness.  The Borrower will not, and will
                ------------------------------
not permit any of its Subsidiaries to, designate any holder of Indebtedness, other than the Banks or their representative, to deliver blockage notices which the holders of senior debt are permitted to provide under the New Subordinated Notes.

          SECTION 10.  Events of Default.  Upon the occurrence of any of the
                       -----------------
following specified events (each an "Event of Default"):

          10.01  Payments.  The Borrower shall (i) default in the payment when
                 --------
due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          10.02  Representations, etc.  Any representation or warranty made by
                 ---------------------
any Credit Party herein or in any other Credit Document or in any certificate delivered to any Agent or any Bank pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03  Covenants.  Any Credit Party shall (i) default in the due
                 ---------
performance or observance by it of any term, covenant or agreement contained in
Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than as provided in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 45 days after written notice to the Borrower by the Administrative Agent or the Required Banks; or

          10.04  Default Under Other Agreements.  (i)  The Borrower or any of
                 ------------------------------
its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (including, without limitation, by reason of the occurrence of a change of control or other similar event), prior to the stated maturity thereof, provided that it shall not be a Default or an
                                --------
Event of Default under clauses (i) or (ii) of this Section 10.04 unless the aggregate outstanding principal amount of all Indebtedness as described in such clauses (i) and (ii) is at least $15,000,000; or

          10.05  Bankruptcy, etc.  The Borrower or any of its Subsidiaries
                 ----------------
(other than an Immaterial Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) or the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary), or there is commenced against the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or

          10.06  ERISA.  (a) Any Plan shall fail to satisfy the minimum funding
                 -----
standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien on, the granting of a security interest by, or a liability or a material risk of incurring a liability by, the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary of the Borrower; or

          10.07  Security Documents.  At any time after the execution and
                 ------------------
delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), provided that it shall not be a Default or Event of Default under this
Section 10.07 unless the value of the Collateral adversely affected thereby exceeds $500,000 in the aggregate; or

          10.08  Subsidiaries Guaranty.  At any time after the execution and
                 ---------------------
delivery thereof, the Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor (other than a Subsidiary Guarantor which is an Immaterial Subsidiary), or any Subsidiary Guarantor (other than a Subsidiary Guarantor which is an Immaterial Subsidiary) or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

          10.09  Judgments.  One or more judgments or decrees shall be entered
                 ---------
against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or not fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $15,000,000; or

          10.10  Manager Subordination Agreements.  Any Manager Subordination
                 --------------------------------
Agreement (to the extent required pursuant to Section 8.14) or any provision thereof shall cease to be a legal, valid and binding obligation enforceable against any party to such Manager Subordination Agreement, or any party to a Manager Subordination Agreement (other than the Administrative Agent) or any Person acting by or on behalf of any such party shall deny or disaffirm such party's obligations under any such Manager Subordination Agreement, or any such party shall default in the due perform ance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Manager Subordination Agreement, in each case so long as such event, act or condition would either individually or in the aggregate have a material adverse effect in the interests of the Banks; or

          10.11  Change of Control.  A Change of Control shall occur;
                 -----------------
then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided,
                                                                       --------
that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all of the Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collat eral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

          SECTION 11.  Definitions and Accounting Terms.
                       --------------------------------

          11.01  Defined Terms.  As used in this Agreement, the following terms
                 -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquisition/Construction Certificate" shall have the meaning provided in Section 8.11.

          "Additional Security Documents" shall have the meaning provided in
Section 8.12(a).

          "Adjusted Consolidated Net Income" shall mean for any period Consolidated Net Income of the Borrower and its Subsidiaries for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash gains and gains from the sale of assets (other than sales of inventory in the ordinary course of business) which were included in arriving at Consolidated Net Income for such period.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

          "Administrative Agent" shall mean IBJ in its capacity as Administrative Agent (including in its capacity as Collateral Agent) for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean the Administrative Agent and the Syndication Agent.

          "Aggregate Permitted Amount" shall mean, on any date of determination, an amount equal to $300,000,000 plus the sum of (i) the lesser of $300,000,000 or the Net Subordinated Notes Amount (determined on the date of issuance thereof) of New Subordinated Notes issued by the Borrower within six months after the Effective Date plus (ii) 50% of the Net Equity Proceeds received by the Borrower from issuances of its common equity after July 21, 1997 and on or prior to such date, plus (iii) 33% of the Net Debt Proceeds received by the Borrower from any issuance by it of Qualified Convertible

Subordinated Notes (excluding any Qualified Convertible Subordinated Notes already included as an adjustment pursuant to preceding clause (i)).

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

          "Annualized Corporate Overhead Amount" shall mean, for any period, the amount of corporate overhead for the Borrower and its Subsidiaries determined on a consolidated basis for the last three fiscal months in such period multiplied by four.

          "Applicable Commitment Commission Percentage" and "Applicable Margin" shall mean, on any date, the percentage per annum set forth below opposite the Consolidated Leverage Ratio indicated to have been achieved on such date:

     LEVEL      CONSOLIDATED       APPLICABLE   APPLICABLE   APPLICABLE
               LEVERAGE RATIO      COMMITMENT   MARGIN FOR   MARGIN FOR
                                   COMMISSION   BASE RATE    EURODOLLAR
                                   PERCENTAGE     LOANS        LOANS
       1     Less than               0.250%         0%          1.0%
             3.00:1.00

       2     Greater than or         0.300%       0.250%       1.250%
             equal to
             3.00:1.00 but less
             than 3.50:1.00

       3     Greater than or         0.350%       0.500%       1.500%
             equal to
             3.50:1.00 but less
             than 4.00:1.00

       4     Greater than or         0.375%       0.750%       1.750%
             equal to
             4.00:1.00 but less
             than 4.50:1.00

       5     Greater than or         0.375%       1.000%       2.000%
             equal to
             4.50:1.00 but less
             than 5.00:1.00


     LEVEL      CONSOLIDATED       APPLICABLE   APPLICABLE   APPLICABLE
               LEVERAGE RATIO      COMMITMENT   MARGIN FOR   MARGIN FOR
                                   COMMISSION   BASE RATE    EURODOLLAR
                                   PERCENTAGE     LOANS        LOANS
       6     Greater than or         0.425%       1.125%       2.125%
             equal to
             5.00:1.00 but less
             than 5.50:1.00

       7     Greater than or         0.475%       1.250%       2.250%
             equal to
             5.50:1.00 but less
             than 6.00:1.00

       8     Greater than or         0.500%       1.375%       2.375%
             equal to
             6.00:1.00

          Notwithstanding anything to the contrary contained in the table set forth above, if at least $200,000,000 million of gross cash proceeds are received within twelve months after the Effective Date from the issuance of New Subordinated Notes or shares of equity, and so long as all the Net Debt Proceeds or Net Equity Proceeds, as the case may be, therefrom are used (x) first, to repay any then outstanding Revolving Loans and (y) to the extent in excess thereof, are used in the business of the Borrower and its Subsidiaries prior to any further incurrence of Revolving Loans, the table set forth below shall instead be applicable for purposes of determining the Applicable Commitment Commission Percentage and Applicable Margin:

     LEVEL      CONSOLIDATED       APPLICABLE   APPLICABLE   APPLICABLE
               LEVERAGE RATIO      COMMITMENT   MARGIN FOR   MARGIN FOR
                                   COMMISSION   BASE RATE    EURODOLLAR
                                   PERCENTAGE     LOANS        LOANS
       1     Less than               0.250%         0%          1.0%
             3.00:1.00

       2     Greater than or         0.300%       0.125%       1.125%
             equal to
             3.00:1.00 but less
             than 3.50:1.00

     LEVEL      CONSOLIDATED       APPLICABLE   APPLICABLE   APPLICABLE
               LEVERAGE RATIO      COMMITMENT   MARGIN FOR   MARGIN FOR
                                   COMMISSION   BASE RATE    EURODOLLAR
                                   PERCENTAGE     LOANS        LOANS
       3     Greater than or         0.325%       0.250%       1.250%
             equal to
             3.50:1.00 but less
             than 4.00:1.00

       4     Greater than or         0.350%       0.375%       1.375%
             equal to
             4.00:1.00 but less
             than 4.50:1.00

       5     Greater than or         0.375%       0.500%       1.500%
             equal to
             4.50:1.00 but less
             than 5.00:1.00

       6     Greater than or         0.375%       0.625%       1.625%
             equal to
             5.00:1.00 but less
             than 5.50:1.00

       7     Greater than or         0.375%       0.750%       1.750%
             equal to
             5.50:1.00 but less
             than 6.00:1.00

       8     Greater than or         0.425%       0.875%       1.875%
             equal to
             6.00:1.00

          Notwithstanding anything to the contrary contained in the tables set forth above (i) if the Borrower has failed to deliver the financial statements required to be delivered pursuant to Section 8.01(a) and (b) as at the end of the fiscal quarter or year, as the case may be, by the date required pursuant to
Section 8.01(a) or (b), as the case may be, the Applicable Commitment Commission Percentage and Applicable Margin for each day during which such failure continues unremedied shall be computed as if the Consolidated Leverage Ratio were at Level 8 and (ii) the Applicable Commitment Commission Percentage and the Applicable Margin for each day during which a Default under Section 10.05 or an Event of Default continues unremedied shall be computed as if the Consolidated Leverage Ratio were at Level 8.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

          "Authorized Officer" of any Credit Party shall mean any of the President, the Chief Financial Officer or any Vice-President of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

          "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section 1.13 or 13.04(b).

          "Bank Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(a), (b) or (c) or Section 2, in case of either clause (i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Bank) of such Bank by any regulatory authority or agency.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan from all the Banks (or from the Swingline Bank in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Euro dollar Loans the same Interest Period, provided that Base Rate
                                                    --------
Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "CapEx Cumulative Basket" shall mean at any time an amount equal to
(x) $10,000,000 plus $5,000,000 for each January 1 which has occurred since the Effective Date and prior to such time (other than January 1, 1998) less (y) the amount theretofore expended by the Borrower and its Subsidiaries to make Capital Expenditures pursuant to Section 9.07(d) during the period commencing on the Effective Date and ending at such time.

          "CapEx Test Period" shall mean on any date of determination the period of eight consecutive fiscal quarters or 24 consecutive fiscal months, as the case may be, ended on the last day of the then most recently ended Test Period.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person, provided that Capital
                                                          --------
Expenditures shall not include financing costs required to be capitalized.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                             --------
United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) other Dollar denominated securities issued by any Person incorporated in the United States rated at least "A-" or the equivalent by S&P or at least "A3" or the equivalent by Moody's and in each case either (x) maturing not more than 90 days after the date of acquisition by such Person or
(y) which are subject to a repricing arrangement (such as a Dutch auction) not more than 90 days after the date of acquisition by such Person which such Person believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C.A. (S) 9601 et seq.
                           -- ----

          "Change of Control" shall mean (i) any Person or "group" (within the meaning of Rules 13d-3 or 13d-5 under the Securities Exchange Act (as in effect on the Effective Date)), other than the Permitted Holders, shall (A) have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrowers' directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

          "Claims" shall have the meaning provided in the definition of "Environmental Claims."

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security

Document, including, without limitation, all Pledge Agreement Collateral and all Security Agreement Collateral.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Consolidated Capitalization" shall mean, at any time, the sum of (x) Consolidated Debt and (y) Consolidated Net Worth at such time.

          "Consolidated Current Assets" shall mean, at any time, the amounts that would be classified as consolidated current assets of the Borrower and its Subsidiaries in accordance with GAAP in a classified balance sheet.

          "Consolidated Current Liabilities" shall mean, at any time, the amounts that would be classified as consolidated current liabilities of the Borrower and its Subsidiaries at such time in accordance with GAAP in a classified balance sheet, but excluding the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated Debt" shall mean, at any time, the principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time (including any Indebtedness incurred at such time); provided that to the extent that a Net
                                         --------
Escrowed Amount exists at such time, the aggregate principal amount of Indebtedness in respect of the New Subordinated Notes shall equal the Net Subordinated Notes Amount at such time.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income of the Borrower and its Subsidiaries before Consolidated Interest Expense and provision for taxes for such period and without giving effect (x) to any extraordinary gains or losses and (y) to any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated cash interest expense reduced by cash interest income (including, without limitation, investment income on the Escrowed Amount) and other investment earnings earned on Cash Equivalents of the Borrower and its Subsidiaries, in each case, for such period (calculated without regard to any limitations on the payment thereof) plus, with out duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period, but excluding the amortiza tion of any deferred financing costs.

          "Consolidated Leverage Ratio" shall mean, at any time the ratio of Consolidated Debt at such time to Consolidated EBITDA for the then most recently ended Test Period.

          "Consolidated Net Income" shall mean, for any Person and period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis, provided that (i) in determining Consolidated Net Income of the Borrower, the net income of any other Person which is not a Subsidiary of the Borrower or a Subsidiary thereof or is accounted for by the Borrower or a Subsidiary thereof by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) the net income (or loss) of any other Person (other than Studio Plus Hotels, Inc.) acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) to the extent Consolidated Net Income reflects amounts attributable to minority interests in Subsidiaries that are not Wholly-Owned Subsidiaries of the Borrower, Consolidated Net Income shall be reduced by the amounts attributable to such minority interests and (iv) in determining Consolidated Net Income of the Borrower, the net income attributable to Hotel Properties which do not constitute Qualified Hotel Properties shall be excluded.

          "Consolidated Net Worth" shall mean, at any time, the consolidated net worth of the Borrower and its Subsidiaries at such time, provided that to the extent Consolidated Net Worth reflects amounts attributable to minority interests in Subsidiaries that are not Wholly-Owned Subsidiaries of the Borrower, Consolidated Net Worth shall be reduced by the amount attributable to such minority interests.

          "Consolidated Senior Debt" at any time shall mean Consolidated Debt on such date, adjusted by excluding therefrom the amount of New Subordinated Notes reflected in Consolidated Debt on such date.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to pur chase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent
                                 --------  -------
Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if such other director's nomination for election or appointment to the Board of Directors of the Borrower is recommended or approved by a majority of the then Continuing Directors or is recommended or approved by a committee of the Board of Directors a majority of which is composed of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiary Guaranty, each Security Document and each Manager Subordination Agreement.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit but shall not include the commencement of a new Interest Period applicable to a Borrowing of Eurodollar Loans upon the expiration of the Interest Period applicable thereto or the conversion of Loans of one Type into Loans of the other Type, provided that, in any such case, the aggregate outstanding principal amount of Loans is not increased as a result thereof.

          "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person and, in the case of the Borrower, other than additional shares of Qualified Preferred Stock) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or partnership interest), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or partnership interest). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments (other than as excluded above) made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the Untied States or any State or territory thereof.

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "EBITDA" shall mean for any period in respect of the Qualified Hotel Properties, net income of the Qualified Hotel Properties for such period before interest expense, provisions for taxes and depreciation and amortization charges for such period for the Qualified Hotel Properties, provided that if a Qualified Hotel Property is not owned by a Wholly-Owned Subsidiary of the Borrower, the net income of such Qualified Hotel Property shall be reduced by the amounts attributable to such minority interests.

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

          "Employee Benefit Plans" shall have the meaning provided in Section 5.05.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, formal demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnifi cation, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, written guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgement relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.A.
(S) 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.;
         -- ----                                                       --------
the Clean Air Act, 42 U.S.C.A. (S) 7401 et seq.; the Safe Drinking Water Act, 42
                                        --------
U.S.C.A. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.A. (S) 2701
                  --------
et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42
--------
U.S.C.A. (S) 11001 et seq., the Hazardous Material Transportation Act, 49
                   --------
U.S.C.A. (S) 1801 et seq. and the Occupational Safety and Health Act, 29
                  -------
U.S.C.A. (S) 651 et seq.; and any state and local or foreign counterparts or
                 --------
equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Escrowed Amount" shall mean the portion of the proceeds of the New Subordinated Notes which is deposited in an escrow account in accordance with the terms of the documentation in respect of the New Subordinated Notes and is used to make payments of principal or interest in respect of the New Subordinated Notes and any cash investment income earned thereon to the extent actually received.

          "Escrowed Securities" shall have the meaning provided in Section 9.05(ix).

          "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean for any Interest Determination Date with respect to an Interest Period for a Eurodollar Loan, the rate per annum obtained by dividing (i)(a) per annum rate for deposits in Dollars for a period
   --------
corresponding to
the duration of the relevant Interest Period which appears on Telerate Page 3750 at approximately 11:00 a.m. (London time) on such Interest Determination Date or
(b) if such rate does not appear on Telerate Page 3750 on such Interest Determination Date, per annum rate (rounded upward to the nearest 1/16 of one percent) at which deposits in Dollars are offered by Administrative Agent to first-class banks in the London interbank market, in the approximate amount of Administrative Agent's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period, at approximately 11:00 a.m. (London time) on such Interest Determination Date by (ii) a percentage equal to 100%
                                          --
minus the then stated maximum rate of all reserve require ments (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple. The reference to Telerate Page 3750 in this definition shall be construed to be a reference to the relevant page or any other page that may replace such page on the Telerate service or any other service that may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars.

          "Event of Default" shall have the meaning provided in Section 10.


          "Excess Cash Flow" shall mean, for any period, the remainder of (i) the sum of (a) Adjusted Consolidated Net Income for such period and (b) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (ii) the sum of (a) the amount of all Capital Expenditures made by the Borrower and its Subsidiaries pursuant to Sections 9.07(a), (b) and (d) during such period, (b) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than repayments of Loans, provided that repayments
                                                      --------
of Loans shall be deducted in determining Excess Cash Flow if such repayments were made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Commitment in an equal amount)) during such period and (c) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

          "Excess Cash Payment Date" shall mean the date occurring 100 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending December 31, 1998).

          "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Existing Credit Facilities" shall mean each of the credit facilities evidenced by (i) the Credit Facility Agreement, dated as of October 31, 1995, between the Borrower and DLJ Mortgage Capital, Inc. and (ii) the Credit Facility Agreement, dated as of May 17, 1996, between the Borrower and CS First Boston Mortgage Capital Corporation.

          "Existing Indebtedness" shall have the meaning provided in Section
7.22.

          "Facility Manager" shall mean each manager of a Qualified Hotel Property owned or leased by the Borrower or any Subsidiary Guarantor.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of the Borrower other than a Domestic Subsidiary.

          "GAAP" shall have the meaning provided in Section 13.07(a).

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

          "Hotel Property" shall mean each hotel owned or leased by the Borrower or any of its Subsidiaries (including the furniture, fixture and equipment thereon), provided that the term "Hotel Property" shall not include any casino
          --------
or gaming hotel.

          "Hotel Property Management Agreement" shall mean an agreement, in form and substance reasonably satisfactory to the Agents, with respect to the management of a Hotel Property.

          "IBJ" shall mean The Industrial Bank of Japan, Limited, in its individual capacity.

          "Immaterial Subsidiary" shall mean any Subsidiary of the Borrower that does not have assets with a fair market value or book value in excess of $1,000,000 and has not had revenues in excess of $1,000,000 for the Test Period then most recently ended and whose obligations are non-recourse to the Borrower or any other Subsidiary of the Borrower that is not an Immaterial Subsidiary, provided that (x) a Subsidiary shall not be considered to be an Immaterial Subsidiary for purposes of Sections 10.05 and 10.08 if more than 15 other Subsidiaries are affected by the events, acts or conditions described in Sections 10.05 and 10.08 and (y) the EBITDA of Qualified Hotel Properties of Immaterial Subsidiaries affected by the events, acts or conditions described in Sections

10.05 and 10.08 shall not be included in the determination of Property Level EBITDA or Consolidated Net Income.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for bor rowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or
                             --------
otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-
                                                                   ----
or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement. Notwithstanding the foregoing, Indebtedness shall not include obligations under (or in respect of) construction contracts (to the extent such obligations do not constitute Indebtedness for borrowed money), trade payables and accrued expenses incurred by any Person in accordance with its customary practices and in the ordinary course of business of such Person.

          "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Credit Event occurs.

          "Initial Hotel Properties" shall mean the Hotel Properties listed on
Schedule III.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Investment" shall have the meaning provided in Section 9.05.

          "Issuing Bank" shall mean IBJ and any other Bank which at the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to
Section 2.  The only Issuing Bank on the Effective Date is IBJ.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under any lease or license of land, improvements and/or fixtures.

          "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are otherwise permitted to exist pursuant to (or otherwise not restricted by) the terms of this Agreement.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).


          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Revolving Loan and each Swingline Loan.

          "Management Agreements" shall have the meaning provided in Section
5.05.

          "Manager Subordination Agreement" shall mean an agreement, in form and substance reasonably satisfactory to the Agents, in respect of a Hotel Property whereby, inter alia, the manager thereof subordinates certain of the
         ----- ----
obligations, owed to it under the respective Hotel Property Management Agreement, to the payment of the Obligations hereunder.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Maturity Date" shall mean December 31, 2002.

          "Maximum Swingline Amount" shall mean $10,000,000.

          "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $2,500,000 and (ii) for Swingline Loans, $250,000.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "MSSF" shall mean Morgan Stanley Senior Funding, Inc., in its individual capacity.

          "NAIC" shall mean the National Association of Insurance Commissioners.

          "Net Debt Proceeds" shall mean, with respect to each incurrence of Indebtedness for borrowed money by any Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective incurrence of such Indebtedness for borrowed money.

          "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

          "Net Escrowed Amount" shall mean the Escrowed Amount less any amounts that are released from time to time from the relevant escrow account in order to make payments on or in respect of the New Subordinated Notes.

          "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

          "Net Sale Proceeds" shall mean, for any asset sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness under the Credit Documents or any Indebtedness owned to the Borrower or a Subsidiary thereof) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such asset sale.

          "Net Subordinated Notes Amount" shall mean the aggregate principal amount originally issued pursuant to the New Subordinated Notes less the Net Escrowed Amount.

          "New Subordinated Notes" shall have the meaning provided in Section 9.04(viii).

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Note" shall mean each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 1251 Avenue of the Americas, New York, NY 10020-1104 Attention: Chris

Droussiotis, with a copy to IBJ Agent Services, One State Street, New York, NY 10004 Attention: Meredith McRae, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to any Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean the office of the Administrative Agent located at One State Street, New York, NY 10004, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Bank at such time and the denominator of which is the Total Commitment at such time, provided
                                                                        --------
that if the Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted CapEx Amount" shall mean on any date of the determination thereof an amount equal to (i) 5% of the aggregate gross revenues from Qualified Hotel Properties owned or leased by the Borrower or any of its Wholly-Owned Subsidiaries for the CapEx Test Period last ended less (ii) the amount theretofore expended by the Borrower and its Subsidiaries to make Capital Expenditures pursuant to Section 9.07(a) during the period commencing on the later of the Effective Date or the first day of such CapEx Test Period and ending on such date of determination.

          "Permitted Encumbrances" shall mean, with respect to any Real Property, such exceptions to title (i) which, individually or in the aggregate, do not materially detract from the value of such Real Property or (ii) are otherwise acceptable to the Agents in their reasonable discretion.

          "Permitted Facility Manager" shall mean, with respect each Qualified Hotel Property, a Wholly-Owned Subsidiary of the Borrower or another hotel management company in good standing.

          "Permitted Holders" shall mean the directors of the Borrower on the Effective Date, their spouses and any one or more of their lineal descendants and their spouses or any trust which has been created solely for the benefit of any such Person or any corporation, partnership or other entity controlled by any such Person.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.06.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Pledged Securities" shall have the meaning provided in the Pledge Agreement.

          "Pledged Stock" shall have the meaning provided in the Pledge
Agreement.

          "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Borrowing Interest Coverage Ratio" shall mean, for any date of determination (which in the case of a determination of whether the Specific Borrowing Conditions are satisfied is the date of the related Credit Event), the ratio of (x) Run Rate EBITDA for the Test Period then most recently ended to (y) Consolidated Interest Expense for such Test Period determined on a pro forma basis as if any Indebtedness outstanding on such date of determination (including any Indebtedness incurred on such date of determination) had been incurred on the first day of such Test Period and had remained outstanding throughout such Test Period; provided that, in case of any Test Period ended
                             --------
before the first anniversary of the Effective Date, for purposes of calculating Pro Forma Borrowing Interest Coverage Ratio only, Consolidated Interest Expense shall mean for each such period (x) an amount equal to the actual Consolidated Interest Expense for the period from the Effective Date through the date of determination, multiplied by (y) a fraction the numerator of which is 360 and the denominator of which is the number of days actually elapsed during such period.

          "Pro Forma Borrowing Leverage Ratio" shall mean for any date of determination (which in the case of a determination of whether the Specific Borrowing Conditions are satisfied is the date of the related Credit Event), the ratio of (x) Consolidated Debt on such date to (y) Run Rate EBITDA for the Test Period then most recently ended.

          "Pro Forma Borrowing Senior Debt Leverage Ratio" shall mean on any date a ratio calculated as provided in the definition of Pro Forma Borrowing Leverage Ratio contained herein, provided that the term "Consolidated Senior Debt" shall be deemed inserted in lieu of the term "Consolidated Debt" in clause
(x) of the definition of Pro Forma Borrowing Leverage Ratio.

          "Projections" mean the financial assumptions and projections prepared by the Borrower, dated August, 1997 and delivered to Agents and the Banks prior to the Effective Date.

          "Property Level EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) in the case of each Qualified Hotel Property which has been operational for at least twelve months during such period (collectively, the "Pool I Properties"), the aggregate actual EBITDA for such period for all such Pool I

Properties, plus (ii) in the case of each Qualified Hotel Property which has been operational for less than twelve months during such period (collectively, the "Pool II Properties") the aggregate Annualized Property Level EBITDA for such period for all such Pool II Properties. For purposes hereof, "Annualized Property Level EBITDA" shall mean for any period (i) the average occupancy rate for the Pool II Properties for the last month in such period, multiplied by the average weekly rate for the Pool II Properties for the last month in such period; divided by (ii) the product of the average occupancy rate for the Pool I Properties for the last month in such period and the average weekly rate for the Pool I Properties for the last month in such period; multiplied by (iii) the Pool I Properties' actual EBITDA per room for such period; multiplied by (iv) the number of open rooms at Pool II Properties on the last day of such period.

          "Qualified Convertible Subordinated Notes" shall mean New Subordinated Notes issued by the Borrower which (i) are convertible into common equity of the Borrower, (ii) bear interest (after giving effect to any original issue discount) at a rate per annum not to exceed 7.50% and (iii) mature not less than one year after the Maturity Date.

          "Qualified Hotel Property" shall mean (i) each Initial Hotel Property and (ii) any other Hotel Property meeting, or after construction thereof will meet, each of the following criteria:

          (i) such Hotel Property is a full-service hotel, limited service hotel or extended stay hotel;

          (ii) such Hotel Property has more than 50 rooms or units, as the case may be;

          (iii) such Hotel Property carries an Extended Stay America, StudioPLUS or Crossland brand/flag or which, in the case of an acquisition, within six months following such acquisition, will be converted to an Extended Stay America, StudioPLUS or Crossland brand/flag;

          (iv) such Hotel Property is a wholly-owned fee interest or leasehold interest; provided in the case of a leasehold, the original term thereof (including any rights of renewal) shall not be less than ten years;

          (v)   such Hotel Property is located in the United States or Canada;
     and

          (vi) all of the requirements set forth in Section 8.11 with respect to such Hotel Property have been satisfied in accordance with the provisions of such Section;

; provided that notwithstanding the foregoing, upon the written consent of the
  --------
Required Banks a Hotel Property not otherwise meeting the above criteria shall be a Qualified Hotel Property so long as (x) each such Bank shall have ten Business Days from the date of receipt of the information described in Section
8.11 to either approve or disapprove of the construction or acquisition of such Hotel Property, with a failure by any Bank to respond within such ten Business Day period to be deemed to constitute approval; and provided further that
                                                    ----------------
notwithstanding the foregoing, the Borrower may designate any future Hotel Property to be a Qualified Hotel Property so long as the aggregate cost of all such Hotel Properties so included pursuant to this proviso does not exceed $25,000,000.

          "Qualified Non-Convertible Subordinated Notes" shall mean all New Subordinated Notes other than the Qualified Convertible Subordinated Notes.

          "Qualified Preferred Stock" shall mean any preferred stock of the Borrower so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before December 31, 2003, (ii) do not require the cash payment of dividends prior to December 31, 2003 (provided that the terms of Qualified Preferred Stock shall provide that the payment of such Dividends are otherwise subject to the provisions set forth in this Agreement, as same may be amended, modified, replaced or refinanced from time to time), (iii) do not contain any covenants that are more restrictive in any material respect than those covenants contained in any indenture in respect of the New Subordinated Notes, (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower, liquidations involving the Borrower or amendments to any of the covenants set forth therein, and (v) are otherwise reasonably satisfactory to the Agents.

          "Quarterly Payment Date" shall mean the last Business day of each March, June, September and December occurring after the Effective Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                          -- ----

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

          "Register" shall have the meaning provided in Section 13.16.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Related Business" shall mean the business of developing, owning and operating lodging facilities, conducted by the Borrower and its Subsidiaries (or, if the reference is to an Unrestricted Subsidiary, by such Unrestricted Subsidiary) and any and all related businesses in support of and ancillary to or reasonably related to such business of developing, owning and operating lodging facilities.

          "Release" shall have the meaning provided such term in CERCLA.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Commitments (or after the termination thereof, outstanding Revolving Loans and Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum Total Commitment (less the Commitments of Defaulting Banks) (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks, outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          "Revolving Loan" shall have the meaning provided in Section 1.01(a).

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Run Rate EBITDA" shall mean, for any period, Property Level EBITDA (including Qualified Hotel Properties only) for such period less the Annualized Corporate Overhead Amount for such period.

          "Run Rate Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Run Rate EBITDA for the then most recently ended Test Period.

          "S&P" shall mean Standard & Poor's Ratings Services.

          "SEC" shall have the meaning provided in Section 8.01(g).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

          "Secured Creditors" shall have the meaning provided in the respective Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall have the meaning provided in Section 5.07.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean the Pledge Agreement and the Security Agreement.

          "Senior Debt Leverage Ratio" shall mean on any date a ratio calculated as provided in the definition of Run Rate Leverage Ratio contained herein, provided that the term "Consolidated Senior Debt" be deemed inserted in lieu of the term "Consolidated Debt" appearing therein.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

          "Special Financial Statements" shall mean for any date the consolidated balance sheet of the Borrower and its Subsidiaries as at such date and the related year to date consolidated statements of income and retained earnings and statements of cash flow for the period commencing on the first day of the fiscal year in which such date occurs and ending on such date, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal recurring adjustments.

          "Specific Borrowing Conditions" shall mean in respect of any Credit Event that each of the following tests shall have been satisfied on the date of such Credit Event:

          (i) the Pro Forma Borrowing Leverage Ratio determined on the date of such Credit Event shall be less than the ratio set forth below opposite the period in which such date occurs:

                    Year                          Ratio
                    ----                          -----
                    1997                         6.0:1.0
                    1998                         6.0:1.0
                    1999                         5.5:1.0
                    2000
                     and thereafter              5.0:1.0; and

          (ii) the Pro Forma Borrowing Interest Coverage Ratio determined on the date of such Credit Event shall be greater than the ratio set forth below opposite the period in which such date occurs:


                    Year                          Ratio
                    ----                          -----
                    1997                         1.50:1.0
                    1998                         1.75:1.0
                    1999                         2.00:1.0
                    2000
                     and thereafter              2.50:1.0

     ; provided that notwithstanding the foregoing, (x) if at least $200,000,000 million of gross cash proceeds are received within twelve months after the Effective Date from the issuance of New Subordinated Notes or shares of capital stock of the Borrower and (y) so long as 100% of the net cash proceeds therefrom are used (A) first, to repay any then outstanding Revolving Loans and (B) to the extent in excess thereof, are used in the business of the Borrower and its Subsidiaries prior to the further incurrence of Revolving Loans, then "Specific Borrowing Conditions" shall instead mean in respect of any Credit Event that each of the following tests shall have been satisfied on the date of such Credit Event:

           (i) the Pro Forma Borrowing Leverage Ratio determined on the date of such Credit Event shall be less than the ratio set forth below opposite the period in which such date occurs:


                    Year                          Ratio
                    ----                          ------
                    1997                         7.0:1.0
                    1998                         6.5:1.0
                    1999                         6.0:1.0
                    2000
                     and thereafter              5.5:1.0; and

          (ii) the Pro Forma Borrowing Interest Coverage Ratio determined on the date of such Credit Event shall be greater than the ratio set forth below opposite the period in which such date occurs:


                    Year                          Ratio
                    ----                          -----
                    1997                         1.50:1.0
                    1998                         1.75:1.0
                    1999                         2.00:1.0
                    2000
                     and thereafter              2.50:1.0; and


          (iii) the Pro Forma Borrowing Senior Debt Leverage Ratio determined on the date of such Credit Event shall be less than the ratio set forth below opposite the period in which such date occurs:

                    Year                          Ratio
                    -----                         -----
                    1997                         5.0:1.0
                    1998                         4.5:1.0
                    1999                         4.0:1.0
                    2000
                     and thereafter              3.5:1.0

          "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement.

          "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower designated as a "Subsidiary Guarantor" on Schedule IV hereto or which executes a guarantee after the Initial Borrowing Date pursuant to Section 9.16.

          "Subsidiaries Guaranty" shall have the meaning provided in Section
5.08.

          "Swingline Bank" shall mean IBJ and its successors and assigns.

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(b).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Agent" shall mean MSSF in its capacity as Syndication Agent and Arranger for the Banks hereunder.

          "Syndication Date" shall have the meaning provided in Section 1.01(a).

          "Tax Sharing Agreements" shall have the meaning provided in Section 5.05.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Test Period" shall mean in respect of any date, either (i) the period of four consecutive fiscal quarters of the Borrower last ended prior to such date for which financial statements have been delivered (or should have been delivered on or before such date) to the Administrative Agent pursuant to
Section 8.01(a) or (b), as the case may be, or (ii) in the event that the Borrower so elects, the period of 12 consecutive fiscal months of the Borrower last ended prior to such date provided that the Borrower shall have delivered to the Administrative Agent Special Financial Statements for the last day of such period, provided that financial statements have not been delivered (or have not
        --------
been required to be delivered) to the Banks pursuant to Section 8.01(a) or (b), as the case may be, in respect of a fiscal quarter ending after such 12-month period and prior to such date (provided that for purposes of calculating the
                               --------
Consolidated Interest Coverage Ratio only for the period ending prior to the first anniversary of the Effective Date, "Test Period" shall mean the period beginning on the first day of the fiscal quarter beginning on July 1, 1997 and ending on the last day of the fiscal quarter or month, as the case may be, ended thereafter), in each case taken as one accounting period.

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

          "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Commitment then in effect less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

          "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a
                                    ----
Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

          "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Borrower, as provided below) provided that such Subsidiary does not and shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Borrower may designate any Person acquired after the Effective Date to be an Unrestricted Subsidiary so long as (a) no Default or Event of Default is existing or will occur as a consequence thereof, and (b) such Subsidiary does not own any equity interests in, or hold any Lien on any property of, the Borrower or any other Subsidiary (excluding other Unrestricted Subsidiaries). Any such designation shall also be deemed to constitute an investment pursuant to Section 9.05(xi) in an amount equal to the Borrower's and its Subsidiaries' percentage ownership interest of such Unrestricted Subsidiary of the sum of the net assets (with assets other than cash and Cash Equivalents valued at fair market value) of such Subsidiary at the time of the designation (which investment must be permitted to be made in accordance with the requirements of Section 9.05(xi)). The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default or Event of Default is existing or will occur as a consequence thereof and the provisions of Section 9.16 are complied with for such Subsidiary at the time of such designation. Each such designation shall be evidenced by filing with the Administrative Agent a certified copy of the resolution giving effect to such designation and an officers' certificate of an Authorized Officer of the Borrower certifying that such designation complied with the foregoing conditions.

          "Unutilized Commitment" with respect to any Bank at any time shall mean such Bank's Commitment at such time, if any, less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and
(ii) such Bank's Percentage of the Letter of Credit Outstandings.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          SECTION 12.  The Agents.
                       ----------

          12.01  Appointment.  The Banks hereby designate IBJ as Administrative
                 -----------
Agent (for purposes of this Section 12, the term "Administrative Agent" shall include IBJ in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Banks hereby designate MSSF as Syndication Agent (for purposes of this Section 12, the term "Syndication Agent" also shall include MSSF in its capacity as
Arranger) to act as specified herein and in the other Credit Documents.   Each
Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, any Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          12.02  Nature of Duties.  No Agent shall have any duties or
                 ----------------
responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither any Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03  Lack of Reliance on the Agents.  Independently and without
                 ------------------------------
reliance upon any Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and each of its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the credit worthiness of the Borrower and each of its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuine ness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the per formance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04  Certain Rights of the Agents.  If any Agent shall request
                 ----------------------------
instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

          12.05  Reliance.  Each Agent shall be entitled to rely, and shall be
                 --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

          12.06  Indemnification.  To the extent any Agent is not reimbursed and
                 ---------------
indemnified by the Borrower, the Banks will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that to the extent that any
                                        --------
Agent is reimbursed by the Borrower for amounts paid by the Banks pursuant to this Section 12.06, such Agent shall reimburse the Banks for such amounts; provided further that no Bank shall be liable for any portion of such
----------------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

          12.07  Each Agent in Its Individual Capacity.  With respect to its
                 -------------------------------------
obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          12.08  Holders.  Each Agent may deem and treat the payee of any Note
                 -------
as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with such Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09  Resignation by the Administrative Agent and the Syndication
                 -----------------------------------------------------------
Agent.  (a)  The Administrative Agent and/or the Syndication Agent may resign
-----
from the performance of all their respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Banks and the Borrower (provided that no such notice shall be required to be given to the Borrower if a Default or an Event of Default of the type described in Section 10.05 exists with respect to the Borrower). Such resignation, in the case of the Administrative Agent, shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below, and such resignation, in the case of the Syndication Agent, shall take effect immediately.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent hereunder or there under who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that (i) so long as no Default or Event of Default exists at such time such successor Administrative Agent shall be required to be reasonably satisfactory to the Borrower and (ii) at all other times any Non-Defaulting Bank is deemed to be acceptable to the Borrower).


          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          SECTION 13.  Miscellaneous.
                       -------------


          13.01  Payment of Expenses, etc.  The Borrower agrees that it shall:
                 -------------------------
(i) whether or not the transactions contemplated herein are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case), in connection with the preparation, execution, delivery and performance of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with its syndication efforts with respect to this Agreement and, upon the occurrence and during the continuance of an Event of Default, the reasonable costs and expenses of each of the Agents and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and, following an Event of Default, for each of the Banks), provided that the Borrower's obligation to reimburse the Agents for the
        --------
reasonable fees and disbursements of White & Case incurred in connection with the preparation, execution and delivery of this Agreement shall be subject to the letter dated July 21, 1997 from the Syndication Agent to the Borrower; (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against any Credit Party, any of its Subsidiaries or any Real Property owned or at any time operated by any Credit Party or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, pro test or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          13.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Bank, at its address specified on Schedule II; if to the Syndication Agent, at the address specified on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or any Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, tele graphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to any Agent or any Credit Party shall not be effective until received by such Agent or such Credit Party.

          13.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not
                                   --------  -------
assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and,

provided further, that, although any Bank may transfer, assign or grant
----------------
participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any
                      ----------------
participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitment (and related outstanding Obligations hereunder) to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitment (and related outstanding Obligations hereunder) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed
                      --------
modified to reflect the Commitments (and/or out standing Loans, as the case may
be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes (or, upon such assigning Bank's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) , new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be), (iii) the consent (which shall not be unreasonably withheld or delayed) of each Agent shall be required in connection with any such assignment pursuant to clause (y) above, (iv) so long as no Default or Event of Default exists, the consent of the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed), and (v) the Administrative Agent shall receive at the time of each such assignment (other than in connection with an assignment by a Bank to an affiliate of such Bank), from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $1,500 or in the case of an assignment to an assignee which is not a Bank, the payment of a nontransferable assignment fee of $3,000 and, provided further, that such transfer or assignment will not be
               ----------------
effective until recorded by the Administrative Agent on the Register pursuant to
Section 13.16. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or
4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay or reimburse such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          13.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of any Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower or any other Credit Party and any Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          13.06  Payments Pro Rata.  (a)  Except as otherwise provided in this
                 -----------------
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment)
                                           --- ----
pro rata based upon their respective shares, if any, of the Obligations with
--- ----
respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess
                          --------
amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          13.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks) ("GAAP"); provided that, (i) except as otherwise specifically provided herein,
          --------
all computations of Excess Cash Flow and all computations determining compliance with Sections 9.08 through 9.11, inclusive, and the determination of the Applicable Margin, Applicable Commitment Commission Percentage and Specific Borrowing Conditions shall utilize accounting principles and policies in conformity with those used to prepare the annual financial statements first delivered to the Banks pursuant to Section 7.05(a) and (ii) for purposes of calculating financial terms, all covenants and related definitions, all such calculations based on the operations of the Borrower and its Subsidiaries on a consolidated basis shall be made without giving effect to the operations of any Unrestricted Subsidiaries.

          (b) All computations of interest, Commitment Commission, and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or other Fees are payable.


          13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                 -----------------------------------------------------------
JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
----------
AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

          (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          13.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which (i) the Borrower, each Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the Borrower shall have paid to the Agents and the Banks all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the respective Agents and the Banks to the extent due. Unless the Agents received actual notice from any Bank that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause
(i) of the immediately preceding sentence and upon the Agents' good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met. The Administrative Agent will give the

Borrower, the Syndication Agent and each Bank prompt written notice of the occurrence of the Effective Date.

          13.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or any Fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Loans and Commitments are included on the Effective
Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such
                                             ----------------
change, waiver, discharge or termination shall (w) increase the Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (x) without the consent of each Issuing Bank, amend, modify or waive any provision of
Section 2 or alter its rights or obligations with respect to Letters of Credit,
(y) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent and (z) without the consent of the Collateral

Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause
(A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitments in accordance with Sections 3.02(b) and/or 4.01(b), provided
                                                                       --------
that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower
                              ----------------
shall not have the right to replace a Bank, terminate any of its Commitments or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

          13.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

          13.14  Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15  Confidentiality.  (a)  Subject to the provisions of clause (b)
                 ---------------
of this Section 13.15, each Bank agrees that it will use its reasonable efforts not to disclose without the prior written consent of the Borrower (other than to its directors, employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank) any information with respect to any Credit Party or any of its Subsidiaries which is now or in the future furn ished pursuant to this Agreement or any other Credit Document and which is designated by any Credit Party to the Banks in writing as confidential, provided that any Bank may
                                                      --------
disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 13.15(a), (b) as may be required or appro priate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board, the Federal Deposit Insurance Corporation or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to any Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided, that such prospective transferee agrees
                               --------
in writing with such Bank for the benefit of the Borrower to be subject to the provisions of this Section 13.15(a).

          (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Credit Parties or any of their respective Subsidiaries (including, without limitation, any nonpublic customer informa tion regarding the creditworthiness of the Credit Parties and their respective Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such
Bank), it being understood that for purposes of this Section 13.15(b) the term "affiliate" shall mean any direct or indirect holding company of a Bank as well as any direct or indirect Subsidiary of such holding company.

          13.16  Register.  The Borrower hereby designates the Administrative
                 --------
Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.16.

          13.17  Limitation on Increased Costs.  Notwithstanding anything to the
                 -----------------------------
contrary contained in Section 1.10, 1.11, 2.06 or 4.04, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under any such Section within 180 days after the later of (x) the date such Bank incurs the respective increased costs, Taxes, loss, expense or liability, or reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, or reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pur suant to said
Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, or reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said
Section 1.10, 1.11, 2.06 or 4.04, as the case may be. This Section 13.17 shall have no applicability to any Section of this Agreement or any other Credit Document other than said Sections 1.10, 1.11, 2.06 and 4.04.


                                *      *      *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:
-------


450 East Las Olas Boulevard
                                        EXTENDED STAY AMERICA, INC.

Suite 1100
Ft. Lauderdale, FL  73301
Telephone No.:  (954) 713-1600
Telecopier No.: (954) 713-1650
Attention:  Robert A. Brannon           By____________________________
                                          Name:
                                          Title:



                                        MORGAN STANLEY SENIOR FUNDING, INC.,
                                        Individually, as
                                        Syndication Agent and as Arranger



                                        By____________________________
                                          Name:
                                          Title:



                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                        Individually and as
                                        Administrative Agent



                                        By____________________________
                                          Name:
                                          Title:

                                        ALLIANCE CAPITAL MANAGEMENT



                                        By:___________________________
                                           Name:
                                           Title:



                                        ALLIED IRISH BANK, PLC



                                        By:___________________________
                                           Name:
                                           Title:


                                        APPALOOSA


                                        By:___________________________
                                           Name:
                                           Title:



                                        BANK LEUMI TRUST COMPANY OF
                                        NEW YORK



                                        By:___________________________
                                           Name:
                                           Title:



                                        By:___________________________
                                           Name:
                                           Title:

                                        BANK OF TAIWAN L.A.



                                        By:___________________________
                                           Name:
                                           Title:



                                        BANK ONE, KENTUCKY, NA


                                        By:___________________________
                                           Name:
                                           Title:


                                        BANK POLSKA KASA OPIEKI, S.A.


                                        By:___________________________
                                           Name:
                                           Title:



                                        BLACK DIAMOND


                                        By:___________________________
                                           Name:
                                           Title:



                                        CHANG HWA COMMERICAL BANK,
                                        LTD., NEW YORK BRANCH



                                        By:___________________________
                                           Name:

                                           Title:

                                        CITIBANK, N.A.



                                        By:___________________________
                                           Name:
                                           Title:



                                        CITICORP REAL ESTATE



                                        By:___________________________
                                           Name:
                                           Title:



                                        COMPAGNIE FINANCIERE DE CIC ET
                                        DE L'UNION EUROPEENNE



                                        By:___________________________
                                           Name:
                                           Title:



                                        CREDIT LYONNAIS NEW YORK BRANCH



                                        By:___________________________
                                           Name:
                                           Title:



                                        CREDIT SUISSE



                                        By:___________________________
                                           Name:

                                           Title:

                                        THE DAI-ICHI KANGYO BANK, LTD.



                                        By:___________________________
                                           Name:
                                           Title:



                                        FIRST COMMERCIAL BANK



                                        By:___________________________
                                           Name:
                                           Title:



                                        THE FUJI BANK, LTD.



                                        By:___________________________
                                           Name:
                                           Title:



                                        GIROCREDIT BANK AG DER
                                        SPARKASSEN, GRAND CAYMAN
                                        ISLAND BRANCH



                                        By:___________________________
                                           Name:
                                           Title:



                                        HARCH CAPITAL MANAGEMENT



                                        By:___________________________

                                           Name:
                                           Title:

                                        HELLER FINANCIAL, INC.



                                        By:___________________________
                                           Name:
                                           Title:



                                        IBJ LEASING




                                        By:___________________________
                                           Name:
                                           Title:



                                        IMPERIAL BANK



                                        By:___________________________
                                           Name:
                                           Title:



                                        THE INDUSTRIAL BANK OF JAPAN,
                                         LIMITED



                                        By:___________________________
                                           Name:
                                           Title:



                                        THE LONG TERM CREDIT BANK OF
                                         JAPAN, LTD.



                                        By:___________________________

                                            Name:
                                            Title:

                                        MANUFACTURERS AND TRADERS
                                         TRUST COMPANY



                                        By:___________________________
                                           Name:
                                           Title:



                                        MASSACHUSETTS MUTUAL LIFE
                                         INSURANCE COMPANY



                                        By:___________________________
                                           Name:
                                           Title:



                                        NATIONSBANK, N.A.



                                        By:___________________________
                                           Name:
                                           Title:



                                        ORIX USA CORPORATION



                                        By:___________________________
                                           Name:
                                           Title:

                                        PACIFIC LIFE INSURANCE CO.



                                        By:___________________________
                                           Name:
                                           Title:


                                        PROTECTIVE ASSET MANAGEMENT



                                        By:___________________________
                                           Name:
                                           Title:


                                        RZB FINANCE LLC



                                        By:___________________________
                                           Name:
                                           Title:



                                        THE SANWA BANK, LIMITED



                                        By:___________________________
                                           Name:
                                           Title:



                                        THE SUMITOMO BANK, LIMITED



                                        By:___________________________
                                           Name:

                                           Title:

                                        SUNAMERICA



                                        By:___________________________
                                           Name:
                                           Title:



                                        TRUST COMPANY OF THE WEST



                                        By:___________________________
                                           Name:
                                           Title:

                                                                      SCHEDULE I
                                                                      ----------



                                  COMMITMENTS
                                  -----------

Bank                                                     Commitment
----                                                    ------------
Morgan Stanley Senior Funding, Inc.                     $200,000,000
The Industrial Bank of Japan, Limited                     65,000,000
The Sumitomo Bank, Limited                                40,000,000
Bank One                                                  30,000,000
The Long Term Credit Bank of Japan, Ltd.                  25,000,000
Manufacturers & Traders Trust Co.                         20,000,000
Protective Asset Management                               20,000,000
Chang Hwa Commercial Bank, Ltd., New York Branch          15,000,000
Compagnie Financiere de Cic et de L'Union Europeenne      15,000,000
First Commercial Bank                                     15,000,000
Heller Financial                                          15,000,000
Harch Capital Management                                  10,000,000
Imperial Bank                                             10,000,000
ORIX USA Corporation                                      10,000,000
RZB Finance LLC                                           10,000,000
                                                        ------------
              TOTAL:                                    $500,000,000

                                                                     SCHEDULE II
                                                                     -----------



                                 BANK ADDRESSES
                                 --------------

MORGAN STANLEY SENIOR FUNDING, INC.
1585 Broadway
New York, NY  10036

     Attention: Jim Morgan
     Telephone  No.:  (212) 761-4866
     Telecopier No.: (212) 761-0592

     Attention: Richard Biggicca
     Telephone  No.:  (212) 761-4838
     Telecopier No.: (212) 761-0592



THE INDUSTRIAL BANK OF JAPAN, LIMITED
1251 Avenue of the Americas
New York, NY  10020-1104

     Attention: Chris Droussiotis
     Telephone  No.:  (212) 282-3323
     Telecopier No.: (212) 282-4490

                                                                     SCHEDULE II

Copy to:

IBJ Agent Services
One State Street
New York, NY  10004

     Attention:  Meredith McRae
     Telephone  No.: (212) 858-2744
     Telecopier No.: (212) 858-2895


ALLIANCE CAPITAL MANAGEMENT
1345 Avenue of the Americas
New York, NY  10105

     Attention: Ken Ostmann
     Telephone  No.:  (212) 969-1576
     Telecopier No.:  (212) 969-1466


ALLIED IRISH BANK, PLC
405 Park Avenue
New York, NY  10022

     Attention: Marcia Meeker
     Telephone  No.:  (212) 339-8018
     Telecopier No.:  (212) 339-8007


APPALOOSA
51 JFK Parkway
Short Hills, NJ 07078

     Attention: Jim Bolin
     Telephone  No.:  (201) 376-5400
     Telecopier No.:  (201) 376-5415

                                                                     SCHEDULE II

BANK LEUMI TRUST COMPANY OF NEW YORK
579 Fifth Avenue
3rd Floor
New York, NY  10017

     Attention: Steven Navarro
     Telephone  No.:  (212) 407-4303
     Telecopier No.:  (212) 407-4317

copy to:

BANK LEUMI TRUST COMPANY OF NEW YORK
562 Fifth Avenue
7th Floor
New York, NY  10036

     Attention: Howard Epstein
     Telephone  No.:  (212) 626-1187
     Telecopier No.:  (212) 626-1195


BANK OF TAIWAN L.A.
603 S. Figueroa Street
45th Floor
Los Angeles, CA  90017

     Attention: Carson H. Hsu
     Telephone  No.:  (213) 629-6600
     Telecopier No.:  (213) 629-6610

                                                                     SCHEDULE II

BANK ONE
201 East Main Street
4th Floor
Lexington, KY  40507

     Attention: Robert Heiple
     Telephone  No.:  (606) 231-2686
     Telecopier No.:  (606) 231-2732


BANK POLSKA KASA OPIEKI, S.A.
430 Park Avenue South
New York, NY

     Attention: William A. Shea
     Telephone  No.:  (212) 251-1203
     Telecopier No.:  (212) 213-2971


BLACK DIAMOND
100 Field Drive
Suite 3300
Lake Forest, IL  60045

     Attention: James Zenni
     Telephone  No.:  (847) 615-9000
     Telecopier No.:  (847) 615-9064


with a copy to:

BLACK DIAMOND
230 Park Avenue
New York, NY  10069

     Attention:  Steve Deckoff
                 Venkat Venkatraman

                                                                     SCHEDULE II

     Telephone  No.: (212) 953-6063
     Telecopier No.: (212) 687-1726


CHANG HWA COMMERICAL BANK, LTD., NEW YORK BRANCH
One World Trade Center
32nd Floor, Suite 3211
New York, NY  10048

     Attention:  Teddy Mou
     Telephone  No.: (212) 390-7040
     Telecopier No.: (212) 390-0120


CITIBANK, N.A.
399 Park Avenue
10th Floor, Zone 7
New York, NY  10043

     Attention: Hans Christiansen
     Telephone  No.:  (212) 559-7132
     Telecopier No.:  (212) 793-3064

                                                                     SCHEDULE II

CITICORP REAL ESTATE
399 Park Avenue
3rd Floor
New York, NY  10043


     Attention: Michael Chlopak
     Telephone  No.:  (212) 559-0984
     Telecopier No.:  (212) 793-6314


COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE
520 Madison Avenue
New York, NY  10022

     Attention: Marcus Edwards
     Telephone  No.:  (212) 715-4413
     Telecopier No.:  (212) 715-4535


CREDIT LYONNAIS NEW YORK BRANCH
1301 Avenue of the Americas
New York, NY  10019

     Attention: Joe Asciola
     Telephone  No.:  (212) 261-7835
     Telecopier No.:  (212) 261-7890


CREDIT SUISSE
11 Madison Avenue
New York, NY  10010

     Attention: Rob Finney
     Telephone  No.:  (212) 325-9038
     Telecopier No.:  (212) 325-8319

                                                                     SCHEDULE II

                                                                     SCHEDULE II

THE DAI-ICHI KANGYO BANK, LTD.
One World Trade Center
Suite 4911
New York, NY  10048

     Attention: Ronald C. Wolinsky
     Telephone  No.:  (212) 488-0561
     Telecopier No.:  (212) 524-0579


FIRST COMMERCIAL BANK
515 South Flower Street
Suite 1050
Los Angeles, CA  90071

     Attention: Jonathan Kuo
     Telephone  No.:  (213) 362-0200
     Telecopier No.:  (213) 362-0244


THE FUJI BANK, LTD.
Two World Trade Center
New York, NY  10048

     Attention: Mark Hanslan
     Telephone  No.:  (212) 898-2051
     Telecopier No.:  (212) 898-2399


GIROCREDIT BANK AG DER SPARKASSEN,
 GRAND CAYMAN ISLAND BRANCH
280 Park Avenue
West Building, 32nd Fl.
New York, NY  10017

     Attention:  John Redding

                                                                     SCHEDULE II

     Telephone No.:  (212) 984-5632
     Telecopier No.  (212) 984-5627

                                                                     SCHEDULE II

HARCH CAPITAL MANAGEMENT
One Park Place
621 NW 53rd Street
Suite 620
Boca Raton, FL  33487

     Attention: James C. DiDonato
     Telephone  No.:  (561) 995-4900
     Telecopier No.:  (561) 995-4949


HELLER FINANCIAL
500 West Monroe Street
Chicago, IL  60661

     Attention: Pat Hayes
     Telephone  No.:  (312) 441-7035
     Telecopier No.:  (312) 441-7357


HELLER FINANCIAL
900 Circle 75 Parkway N.W.
Atlanta, GA  30339

     Attention: Betsy Edelman
     Telephone  No.:  (770) 980-6016
     Telecopier No.:  (770) 980-6215


IBJ LEASING
150 East 52nd Street
New York, NY  10022

     Attention: Tetsuya Kawahara
     Telephone  No.:  (212) 750-1800
     Telecopier No.:  (212) 750-2323

                                                                     SCHEDULE II

IMPERIAL BANK
9920 South La Ciengega Boulevard
Suite 1015
Inglewood, CA  90301

     Attention: Ray Vadalma
     Telephone  No.:  (310) 417-5710
     Telecopier No.:  (310) 338-2611


THE LONG TERM CREDIT BANK OF JAPAN, LTD.
245 Peachtree Center Avenue
Suite 2801
Atlanta, GA  30303

     Attention: Tom Meyer
     Telephone  No.:  (404) 659-7210
     Telecopier No.:  (404) 658-9751


copy to:

THE LONG TERM CREDIT BANK OF JAPAN, LTD.
165 Broadway
New York, NY  10036

     Attention: Kathleen Santiago
     Telephone  No.:  (212) 335-4578
     Telecopier No.:  (212) 608-2371


MANUFACTURERS AND TRADERS TRUST COMPANY
1 Fountain Plaza
12th Floor
Buffalo, NY  14203-1495

                                                                     SCHEDULE II

     Attention: Jeffrey Fenn
     Telephone  No.:  (716) 848-7335
     Telecopier No.:  (716) 848-7318


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
1295 State Street
Springfield, MA  01111-0001

     Attention: John B. Wheeler
                Rob Little
     Telephone  No.:  (413) 744-6228
     Telecopier No.:  (413) 744-6127


NATIONSBANK, N.A.
300 N. Tryon Street
LOC NC1-007-11-07
Charlotte, NC  28255

     Attention: Greg Welkom
     Telephone  No.:   (704) 386-8034
                      (704) 386-0637
     Telecopier No.:  (704) 388-9408
                      (704) 388-0443


ORIX USA CORPORATION
780 Third Avenue
48th Floor
New York, NY  10018-7088

     Attention: Kiyomi Kosaka
     Telephone  No.:  (212) 418-8357
     Telecopier No.:  (212) 418-8308

                                                                     SCHEDULE II

                                                                     SCHEDULE II

PACIFIC LIFE INSURANCE CO.
700 Newport Center Drive
Newport Beach, CA  92660-6397

     Attention: T. Anthony Premer
     Telephone  No.:  (714) 721-5174
     Telecopier No.:  (714) 721-5200


PROTECTIVE ASSET MANAGEMENT
1150 Two Galleria Tower
13455 Noel Road - LB #45
Dallas, TX  75240

     Attention: James Dondero
     Telephone  No.:  (972) 233-4300
     Telecopier No.:  (972) 233-4343


RZB FINANCE LLC
1133 Avenue of the Americas
16th Floor
New York, NY  10036

     Attention: Christopher Hoedel
     Telephone  No.:  (212) 845-4100
     Telecopier No.:  (212) 944-2093


THE SANWA BANK, LIMITED
4950 Georgia Pacific Center
Atlanta, GA  30303

     Attention: Peter Pollack
     Telephone  No.:  (404) 586-6888
     Telecopier No.:  (404) 589-1629

                                                                     SCHEDULE II

THE SUMITOMO BANK, LIMITED
277 Park Avenue
New York, NY  10172

     Attention: Suresh Tata
     Telephone  No.:  (212) 224-4129
     Telecopier No.:  (212) 224-5188


SUNAMERICA
1 SunAmerica Center
38th Floor
Century City
Los Angeles, CA  90067-6022

     Attention: Sabur Moini
     Telephone  No.:  (310) 772-6256
     Telecopier No.:  (310) 772-6078


TRUST COMPANY OF THE WEST
200 Park Avenue
Suite 2200
New York, NY  10166-0228

     Attention: Justin L. Driscoll
     Telephone  No.:  (212) 297-4137
     Telecopier No.:  (212) 297-4159

                                                                    SCHEDULE III
                                                                    ------------


                           INITIAL HOTEL PROPERTIES
                           ------------------------



Name                      Owner                        City/State
----                      -----                        ----------

                                                                     SCHEDULE IV
                                                                     -----------



                                 SUBSIDIARIES
                                 ------------

                                                                      SCHEDULE V
                                                                      ----------



                             EXISTING INDEBTEDNESS
                             ---------------------



                                     NONE.

                                                                     SCHEDULE VI
                                                                     -----------



                                   INSURANCE
                                   ---------



TYPE OF INSURANCE                       LIMITS
-------------------                     ------


                                 See Attached.

                                                                    SCHEDULE VII
                                                                    ------------



                                EXISTING LIENS
                                --------------



                                 See Attached.

                                                                   SCHEDULE VIII
                                                                   -------------



                                 ERISA MATTERS
                                 -------------



                                     NONE.

                                                                       EXHIBIT A
                                                                       ---------


                          FORM OF NOTICE OF BORROWING
                          ---------------------------


                                                                          [Date]


The Industrial Bank of Japan,
 Limited as Administrative Agent
 for the Banks party to the
 Credit Agreement referred
 to below
1251 Avenue of the Americas
New York, New York  10020-1104


Attention:

Ladies and Gentlemen:

     The undersigned, Extended Stay America, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of September 26, 1997 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the Borrower, certain lenders from time to time party thereto (the "Banks"), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

          (i) The Business Day of the Proposed Borrowing is (the "Borrowing Date")./1/

          (ii) The aggregate principal amount of the Proposed Borrowing is $____________.

/1/ Shall be a Business Day at least one Business Day in the case of Base Rate Loans and three Business Days in the case of Eurodollar Loans, in each case, after the date hereof.

                                                                       EXHIBIT A
                                                                          Page 2


          (iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

          [(iv) The initial Interest Period for the Proposed Borrowing is _______ month(s).]/2/

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date:

          (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                      Very truly yours,

                                      EXTENDED STAY AMERICA, INC.


                                      By:_________________________
                                         Title:


/2/  To be included for a Proposed Borrowing of Eurodollar Loans.

                                                                     EXHIBIT B-1


                                 REVOLVING NOTE


$__________                                                   New York, New York
                                                                          [Date]


          FOR VALUE RECEIVED, EXTENDED STAY AMERICA, INC. (the "Borrower"), a Delaware corporation, hereby promises to pay to ____________, or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The Industrial Bank of Japan, Limited (the "Administrative Agent") located at 1251 Avenue of the Americas New York, New York 10020-1104 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of ________________ DOLLARS ($___________) or, if less, the unpaid outstanding principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of September 26, 1997, among the Borrower, the lenders from time to time party thereto (including the Bank), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and the Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Agreement.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-1
                                                                          Page 2

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          This Note is registered on the books of the Borrower maintained by the Administrative Agent, as agent for the Borrower, and is transferrable only in accordance with the provisions of the Agreement.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.



                                       EXTENDED STAY AMERICA, INC.


                                       By:
                                           -------------------------------------
                                           Title:

                                                                     EXHIBIT B-2

                                 SWINGLINE NOTE


$__________                                                   New York, New York
                                                                          [Date]

          FOR VALUE RECEIVED, EXTENDED STAY AMERICA, INC. (the "Borrower"), a Delaware corporation, hereby promises to pay to THE INDUSTRIAL BANK OF JAPAN, LIMITED or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The Industrial Bank of Japan, Limited (the "Administrative Agent") located at 1251 Avenue of the Americas New York, New York 10020-1104 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of ___________________ DOLLARS ($__________) or, if less, the unpaid outstanding principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is the Swingline Note referred to in the Credit Agreement, dated as of September 26, 1997, among the Borrower, the lenders from time to time party thereto (including the Bank), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and the Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part, as provided in the Agreement.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-2
                                                                          Page 2


          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          This Note is registered on the books of the Borrower maintained by the Administrative agent, as agent for the Borrower, and is transferrable only in accordance with the provisions of the Agreement.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                       EXTENDED STAY AMERICA, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT C
                                                                       ---------


                           LETTER OF CREDIT REQUEST


No. _____/1/   Dated ______/2/



The Industrial Bank of Japan, Limited,
  as Administrative Agent under the
  Credit Agreement (the "Credit
  Agreement"), dated as of September 26,
  1997, among Extended Stay America,
  Inc., the lenders from time to time
  party thereto, Morgan Stanley Senior
  Funding, Inc., as Syndication Agent
  and as Arranger, and The Industrial Bank of Japan, Limited, as Administrative Agent
1251 Avenue of the Americas
New York, New York  10020-1104



[Name and address of applicable Issuing Bank]

Ladies and Gentlemen:

          We hereby request that [name of proposed Issuing Bank], in its individual capacity, issue a [Standby][Trade] Letter of Credit for the account of the

----------------
/1/  Letter of Credit Request Number.
/2/  Date of Letter of Credit Request.

                                                                       EXHIBIT C
                                                                          Page 2


undersigned on ________/3/ (the "Date of Issuance") in the aggregate stated amount of __________/4/.

          For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

          The beneficiary of the requested Letter of Credit will be ____________/5/, and such Letter of Credit will be in support of
_______________/7/ and will have a stated expiration date of _______________/6/.

          We hereby certify that:

               (1) The representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

---------

/3/ Date of Issuance which shall be at least five Business Days from the date hereof (or such shorter period as is acceptable to the respective Issuing Bank).

/4/  Aggregate initial Stated Amount of Letter of Credit.

/5/  Insert name and address of beneficiary.

/6/ Insert description of L/C Supportable Obligation in the case of Standby Letters of Credit or a description of the commercial transaction which is being supported in the case of Trade Letters of Credit.

/7/ Insert last date upon which drafts may be presented which may not be later than (i) 12 months after the Date of Issuance or, if earlier, the third Business Day prior to the Maturity Date for Standby Letters of Credit or (ii) 360 days after the Date of Issuance or, if earlier, 30 days prior to the Maturity Date in the case of Trade Letters of Credit.

                                                                       EXHIBIT C
                                                                          Page 3

               (2) No Default or Event of Default has occurred and is con tinuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.

          Copies of all documentation with respect to the supported transaction are attached hereto.


                              EXTENDED STAY AMERICA, INC.


                              By:____________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT D
                                                                       ---------



                        SECTION 4.04(b)(ii) CERTIFICATE
                        -------------------------------


     Reference is hereby made to the Credit Agreement, dated as of September 26, 1997, among Extended Stay America, Inc., the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Arranger, and The Industrial Bank of Japan, Limited, as Administrative Agent (as amended from time to time, the "Credit Agreement"). Pursuant to the provisions of
Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                       [NAME OF BANK]



                                       By ____________________________
                                          Title:

Date:  _______________, ____

                                                                       EXHIBIT F



                             OFFICERS' CERTIFICATE

     I, the undersigned, [President/Vice President] of [Name of Credit Party], a corporation organized and existing under the laws of the State of ________ (the "Company"), do hereby certify on behalf of the Company that:

     1. This Certificate is furnished pursuant to Section 5 of the Credit Agreement, dated as of September 26, 1997, among [Extended Stay America, Inc.] [the Company], the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and The Industrial Bank of Japan, Limited, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

     2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his/her name and has held such office since _________ __, 19__./1/ The signature written opposite the name and title of each such officer is such officer's genuine signature.


        Name/2/                    Office                    Signature
      ----------                  --------                   ---------
      ----------                  --------                   ---------

      ----------                  --------                   ---------

      ----------                  --------                   ---------


    3. Attached hereto as Exhibit A is a certified copy of the [Certificate][Articles] of Incorporation of the Company, as filed in the Office of the Secretary of State of the State of ________ on ___________, 19__, together with all amendments thereto adopted through the date hereof.

------------
/1/ Insert a date prior to the time of any corporate action relating to the Credit Documents or related documentation.

/2/ Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

                                                                       EXHIBIT F
                                                                          Page 2


     4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.

     5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Credit Documents to which the Company is party.

     [6. On the date hereof, all of the applicable conditions set forth in Sections 5.09, 5.10, 5.13 and 6.01 have been satisfied.

     7. Attached hereto as Exhibit D are true and correct copies of all Employee Benefit Plans.

     8. Attached hereto as Exhibit E are true and correct copies of all Shareholders' Agreements.

     9. Attached hereto as Exhibit F are true and correct copies of all Management Agreements.

     10. Attached hereto as Exhibit G are true and correct copies of all Collective Bargaining Agreements.

     11. Attached hereto as Exhibit H are true and correct copies of all Existing Indebtedness Agreements.

     12. Attached hereto as Exhibit I are true and correct copies of all Tax Sharing Agreements.]/3/

          [6][13.] On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier
----------------
/3/ Insert bracketed items 6-12 in the Certificate delivered by the Borrower only.

                                                                       EXHIBIT F
                                                                          Page 3


date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          [7][14.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.

          [8][15.] There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.


          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of September, 1997.

                                       [NAME OF CREDIT PARTY]



                                       ______________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT F
                                                                          Page 4


I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

          1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

          2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5 and [8][15] above are true and correct.


          IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of September, 1997.


                                       [NAME OF CREDIT PARTY]



                                       ____________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT G
                                                                       ---------



                                PLEDGE AGREEMENT
                                ----------------


     PLEDGE AGREEMENT, dated as of ____________, 1997 (as amended, modified or supplemented from time to time, this "Agreement") made by each of the undersigned (each a "Pledgor" and, together with any other entity that becomes a party hereto pursuant to Section 23 hereof, the "Pledgors"), to The Industrial Bank of Japan, Limited, as Collateral Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                             W I T N E S S E T H :
                             --------------------

     WHEREAS, Extended Stay America, Inc. (the "Borrower"), various lenders from time to time party thereto (the "Banks"), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger (the "Syndication Agent"), The Industrial Bank of Japan, Limited, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent") have entered into a Credit Agreement, dated as of September 26, 1997 (the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring the Indebtedness under such agreement or any successor agreements) (the Banks, the Syndication Agent, the Administrative Agent and the Pledgee are herein called the "Bank Creditors");

     WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

     WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

                                                                       EXHIBIT G
                                                                          Page 2


     WHEREAS, it is a condition to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered this Agreement; and

     WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, each Pledgor desires to enter into this Agreement in order to satisfy the conditions described in the preceding paragraph;

     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

     1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

          (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of such Pledgor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including without limitation
     (x) in the case of the Borrower, all such obligations and indebtedness of the Borrower under the Credit Agreement and (y) in the case of each other Pledgor, all such obligations and indebtedness under the Subsidiaries Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

          (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) owing by such Pledgor to the Other Creditors under, or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement,

                                                                       EXHIBIT G
                                                                          Page 3


     whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

          (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral (to the extent provided for in the Credit Documents);

          (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i), (ii) and (iii) above, after an Event of Default (as such term is defined in the Security Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

          (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement.

All such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

          2. DEFINITION OF STOCK, NOTES, SECURITIES, ETC. As used herein: (i) the term "Stock" shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a "Domestic Corporation"), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by each Pledgor and (y) with respect to corporations not Domestic Corporations (each a "Foreign Corporation"), all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of any Foreign Corporation, provided that, subject to
Section 8.13 of the Credit Agreement, such Pledgor shall not be required to pledge hereunder, and nothing herein shall be deemed to constitute a pledge hereunder of, more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote; (ii) the term "Notes" shall mean all promissory notes from time to time issued to, or held by, each Pledgor; and (iii) the term "Securities" shall mean all of the Stock and Notes. Each Pledgor represents and warrants that

                                                                       EXHIBIT G
                                                                          Page 4


on the date hereof (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex A hereto; (ii) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto; (iii) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto; (iv) the Notes held by such Pledgor consist of the promissory notes described in Annex B hereto where such Pledgor is listed as the Lender; (v) such Pledgor is the holder of record and sole beneficial owner of the Stock and the Notes held by such Pledgor and there exist no options or preemption rights in respect of any of such Stock; and (vi) on the date hereof, such Pledgor owns no other Securities.

          3.  PLEDGE OF SECURITIES, ETC.

          3.1. Pledge. To secure the Obligations of such Pledgor and for the purposes set forth in Section 1 hereof, each Pledgor hereby (i) grants to the Pledgee a security interest in all of the Collateral owned by such Pledgor, (ii) pledges and deposits as security with the Pledgee the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor, duly endorsed in blank by such Pledgor in the case of Notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee and (iii) hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

          3.2. Subsequently Acquired Securities. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of such Notes, and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of such Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder. Subject to Section
8.13 of the Credit Agreement, no Pledgor shall be required at any time to pledge hereunder any Stock which is more than 65% of the total combined voting power of all Classes of Capital Stock of any Foreign Subsidiary entitled to vote.

                                                                       EXHIBIT G
                                                                          Page 5



          3.3. Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the relevant Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code, if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder.

          3.4. Definitions of Pledged Stock; Pledged Notes; Pledged Securities and Collateral. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Pledged Stock and Pledged Notes together are called the "Pledged Securities;" and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

          4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right, subject to the written consent (which will not be unreasonably withheld or delayed) of the relevant Pledgor, to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee and subject to such Pledgor consent) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

          5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"). All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and
Section 7 hereof shall become applicable.

          6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the

                                                                       EXHIBIT G
                                                                          Page 6


Pledged Notes shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

          (i) all other or additional stock or other securities (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Pledged Stock;

          (ii) all other or additional stock or other securities paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

          (iii) all other or additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this
Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be promptly paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

          7. REMEDIES IN CASE OF EVENTS OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to (i) exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, (ii) exercise all the rights and remedies of a secured party under the Uniform Commercial Code and (iii) without limitation, exer cise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

          (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

          (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

          (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other action to collect upon any Pledged Note

                                                                       EXHIBIT G
                                                                          Page 7


     (including, without limitation, to make any demand for payment thereon in accordance with its terms);

          (d) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing, upon the occurrence and continuation of an Event of Default, the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

          (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' prior notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

          8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee

                                                                       EXHIBIT G
                                                                          Page 8


or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

          9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of the Obligations in the manner provided in Section 7.4 of the Security Agreement.

          (b) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between (i) the sum of the amount of the proceeds of the Collateral hereunder and any other amounts received under or pursuant to the other Credit Documents and (ii) the aggregate amount of the Obligations.

          10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

          11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder

                                                                       EXHIBIT G
                                                                          Page 9

or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this
Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          12. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary and wherever required by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional convey ances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

          (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.


          13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

                                                                       EXHIBIT G
                                                                         Page 10

          14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).


          15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of, and has good and marketable title to, all Pledged Securities pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement and other Permitted Liens); (ii) it has full corporate power, authority and legal right to pledge all the Pledged Securities pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, in each case which have not already been obtained, is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, the validity or enforceability of this Agreement, the perfection or enforceability of the Pledgee's security interest in the Collateral or except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other material agreement, contract, or instrument to which such Pledgor or any of its Subsidiaries is a party or which is binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms; and (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than

                                                                       EXHIBIT G
                                                                         Page 11

uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever in accordance with the Credit Documents; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

          16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement;
(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

          17. REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, such Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or

                                                                       EXHIBIT G
                                                                         Page 12

other state securities laws and appropriate compliance with any other government requirements, provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

          (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7 hereof, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion and in good faith, deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

          18. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11

                                                                       EXHIBIT G
                                                                         Page 13

hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

          (b) In the event that any part of the Collateral is sold (except to the Borrower or any of its Subsidiaries) in connection with a sale permitted by
Section 9.02 of the Credit Agreement or otherwise released pursuant to the Credit Agreement or at the direction of the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of
Section 4.02 of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of any Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

          (c) At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 18(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 18(a) or (b).

          (d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

          19. NOTICES, ETC. All notices and communications hereunder shall be sent or delivered by mail, telex, telecopy or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when received by the Pledgee or such Pledgor. All notices and other communications shall be in writing and addressed as follows:

                                                                       EXHIBIT G
                                                                         Page 14


          (a) if to any Pledgor, at the address set forth opposite its signature below;


          (b)  if to the Pledgee, at:


               The Industrial Bank of Japan, Limited
               1251 Avenue of the Americas
               New York, NY  10020-1104

                    Attention:  Chris Droussiotis
                    Telephone No.:  (212) 282-3323
                    Telecopier No.:  (212) 282-4490

               Copy to:

               IBJ Agent Services
               One State Street
               New York, NY  10004

                    Attention:  Meredith McRae
                    Telephone No.:  (212) 858-2744
                    Telecopier No.:  (212) 858-2895

          (c) if to any Bank Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

          (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

          20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of either (x) the Required Banks (or all of the Banks, to the extent required by Section 13.12 of the Credit Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured

                                                                       EXHIBIT G
                                                                         Page 15

Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Banks and (ii) with respect to the Other Obligations, the holders of 51% of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

          21. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

          22. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

          23. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.


                                  *    *    *

                                                                       EXHIBIT G
                                                                         Page 16

     IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


Addresses:
---------



450 Las Olas Boulevard                 EXTENDED STAY AMERICA, INC.,
Suite 1100                               as a Pledgor
Ft. Lauderdale, FL  73301
Telephone:  (954) 713-1600
Facsimile:  (954) 713-1650            By
Attention:  Robert A. Brannon            -----------------------------------
                                         Name:
                                         Title:


                                      [LIST OF PLEDGORS],


                                      By
                                         -----------------------------------
                                         Name:
                                         Title:
                                      On behalf of each Pledgor listed above


                                      THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED,
                                        as Pledgee


                                      By
                                         -----------------------------------
                                         Name:
                                         Title:

                                                                    ANNEX A

                                                                       to

                                                                Pledge Agreement
                                                                ----------------



                                 LIST OF STOCK
                                 -------------


I.   Extended Stay America, Inc.
     ---------------------------


                                                                   Percentage of
                                                                    Outstanding
Name of Issuing                                 Number of            Shares of
Corporation               Type of Shares         Shares            Capital Stock
---------------           --------------        ---------          -------------



II.  [Pledgor]
     ---------


                                                                   Percentage of
                                                                    Outstanding
Name of Issuing                                 Number of            Shares of
Corporation               Type of Shares         Shares            Capital Stock
---------------           --------------        ---------          -------------





                                                                    ANNEX B

                                                                       to

                                                                Pledge Agreement
                                                                ----------------



                                 LIST OF NOTES
                                 -------------


I.   Extended Stay America, Inc.
     ---------------------------

                                    Principal Amount               Maturity Date
Obligor                                 (if any)                      (if any)
-------                             ----------------               -------------



II.  [Pledgor]
     ---------


                                    Principal Amount               Maturity Date
Obligor                                 (if any)                      (if any)
-------                             ----------------               -------------





                                                                       EXHIBIT H
                                                                       ---------

================================================================================




                               SECURITY AGREEMENT


                                     among


                          EXTENDED STAY AMERICA, INC.


                            CERTAIN SUBSIDIARIES OF

                          EXTENDED STAY AMERICA, INC.,



                                      and



                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,

                              as Collateral Agent



================================================================================




                         Dated as of ____________, 1997



================================================================================

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I  SECURITY INTERESTS..............................................    3
     1.1.  Grant of Security Interests.....................................    3
     1.2.  Power of Attorney...............................................    4

ARTICLE II   GENERAL REPRESENTATIONS, WARRANTIES AND
              COVENANTS....................................................    4
     2.1.  Necessary Filings...............................................    4
     2.2.  No Liens........................................................    4
     2.3.  Other Financing Statements......................................    5
     2.4.  Chief Executive Office; Records.................................    5
     2.5.  Location of Inventory and Equipment.............................    6
     2.6.  Recourse........................................................    6
     2.7.  Trade Names; Change of Name.....................................    6

ARTICLE III  SPECIAL PROVISIONS CONCERNING
              RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS....................    7
     3.1.  Additional Representations and Warranties.......................    7
     3.2.  Maintenance of Records..........................................    7
     3.3.  Direction to Account Debtors; Contracting Parties; etc..........    8
     3.4.  Modification of Terms; etc......................................    8
     3.5.  Collection......................................................    9
     3.6.  Instruments.....................................................    9
     3.7.  Assignors Remain Liable Under Receivables.......................    9
     3.8.  Assignors Remain Liable Under Contracts.........................   10
     3.9.  Further Actions.................................................   10

ARTICLE IV   SPECIAL PROVISIONS CONCERNING TRADEMARKS......................   10
     4.1.  Additional Representations and Warranties.......................   10
     4.2.  Licenses and Assignments........................................   11
     4.3.  Infringements...................................................   11
     4.4.  Preservation of Marks...........................................   11
     4.5.  Maintenance of Registration.....................................   11
     4.6.  Future Registered Marks.........................................   12
     4.7.  Remedies........................................................   12

                                      (i)

ARTICLE V    SPECIAL PROVISIONS CONCERNING
              PATENTS, COPYRIGHTS AND TRADE SECRETS........................   12
     5.1.  Additional Representations and Warranties.......................   12
     5.2.  Licenses and Assignments........................................   13
     5.3.  Infringements...................................................   13
     5.4.  Maintenance of Patents or Copyrights............................   13
     5.5.  Prosecution of Patent or Copyright Application..................   13
     5.6.  Other Patents or Copyrights.....................................   13
     5.7.  Remedies........................................................   14

ARTICLE VI   PROVISIONS CONCERNING ALL COLLATERAL..........................   14
     6.1.  Protection of Collateral Agent's Security.......................   14
     6.2.  Warehouse Receipts Non-negotiable...............................   15
     6.3.  Further Actions.................................................   15
     6.4.  Financing Statements............................................   15

ARTICLE VII  REMEDIES UPON OCCURRENCE OF EVENT OF
              DEFAULT......................................................   16
     7.1.  Remedies; Obtaining the Collateral Upon Default.................   16
     7.2.  Remedies; Disposition of the Collateral.........................   17
     7.3.  Waiver of Claims................................................   18
     7.4.  Application of Proceeds.........................................   19
     7.5.  Remedies Cumulative.............................................   21
     7.6.  Discontinuance of Proceedings...................................   22

ARTICLE VIII INDEMNITY.....................................................   22
     8.1.  Indemnity.......................................................   22
     8.2.  Indemnity Obligations Secured by Collateral; Survival...........   24

ARTICLE IX   DEFINITIONS...................................................   24

ARTICLE X    MISCELLANEOUS.................................................   29
     10.1. Notices.........................................................   29
     10.2. Waiver; Amendment...............................................   29
     10.3. Obligations Absolute............................................   30
     10.4. Successors and Assigns..........................................   30
     10.5. Headings Descriptive............................................   31
     10.6. Governing Law...................................................   31
     10.7. Assignor's Duties...............................................   31
     10.8. Termination; Release............................................   31

                                     (ii)

     10.9.   Counterparts..................................................   32
     10.10.  Severability..................................................   32
     10.11.  The Collateral Agent..........................................   32
     10.12.  Benefit of Agreement..........................................   33
     10.13.  Additional Assignors..........................................   33

ANNEX A    Schedule of Chief Executive Offices and
            Other Record Locations
ANNEX B    Schedule of Inventory and Equipment Locations
ANNEX C    Schedule of Trade and Fictitious Names
ANNEX D    Schedule of Marks
ANNEX E    Schedule of Patents and Applications
ANNEX F    Schedule of Copyrights and Applications
ANNEX G    Form of Assignment of Security Interest in United
            States Trademarks and Patents
ANNEX H    Form of Assignment of Security Interest in
            United States Copyrights

                                     (iii)

                                                                       EXHIBIT H
                                                                       ---------



                               SECURITY AGREEMENT
                               ------------------



          SECURITY AGREEMENT, dated as of ____________, 1997, among each of the undersigned (each an "Assignor" and, together with any other entity that becomes a party hereto pursuant to Section 10.13 hereof, the "Assignors") and The Industrial Bank of Japan, Limited, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.



                             W I T N E S S E T H :
                             -------------------



          WHEREAS, Extended Stay America, Inc. (the "Borrower"), various lenders from time to time party thereto (the "Banks"), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger (the "Syndication Agent"), The Industrial Bank of Japan, Limited, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of September 26, 1997 (the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit, as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring the Indebtedness under such agreement or any successor agreement) (the Banks, the Syndication Agent, the Administrative Agent and the Collateral Agent are herein called the "Bank Creditors");


          WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");


          WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

                                                                       EXHIBIT H
                                                                          Page 3

          WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Assignor shall have executed and delivered this Agreement; and

          WHEREAS, each Assignor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, each Assignor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:


                                   ARTICLE I

                               SECURITY INTERESTS


          1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does here by assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest of first priority in all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of any Assignor symbolized by the Marks, (vi) all Patents and Copyrights, and all reissues, renewals or extensions thereof, (vii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, trade secrets, (viii) all other Goods, General Intangibles, Chattel Paper, Documents, Instruments and other assets of such Assignor, (ix) the Cash Collateral Account and all moneys, securities and Instruments deposited or required to be deposited in such Cash Collateral Account and (x) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral").

                                                                       EXHIBIT H
                                                                          Page 4


          (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

          1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occur rence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.



                                   ARTICLE II

               GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS


          Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

          2.1. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished or will be accomplished within 10 Business Days from the date hereof and upon such filings, registrations or recordations, the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or in the United States Patent and Trademark Office or the United States Copyright Office.

          2.2. No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of, or has rights in, all Collateral free from any Lien, security interest, encumbrance or other right, title or interest

                                                                       EXHIBIT H
                                                                          Page 5


of any other Person (other than Permitted Liens), and such Assignor shall defend the Collateral to the extent of its rights therein against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

          2.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than in respect of Permitted Liens), and so long as the Total Commitment has not been terminated or any Letter of Credit or Note remains outstanding or any of the Obligations remain unpaid or any Interest Rate Protection Agreement or Other Hedging Agreement remains in effect or any Obligations are owed with respect thereto, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Credit Agreement.

          2.4. Chief Executive Office; Records. The chief executive office of such Assignor is located, as of the date hereof, at the address or addresses indicated on Annex A hereto for such Assignor. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights and Trade Secret Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office, at one or more of the other record locations set forth on Annex A hereto or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 2.4. No Assignor shall establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and
(iii) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

                                                                       EXHIBIT H
                                                                          Page 6


          2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor. Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Annex B hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5. Any Assignor may establish a new location for Inventory and Equipment if (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention so to do (or, in the case of after-acquired property not previously owned by such Assignor, within 10 Business Days after the acquisition thereof), clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request, (ii) with respect to such new location and subject to the 10 Business Day period described in the parenthetical contained in clause (i) above, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken (subject to the 10 Business Day period described in the parenthetical contained in clause (i) above), in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

          2.6. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Credit Documents, in the Interest Rate Protection Agreements or Other Hedging Agreements and otherwise in writing in connection herewith or therewith.

          2.7. Trade Names; Change of Name. No Assignor has or operates in any jurisdiction under, or in the preceding 12 months has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto for such Assignor. No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto for such Assignor and new names established in accordance with the last sentence of this Section 2.7. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention so to do (or, in the case of a trade, fictitious or other name to be used in connection with after-acquired property not previously owned by such Assignor, within 10 Business Days after the acquisition of such property), clearly describing such new name and the jurisdictions

                                                                       EXHIBIT H
                                                                          Page 7


in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may request, (ii) with respect to such new name and subject to the 10 Business Day period described in the parenthetical contained in clause (i) above, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken (subject to the 10 Business Day period described in the parenthetical contained in clause
(i) above), in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.


                                  ARTICLE III

                         SPECIAL PROVISIONS CONCERNING
                   RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS


          3.1. Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that each such Receivable, and all records, papers and documents delivered to the Collateral Agent relating thereto (if any) are what they purport to be, and that all papers and documents (if any) relating thereto
(i) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

          3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate and complete records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor's premises to the Collateral Agent for inspection at such Assignor's own cost and expense, at any and all reasonable times and intervals and to such extent as the Collateral Agent may request. Upon the occurrence and during the continuance of an Event of Default,

                                                                       EXHIBIT H
                                                                          Page 8


at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, its Receivables and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

          3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

          3.4. Modification of Terms; etc. Except in the ordinary course of business and except as may be permitted by and in accordance with the provisions of the Credit Agreement, no Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

          3.5. Collection. Each Assignor shall cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due

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                                                                          Page 9


(including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and
(ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

          3.6. Instruments. If any Assignor owns or acquires any Instrument, such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument (other than checks payable to any Assignor and processed in the ordinary course of business) to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

          3.7. Assignors Remain Liable Under Receivables. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Receivables. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

          3.8. Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to

                                                                       EXHIBIT H
                                                                         Page 10

observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

          3.9. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.


                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS


          4.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful exclusive owner of or otherwise has the right to use the Marks listed in Annex D hereto for such Assignor and that said listed Marks include all United States Marks and applications for registrations of United States Marks in the United States Patent and Trademark Office that such Assignor owns or uses in connection with its business as of the date hereof and that said registrations are valid, subsisting and have not been cancelled. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use all material Marks that it uses. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications listed in Annex D hereto and that said registrations are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid

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                                                                         Page 11


or unenforceable, or is not aware that there is any reason that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said applications will not pass to registration. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

          4.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement or this Agreement, each Assignor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Collateral Agent.

          4.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor's rights in and to any Mark, or with respect to any party claiming that such Assignor's use of any Mark violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, to prosecute any Person infringing any Mark owned by such Assignor in accordance with reasonable business practices.

          4.4. Preservation of Marks. Each Assignor agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks under the laws of the United States.

          4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent.

          4.6. Future Registered Marks. If any Mark registration issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and an assignment for security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the

                                                                       EXHIBIT H
                                                                         Page 12


assignment for security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially the same as the form hereof.

          4.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency;
(ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; (iii) in connection with the exercise of any of the other remedies provided for in this Agreement or any other Security Document, direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark; and (iv) direct such Assignor to execute such other and further documents that the Collateral Agent may reasonably request to further confirm the foregoing and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.


                                   ARTICLE V

                         SPECIAL PROVISIONS CONCERNING
                     PATENTS, COPYRIGHTS AND TRADE SECRETS


          5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in
(i) all United States trade secrets and proprietary information necessary to operate the business of such Assignor (the "Trade Secret Rights"), (ii) the Patents listed in Annex E hereto for such Assignor and that said Patents include all United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the Copyrights listed in Annex F hereto for such Assignor and that said Copyrights constitute all the United States copyrights regis tered with the United States Copyright Office and applications to United States copyrights that such Assignor now owns. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright or such Assignor has misappropriated

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                                                                         Page 13


any trade secret or proprietary information. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or United States Copyright Office, as the case may be, in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

          5.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent.

          5.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe in any Patent or Copyright or to any claim that the practice of any Patent or the use of any Copyright violates in any material respect any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates in any material respect any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right to the extent that such Assignor reasonably believes that such infringement is material to its business.

          5.4. Maintenance of Patents or Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force rights under each Patent or Copyright, absent prior written consent of the Collateral Agent.

          5.5. Prosecution of Patent or Copyright Application. At its own expense, each Assignor shall diligently prosecute all applications for (i) Patents listed in Annex E hereto and (ii) Copyrights listed in Annex F hereto, in each case for such Assignor.

          5.6. Other Patents or Copyrights. Within 30 days of the acquisition or issuance of a Patent or Copyright or of filing of an application for a Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said certificate or registration of, or application for, said Patent or Copyright, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form attached hereto.

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                                                                         Page 14


          5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) in connection with the exercise of any of the other remedies provided for in this Agreement or any other Security Document, take and practice or sell the Patents and Copyrights; (iii) in connection with the exercise of any of the other remedies provided for in this Agreement or any other Security Document, direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and Copyrights directly or indirectly; and (iv) direct such Assignor to execute such other and further documents as the Collateral Agent may request further to confirm the foregoing and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.


                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL


          6.1. Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor's own expense to the extent and in the manner provided in the Credit Agreement; all policies or certificates with respect to such insurance (and any other insurance maintained by such Assignor)
(i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as additional insured or loss payee), (ii) shall state that such insurance policies shall not be cancelled or revised without at least 30 days' prior written notice thereof by the insurer to the Collateral Agent (or such shorter period of time as a particular insurance company policy generally provides) and
(iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors. The Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof (it being understood that such insurance proceeds will be made available to the Borrower to the extent permitted by
Section 4.02(f) of the Credit Agreement but otherwise such insurance proceeds shall be applied as set forth in Section 7.4 hereof). Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such

                                                                       EXHIBIT H
                                                                         Page 15


Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

          6.2 Warehouse Receipts Non-negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

          6.3 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent reasonably deems appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

          6.4 Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable and first priority perfected security interest in the Collateral as provided herein and in the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.


                                  ARTICLE VII

                 REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT


          7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable

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                                                                         Page 16


law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:


          (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;


          (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) consti tuting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;


          (iii) withdraw all moneys, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with
     Section 7.4 hereof;


          (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;


          (v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent in which event such Assignor shall at its own expense:


               (x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;


               (y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof;


               (z) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

                                                                       EXHIBIT H
                                                                         Page 17

          (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents and Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;


it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity hav ing jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific perform ance by such Assignor of said obligation. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case maybe, for the benefit of the Secured Creditors upon the terms of this Agreement.


          7.2. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the neces sity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a pri vate sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the rele vant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other considera tion so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable re quirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of

                                                                       EXHIBIT H
                                                                         Page 18


such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent and the other Secured Creditors may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably prac ticable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in com pliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.


          7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLI CABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, and each Assignor hereby further waives, to the extent permitted by law:


          (i) all damages occasioned by the Collateral Agent's taking of possession of any of the Collateral except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;


          (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights here under; and


          (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.


Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity,

                                                                       EXHIBIT H
                                                                         Page 19


of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or at tempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.


          7.4. Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or Additional Security Documents require proceeds of collateral under such Security Documents to be applied in accordance with the provisions of this Agreement, the Pledgee under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

          (i) first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (iii) and (iv) of the definition of Obligations;


          (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in
     Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed;

          (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

          (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i), (ii) and (iii) and following the termination of this Agreement pursuant to Section 10.8 hereof, to the relevant Assignor or, to the extent directed by such Assignor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

          (b) For purposes of this Agreement, (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case

                                                                       EXHIBIT H
                                                                         Page 20


may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), and the aggregate Stated Amounts of all Letters of Credit issued under the Credit Agreement, and all Fees and
(ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection Agreements or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

          (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) in accordance with Section 7.4(a) which requires such payments to be used (i) first, to their Primary Obligations (with the amount to be applied by any Secured Creditor to its Primary Obligations to be applied (x) first, to interest and (y) second, to any other Primary Obligations) and (ii) to the extent all Primary Obligations of all Secured Creditors have been paid, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

          (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be

                                                                       EXHIBIT H
                                                                         Page 21


returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

          (e) Except as set forth in Section 7.4(c) hereof, all payments required to be made to the Bank Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors and all payments required to be made to the Other Creditors hereunder shall be made directly to the respective Other Creditor.

          (f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Other Creditors for a determination (which the Administrative Agent, each Other Creditor and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Secondary Obligations are owing to any Bank Creditor or Other Creditor and (y) no Interest Rate Protection Agreement or Other Hedging Agreement, or Other Obligations in respect thereof, are in existence.

          (g) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clause (a) of this Section 7.4 with respect to the relevant Assignor.

          7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection Agreements or Other Hedging Agreements, the other Credit Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to

                                                                       EXHIBIT H
                                                                         Page 22


any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

          7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                                 ARTICLE VIII

                                   INDEMNITY

          8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement, any other Credit Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under

                                                                       EXHIBIT H
                                                                         Page 23


the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

          (b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all reasonable fees and all taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          (c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harm less from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement, or any other Credit Document.

          (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full

                                                                       EXHIBIT H
                                                                         Page 24


payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.


                                  ARTICLE IX

                                  DEFINITIONS

          The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

          "Administrative Agent" shall have the meaning provided in the recitals to this Agreement.

          "Agreement" shall mean this Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

          "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Creditors" shall have the meaning provided in the recitals to this Agreement.

          "Banks" shall have the meaning provided in the recitals to this Agreement.

          "Borrower" shall have the meaning provided in the recitals to this Agreement.

          "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained upon the occurrence and continuation of an Event of Default, with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

          "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Class" shall have the meaning provided in Section 10.2 of this Agreement.

          "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

                                                                       EXHIBIT H
                                                                         Page 25


          "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Contract Rights" shall mean all rights of any Assignor (including, without limitation, all rights to payment) under each Contract.

          "Contracts" shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreement or Other Hedging Agreement), but excluding any contract to the extent that the terms thereof prohibit (after giving effect to any approvals or waivers) the assignment of, or granting a security interest in, such contract.

          "Copyrights" shall mean any United States or foreign copyright owned by any Assignor, including any registrations of any Copyrights, in the United States Copyright Office or the equivalent thereof in any foreign country, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by any Assignor.

          "Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

          "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

          "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

          "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                                                                       EXHIBIT H
                                                                         Page 26


          "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

          "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

          "Instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

          "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

          "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration of any trademarks and service marks, or the equivalent thereof in any foreign country, in the United States Patent and Trademark Office and any trade dress including logos and/or designs used by any Assignor in the United States or any foreign country.

          "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations

                                                                       EXHIBIT H
                                                                         Page 27



which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which it is a party and the due performance and compliance by each Assignor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement with the Secured Creditors including, in the case of Assignors other than the Borrower, all obligations of such Assignor under the Guaranty to which such Assignor is a party in respect of Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations and liabilities under this clause (ii) being herein collectively called the "Other Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of any Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.


          "Other Creditors" shall have the meaning provided in the recitals to this Agreement.


          "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.


          "Patents" shall mean any United States or foreign patent to which any Assignor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States or foreign patent now or hereafter made by any Assignor.


          "Primary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

                                                                       EXHIBIT H
                                                                         Page 28


          "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of govern mental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

          "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services per formed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of any Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

          "Requisite Creditors" shall have the meaning provided in Section 10.2 of this Agreement.

          "Secondary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

          "Secured Creditors" shall have the meaning provided in the recitals to this Agreement.

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                                                                         Page 29


          "Termination Date" shall have the meaning provided in Section 10.8 of this Agreement.


          "Trade Secret Rights" shall have the meaning provided in Section 5.1 of this Agreement.



                                   ARTICLE X


                                 MISCELLANEOUS


          10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

          (a) if to any Assignor, at its address set forth opposite its signature below;

          (b)  if to the Collateral Agent:

               The Industrial Bank of Japan, Limited
               1251 Avenue of the Americas
               New York, NY  10020-1104

                    Attention:  Chris Droussiotis
                    Telephone No.:   (212) 282-3323
                    Telecopier No.:  (212) 282-4490

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                                                                         Page 30


               Copy to:

               IBJ Agent Services
               One State Street
               New York, NY  10004

                    Attention:  Meredith McRae
                    Telephone No.:   (212) 858-2744
                    Telecopier No.:  (212) 858-2895


          (c) if to any Bank Creditor (other than the Collateral Agent), at such address as such Bank Creditor shall have specified in the Credit Agreement;

          (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

          10.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby and the Collateral Agent (with the consent of either (x) the Required Banks or, to the extent required by Section 13.12 of the Credit Agreement, all of the Banks, at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.


          10.3. Obligations Absolute. The obligations of each Assignor hereunder shall

                                                                       EXHIBIT H
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remain in full force and effect without regard to, and shall not be impaired by,
(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement; (c) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement or any security for any of the Obligations; (d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (e) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; or (f) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; whether or not any Assignor shall have notice or knowledge of any of the foregoing.


          10.4. Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each other Secured Creditor and their respective successors and assigns; provided, that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

          10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

              10.6. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          10.7. Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall

                                                                       EXHIBIT H
                                                                         Page 32


not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

          10.8. Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), and all Letters of Credit have been terminated and all Obligations then owing have been paid in full.


          (b) In the event that any part of the Collateral is sold (except to the Borrower or any of its Subsidiaries) in connection with a sale permitted by
Section 9.02 of the Credit Agreement or otherwise released at the direction of the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of Section 4.02 of the Credit Agreement, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the relevant Assignor, will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement and will promptly execute and deliver to such Assignor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the release of such Collateral pursuant to this Agreement.

          (c) At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), as the case may be, it shall deliver to the Collateral Agent a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b), as the case may be.

                                                                       EXHIBIT H
                                                                         Page 33


          (d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 10.8.


          10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


          10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.11. The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and Section 12 of the Credit Agreement. The Collateral Agent shall act hereunder and thereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

          10.12. Benefit of Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.

          10.13. Additional Assignors. It is understood and agreed that any Subsidiary that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.

                                  *     *    *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



Addresses:



450 Las Olas Boulevard           EXTENDED STAY AMERICA, INC.,
Suite 1100                           as an Assignor
Ft. Lauderdale, FL  73301
Telephone: (954) 713-1600
Facsimile: (954) 713-1650        By________________________________
Attention: Robert A. Brannon         Title:


                                 ESA 0155, Inc.
                                 ESA 0124, Inc.
                                 ESA 0123, Inc.
                                 ESA 0977, Inc.
                                 ESA 0942, Inc.
                                 ESA 0145, Inc.
                                 ESA 0976, Inc.
                                 ESA 0939, Inc.
                                 ESA 0936, Inc.
                                 ESA 0919, Inc.
                                 ESA 0911, Inc.
                                 ESA 0903, Inc.
                                 ESA 0486, Inc.
                                 ESA 0361, Inc.
                                 ESA 0150, Inc.
                                 ESA 0994, Inc.
                                 ESA 0884, Inc.
                                 ESA 0789, Inc.
                                 ESA 0381, Inc.
                                 ESA 0102, Inc.
                                 ESA 0788, Inc.
                                 ESA 0996, Inc. a/k/a
                                  "The Apartment Inn"
                                 ESA 0993, Inc.
                                  a/k/a "Hometown Inn"
                                 ESA 0992, Inc.
                                  a/k/a "Hometown Inn"

                                 ESA-Norcross, Inc. a/k/a
                                  "The Apartment Inn"
                                 ESA 0990, Inc. a/k/a
                                  "Apartel Inns of America"
                                 ESA 0828, Inc.
                                 ESA 0660, Inc.
                                 ESA 0640, Inc.
                                 ESA 0541, Inc.
                                 ESA 0532, Inc.
                                 ESA 0530, Inc.
                                 ESA 0525, Inc.
                                 ESA 0510, Inc.
                                 ESA 0526, Inc.
                                 ESA 0995, Inc.
                                  a/k/a "Guesthouse Suites &
                                  Apartments"
                                 ESA 0522, Inc.
                                 ESA 0521, Inc.
                                 ESA 0629, Inc.
                                 ESA 0325, Inc.
                                 ESA 0295, Inc.
                                 ESA 0296, Inc.
                                 ESA 0986, Inc.
                                  a/k/a "Crossland"
                                 ESA 0985, Inc.
                                  a/k/a "Crossland"
                                 ESA 0658, Inc.
                                 ESA 0780, Inc.
                                 ESA 0680, Inc.
                                 ESA 0675, Inc.
                                 ESA 0670, Inc.
                                 ESA 0600, Inc.
                                 ESA 0552, Inc.
                                 ESA 0745, Inc.
                                 ESA 0331, Inc.
                                 ESA 0700, Inc.
                                 ESA 0691, Inc.
                                 ESA 0562, Inc.
                                  a/k/a "Crossland"
                                 ESA 0561, Inc.
                                 ESA 0172, Inc.
                                 ESA 0861, Inc.
                                  a/k/a "Nicolle Manor"
                                 ESA 0860, Inc.
                                  a/k/a "Melrose Suites"

                                 ESA 0859, Inc.
                                  a/k/a "Boulder Manor"
                                 ESA 0858, Inc.
                                  a/k/a "St. Louis Manor"
                                 ESA 0574, Inc.
                                 ESA 0765, Inc.
                                 ESA 0503, Inc.
                                 ESA 0504, Inc.
                                 ESA 0501, Inc.
                                 ESA 0370, Inc.
                                 ESA 0280, Inc.
                                 ESA 0201, Inc.
                                 ESA 0161, Inc.
                                 ESA 0127, Inc.
                                 ESA 0590, Inc.
                                 ESA 0565, Inc.
                                 ESA 0564, Inc.
                                 ESA 0555, Inc.
                                 ESA 0553, Inc.
                                 ESA 0876, Inc.
                                 Carnegie ESA 0507, Inc.
                                 ESA 0115, Inc.
                                 ESA 0100, Inc.
                                 ESA 0132, Inc.
                                 ESA 0131, Inc.
                                 ESA 0180, Inc.
                                 ESA 0121, Inc.
                                 ESA 0125, Inc.
                                 ESA 0163, Inc.
                                 ESA 0315, Inc.
                                 ESA 0305, Inc.
                                 ESA 0450, Inc.
                                 ESA 0886, Inc.
                                 ESA 0379, Inc.
                                 ESA 0362, Inc.
                                 ESA 0480, Inc.
                                 ESA 0410, Inc.
                                 ESA 0291, Inc.
                                 ESA 0175, Inc.
                                 ESA 0140, Inc.
                                 ESA 0815, Inc.
                                 ESA 0806, Inc.
                                 ESA 0785, Inc.
                                 ESA 0679, Inc.
                                 ESA 0557, Inc.
                                 ESA 0317, Inc.

                                 ESA 0316, Inc.
                                 ESA 0932, Inc.
                                 ESA 0981, Inc.
                                 ESA 0931, Inc.
                                 ESA 0898, Inc.
                                 ESA 0356, Inc.
                                 ESA 0396, Inc.
                                 ESA 0174, Inc.
                                 ESA 0303, Inc.
                                 ESA 0328, Inc.
                                 ESA 0302, Inc.
                                 ESA  869, Inc.
                                 ESA 0373, Inc.
                                 ESA 0382, Inc.
                                 ESA 0153, Inc.
                                 ESA 0753, Inc.
                                  a/k/a "Crossland"
                                 ESA 0752, Inc.
                                 ESA 0677, Inc.
                                 ESA 0247, Inc.
                                 ESA 0659, Inc.
                                 ESA 0576, Inc.
                                 ESA 0699, Inc.
                                 ESA 0527, Inc.
                                 ESA 0734, Inc.
                                 ESA 0733, Inc.
                                 ESA 0737, Inc.
                                 ESA 0701, Inc.
                                 ESA 0106, Inc.
                                 ESA 0231, Inc.
                                 ESA 0186, Inc.
                                 ESA 0232, Inc.
                                 ESA 0417, Inc.
                                 ESA 0479, Inc.
                                 ESA 0413, Inc.
                                  a/k/a "Crossland"
                                 ESA 0554, Inc.
                                 ESA 0681, Inc.
                                 ESA 0877, Inc.
                                 ESA 0838, Inc.
                                  a/k/a "Crossland"
                                 ESA 0399, Inc.
                                 ESA 0547, Inc.
                                 ESA 0223, Inc.
                                 ESA 0352, Inc.
                                 ESA 0824, Inc.

                                 ESA 0810, Inc.
                                 ESA 0805, Inc.
                                 ESA 0831, Inc.
                                 ESA 0341, Inc.
                                 ESA Management, Inc.
                                 ESA Management, Inc.
                                 ESA Management, Inc.
                                 ESA Management, Inc.
                                 ESA Management, Inc.
                                 ESA Management, Inc.
                                 ESA Management, Inc.
                                 ESA Management, Inc.



                                 By_________________________________
                                   Name:
                                   Title:
                                 On behalf of each of the Assignors
                                    listed above


                                 THE INDUSTRIAL BANK OF JAPAN,
                                  LIMITED,
                                  as Collateral Agent


                                 By_____________________________________
                                   Name:
                                   Title:

                                                                    ANNEX A
                                                                      to
                                                              SECURITY AGREEMENT
                                                              ------------------



                      SCHEDULE OF CHIEF EXECUTIVE OFFICES
                          AND OTHER RECORD LOCATIONS
                      -----------------------------------

                                                                   ANNEX B
                                                                      to
                                                              SECURITY AGREEMENT
                                                              ------------------



                 SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS
                 ---------------------------------------------

                                                                     ANNEX C
                                                                        to
                                                              SECURITY AGREEMENT
                                                              ------------------



                    SCHEDULE OF TRADE AND FICTITIOUS NAMES
                    --------------------------------------

                                                                   ANNEX D

                                                                      to

                                                              SECURITY AGREEMENT
                                                              ------------------



                               SCHEDULE OF MARKS
                               -----------------



1. Those marks registered or applied for on behalf of Extended Stay America, Inc.



                           Registered U.S. Trademarks
                           --------------------------



Mark                              Reg. No.                   Issue Date
----                              --------                   ----------


Extended StayAmerica              2,021,504                  December 3, 1996



                          U.S. Trademark Applications
                          ---------------------------


                                Application
Mark                              Ser. No.                   Filing Date
----                            -----------                  -----------

Extended StayAmerica            75-153,371                   August 20, 1996

Extended StayAmerica            75-153,370                   August 20, 1996
Efficiency Studios
 and E
 (Stylized Letters)

Portico                         75-171,944                   September 25, 1996

                                                                   ANNEX D
                                                                      to
                                                              Security Agreement
                                                                          Page 2


2.   Those marks registered or applied for on behalf of Studio Plus Hotels, Inc.



                          Registered U.S. Trademarks
                          --------------------------


Mark                            Reg. No.            Issue Date
----                            --------            ----------
Studio Plus                     1,439,594           May 12, 1987

StudioPlus                      2,015,403           November 12, 1996

Lodging a La Carte              1,643,168           April 30, 1991

Your Perfect Place for
 An Extended Stay               1,513,046           November 15, 1988

Studio Plus                     1,509,652           October 18, 1988



                          U.S. Trademark Applications
                          ---------------------------



                                Application
Mark                             Sec. No.           Filing Date
----                            -----------         -----------

StudioPlus                      75-204,429          November 26, 1996

                                                                   ANNEX E
                                                                      to
                                                              SECURITY AGREEMENT
                                                              ------------------



                     SCHEDULE OF PATENTS AND APPLICATIONS
                     ------------------------------------



1.  None.

                                                                   ANNEX F
                                                                      to
                                                              SECURITY AGREEMENT
                                                              ------------------



                    SCHEDULE OF COPYRIGHTS AND APPLICATIONS
                    ---------------------------------------



1.  None.

                                                                   ANNEX G
                                                                      to
                                                              SECURITY AGREEMENT
                                                              ------------------



                        ASSIGNMENT OF SECURITY INTEREST
                    IN UNITED STATES TRADEMARKS AND PATENTS
                    ---------------------------------------


          FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Assignor], a __________ corporation (the "Assignor") with principal offices at ____________________________, hereby assigns and grants to The Industrial Bank of Japan, Limited, as Collateral Agent, with principal offices at 1251 Avenue of the Americas, New York, New York 10020-1104 (the "Assignee"), a security interest in (i) all of the Assignor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto, (ii) all of the Assignor's right, title and interest in and to the United States patents and pending patent applications (the "Patents") set forth on Schedule B attached hereto, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses with which the Marks are associated and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

          THIS ASSIGNMENT OF SECURITY INTEREST is made to secure the satisfactory performance and payment of all the Obligations of the Assignor, as such term is defined in the Security Agreement among the Assignor, the other assignors from time to time party thereto and the Assignee, dated as of ____________, 1997 (as amended from time to time, the "Security Agreement"). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Assignee shall, upon such

                                                                         ANNEX G
                                                                          Page 2

satisfaction, execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interest in the Marks and Patents acquired under this Assignment of Security Interest.

          This Assignment of Security Interest has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

          IN WITNESS WHEREOF, the undersigned have executed this Assignment of Security Interest as of the ____ day of _________, 199__.


                                                 [NAME OF ASSIGNOR], Assignor



                                                 By
                                                    ---------------------------
                                                    Name:
                                                    Title:


                                                 THE INDUSTRIAL BANK OF JAPAN,
                                                   LIMITED,
                                                   as Collateral Agent, Assignee



                                                 By
                                                    ---------------------------
                                                    Name:
                                                    Title:

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )



          On this ____ day of _________, 199 , before me personally came _________________________ who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.



                                            -------------------------
                                                  Notary Public

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )



          On this ____ day of _________, 199 , before me personally came _____________________________ who, being by me duly sworn, did state as follows: that [s]he is __________________ of [Name of Collateral Agent], that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.




                                            -------------------------
                                                  Notary Public

                                                                      SCHEDULE A
                                                                      ----------



MARK                            REG. NO.                    REG. DATE
----                            --------                    ---------

                                                                      SCHEDULE B
                                                                      ----------



PATENT                          PATENT NO.                      ISSUE DATE
------                          ----------                      ----------

                                                                         ANNEX H
                                                                         -------



                        ASSIGNMENT OF SECURITY INTEREST

                          IN UNITED STATES COPYRIGHTS



          WHEREAS, [Name of Assignor], a _______________ corporation (the

"Assignor"), having its chief executive office at ___________________________,

____________________________, is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule

A attached hereto;


          WHEREAS, The Industrial Bank of Japan, Limited, as Collateral Agent,

having its principal offices at 1251 Avenue of the Americas, New York, New York

10020-1104 (the "Assignee"), desires to acquire a security interest in, and lien upon, all of Assignor's right, title and interest in and to Assignor's copyrights and copyright registrations and applications therefor; and


          WHEREAS, the Assignor is willing to assign and grant to the Assignee a security interest in, and lien upon, the copyrights and copyright registrations and applications therefor described above.


          NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of ____________, 1997, made by the Assignor, the other assignors from time to time party thereto and the

Assignee (as amended from time to

                                                                         ANNEX H
                                                                          Page 2

time, the "Security Agreement"), the Assignor hereby assigns and grants to the Assignee a security interest in, and lien upon, all of Assignor's right, title and interest in and to Assignor's copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto (the "Copyrights"), together with (i) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Copyrights, and (ii) all causes of action arising prior to or after the date hereof for infringement of any Copyright.

          This Assignment of Security Interest is made to secure the satisfactory performance and payment of all Obligations (as such term is defined in the Security Agreement) of the Assignor and shall be effective as of the date of the Security Agreement. Upon the occurrence of the Termination Date (as such term is defined in the Security Agreement), the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to Assignor an instrument in writing releasing the security interest in the Copyrights acquired under this Assignment of Security Interest.

          This Assignment of Security Interest has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that

                                                                         ANNEX H
                                                                          Page 3



any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

                                                                         ANNEX H
                                                                          Page 4



          IN WITNESS WHEREOF, the undersigned have executed this Assignment of Security Interest at New York, New York as of the __ day of ____________, 199_.


                                                  [NAME OF ASSIGNOR], Assignor



                                                  By____________________________

                                                   Name:
                                                   Title:



                                                  THE INDUSTRIAL BANK OF JAPAN,
                                                   LIMITED,

                                                   as Collateral Agent, Assignee



                                                  By____________________________

                                                   Name:
                                                   Title:

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


          On this __ day of ________, 199_ before me personally came _______________, who being duly sworn, did depose and say that [s]he is
___________________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                        --------------------------------
                                               Notary Public

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )



          On this __ day of ________, 199_ before me personally came _______________, who being duly sworn, did depose and say that [s]he is
_______________ of [Name of Collateral Agent], that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                        --------------------------------
                                                 Notary Public

                                                                      SCHEDULE A
                                                                      ----------



                                  COPYRIGHTS
                                  ----------


REGISTRATION                    PUBLICATION
  NUMBERS                          DATE                 COPYRIGHT TITLE
------------                    -----------             ---------------

                                                                       EXHIBIT I
                                                                       ---------



                             SUBSIDIARIES GUARANTY
                             ---------------------


     GUARANTY, dated as of ____________, 1997 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned (each, a "Guarantor" and, together with any other entity that becomes a party hereto pursuant to Section 24 hereof, the "Guarantors"), to The Industrial Bank of Japan, Limited, as Collateral Agent, for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.



                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, Extended Stay America, Inc. (the "Borrower"), various lenders party thereto from time to time (the "Banks"), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger (the "Syndication Agent") and The Industrial Bank of Japan, Limited, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent") have entered into a Credit Agreement, dated as of September 26, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Banks, the Syndication Agent and the Administrative Agent are herein called the "Bank Creditors");

     WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

     WHEREAS, each Guarantor is a Subsidiary of the Borrower;

     WHEREAS, it is a condition to the making of Loans and issuing of Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

                                                                       EXHIBIT 1
                                                                          Page 2


     WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit pursuant to the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to (i) satisfy the conditions described in the preceding paragraph and (ii) induce (x) the Banks to make Loans and issue Letters of Credit to the Borrower and (y) the Other Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements with the Borrower;

     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

     1. Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees: (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Bank Creditors under the Credit Agreement (including, without limitation, indemnities, Fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding)) and the other Credit Documents to which the Borrower is a party, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, liabilities and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to one or more Other Creditors under any Interest Rate Protection Agreements or Other Hedging Agreements, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the "Other Obligations", and together with the Credit Document Obligations are herein collectively called the "Guaranteed Obligations"), provided

                                                                       EXHIBIT I
                                                                          Page 3


that the maximum amount payable by each Guarantor hereunder shall at no time exceed the Maximum Amount (as hereinafter defined) of such Guarantor. As used herein, "Maximum Amount" of any Guarantor means an amount equal to 95% of the amount by which (i) the present fair saleable value of such Guarantor's assets exceeds (ii) the total liabilities of such Guarantor (including the maximum amount reasonably expected to come due in respect of contingent liabilities, other than contingent liabilities of such Guarantor hereunder). Subject to the proviso in the second preceding sentence, each Guarantor understands, agrees and confirms that this Guaranty is a guarantee of payment and not of collection, and that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

     2.  Additionally, but subject to the proviso to the first sentence of
Section 1 hereof, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations of the Borrower to the Secured Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in
Section 10.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States.

     3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof, or (g) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

                                                                       EXHIBIT I
                                                                          Page 4


     4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

     5. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor or the Borrower).


     6. Any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:


          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;


          (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;


          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                                                                       EXHIBIT I
                                                                          Page 5

          (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;


          (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liabilities of the Borrower remain unpaid;


          (f) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;


          (g) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or


          (h) release or substitute any one or more endorsors, guarantors, the Borrower or other obligors.


          7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.


          8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any

                                                                       EXHIBIT I
                                                                          Page 6


Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.


          9. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Secured Creditors; and such indebtedness of the Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.


          10. (a) Each Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Each Guarantor waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or

                                                                       EXHIBIT I
                                                                          Page 7


nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

          (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

          11. The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, or stockholder of any Guarantor (except to the extent such stockholder is also a Guarantor hereunder).

          12. In order to induce the Banks to make Loans and issue Letters of Credit pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements or Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

                                                                       EXHIBIT I
                                                                          Page 8


          (a) Such Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          (b) Such Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and each such Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at (law).

          (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement or other instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

                                                                       EXHIBIT I
                                                                          Page 9


          (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or any other Credit Document to which such Guarantor is a party or
     (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

          (e) There are no actions, suits or proceedings (private or governmental) pending or, to such Guarantor's knowledge, threatened (i) with respect to any Credit Documents to which such Guarantor is a party or
     (ii) with respect to such Guarantor that would reasonably be expected to materially and adversely affect (a) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the rights or remedies of the Secured Creditors or on the ability of such Guarantor to perform its respective obligations to the Secured Creditors hereunder and under the other Credit Documents to which it is a party.

          13. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements and when no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

          14. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by any of the Secured Creditors).

          15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and either (x) the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Bank) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit

                                                                       EXHIBIT I
                                                                         Page 10


Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, each Bank) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

          16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

          17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or un matured. Each Secured Creditor acknowledges and agrees that the provisions set forth in this Section 17 are subject to the sharing provisions set forth in
Section 13.06 of the Credit Agreement.

          18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to

                                                                       EXHIBIT I
                                                                         Page 11


which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at
(i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantor; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

          19. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected in good faith by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          20. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process

                                                                       EXHIBIT I
                                                                         Page 12


and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.


          (B) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (A) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.


          (C) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HERE BY OR THEREBY.


          21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of (except to the Borrower or any of its Subsidiaries) or liquidated in compliance with the requirements of Section
9.02 of the Credit Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Banks) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section
21).


          22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                                                                       EXHIBIT I
                                                                         Page 13

          23. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.


          24. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.


                                 *     *     *

                                                                       EXHIBIT I
                                                                         Page 14

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


Address:
                                 [LIST OF GUARANTORS]

Attention:
Telephone No.:
Facsimile No.:                   By
                                    --------------------------------
                                    Name:
                                    Title:
                                 On behalf of each Subsidiary Guarantor listed
                                   above


Accepted and Agreed to:

THE INDUSTRIAL BANK OF JAPAN, LIMITED,
  as Administrative
  Agent and Collateral Agent



By
   -----------------------------
   Title:

                                                                       EXHIBIT J
                                                                       ---------


                             SOLVENCY CERTIFICATE
                             --------------------


          I, the undersigned, the Chief Financial Officer of Extended Stay America, Inc. (the "Borrower"), do hereby certify on behalf of the Borrower that:

          1. This Certificate is furnished to the Agents and each of the Banks pursuant to Section 5.11(a) of the Credit Agreement, dated as of September 26, 1997, among the Borrower, the Banks party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and The Industrial Bank of Japan, Limited, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. For purposes of this Certificate, the terms below shall have the following definitions:

     (a)  "Fair Value"

          The amount at which the assets, in their entirety, of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

     (b)   "Present Fair Salable Value"

          The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) are sold with reasonable promptness under normal selling conditions in a current market.

     (c)  "New Financing"

          The Indebtedness incurred or to be incurred by the Borrower and its Subsidiaries under the Credit Documents (assuming the utilization by the Borrower of the Total Commitment under the Credit Agreement in

                                                                       EXHIBIT J
                                                                          Page 2


          accordance with the terms and conditions of the Credit Agreement) and all other financings contemplated by the Credit Documents, in each case after giving effect to the occurrence of the Effective Date and the incurrence of all financings contemplated therewith.

     (d)  "Stated Liabilities"

          The recorded liabilities (including contingent liabilities) that would be recorded in accordance with generally accepted accounting principles ("GAAP") of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis), in each case, at September 26, 1997 after giving effect to the Transaction, determined in accordance with GAAP consistently applied, together with, (i) the net change in long-term debt (including current maturities) between December 31, 1996 and the date hereof and (ii) without duplication, the amount of all New Financing.

     (e)  "Identified Contingent Liabilities"

          The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) after giving effect to the occurrence of the Effective Date (exclusive of such contingent liabilities to the extent reflected in Stated Liabilities).

     (f) "Will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature"

          Based upon the Projections as of the date hereof and with the understanding set forth in paragraph 3(e) below for the period from the date hereof through the Maturity Date, each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

     (g)  "Does not have Unreasonably Small Capital"

          Based upon the Projections as of the date hereof and with the understanding set forth in paragraph 3(e) below for the period from the date hereof through the Maturity Date, each of the Borrower and its Subsidiaries (on a

                                                                       EXHIBIT J
                                                                          Page 3

          consolidated basis) and the Borrower (on a stand-alone basis), after consummation of the Transaction and all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Borrower and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

          3. For purposes of this Certificate, I, or other officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

     (a) I have reviewed the financial statements referred to in Section 7.05(a) of the Credit Agreement.

     (b) I have made inquiries of certain officials of the Borrower and its Subsidiaries, who have responsibility for financial and accounting matters regarding the existence and amount of Identified Contingent Liabilities associated with the business of the Borrower and its Subsidiaries.

     (c) I have knowledge of and have reviewed to my satisfaction the Credit Documents and the respective Schedules and Exhibits thereto.

     (d)  With respect to Identified Contingent Liabilities, I:

          1. inquired of certain officials of the Borrower and its Subsidiaries, who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities known to them;

          2. confirmed with officers of the Borrower and its Subsidiaries, that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or the listing of Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof; and

     (e) I have examined the Projections which have been delivered to the Banks and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that as of the date hereof in my opinion the Projections are reasonable and the Projections support the conclusions contained in paragraph 4 below. It is

                                                                       EXHIBIT J
                                                                          Page 4


          understood that the Projections include assumptions as to future events that are not to be viewed as facts and there can be no assurance that such assumptions, statements, estimates and Projections will be realized and that actual results may differ from the projected results and such differences may be material and adverse.

     (f) I have made inquiries of certain officers of the Borrower and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis), after giving effect to the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

          4. Based on and subject to the foregoing, including without limitation, the Projections as discussed in foregoing paragraph 3(e), and as of the date hereof, I hereby certify on behalf of the Borrower that, after giving effect to the Transaction and the related financing transactions (including the incurrence of the New Financing), it is my informed opinion that (i) the Fair Value and Present Fair Salable Value of the assets of each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) exceed its Stated Liabilities and Identified Contingent Liabilities; (ii) each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) does not have Unreasonably Small Capital; and
(iii) each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature or otherwise become payable.

          IN WITNESS WHEREOF, I have hereto set my hand this __ day of September, 1997.

                              EXTENDED STAY AMERICA, INC.



                              By_____________________________
                                Name:
                                Title:

                                                                       EXHIBIT J
                                                                          Page 5

                                                                       EXHIBIT K


                             OFFICERS' CERTIFICATE

                         ACQUISITION OF HOTEL PROPERTY


     I, the undersigned, Authorized Officer of Extended Stay America, Inc., a corporation organized and existing under the laws of the State of ________ (the "Borrower"), do hereby certify on behalf of the Borrower that:

     1. This Certificate is furnished pursuant to Section 8.11 of the Credit Agreement, dated as September 26, 1997, among the Borrower, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and The Industrial Bank of Japan, Limited, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

     2. In connection with the proposed acquisition or construction of the Hotel Property located at ___________ (the "Proposed Hotel Property"), I hereby certify that the Borrower has received each of the following, and each of the following is acceptable to the Borrower in accordance with its customary practice:

          (i) evidence of a commitment for insured title to such Proposed Hotel Property evidencing that such title is free and clear of all defects and encumbrances except Permitted Liens;

          (ii) a recent survey of such Proposed Hotel Property certified by a licensed professional surveyor;

          (iii) in the case of an acquisition, a certificate of occupancy or, in the case of construction, a permit allowing commencement of construction (or such other proof of compliance with local ordinances which are customarily obtained prior to the commencement of construction in the relevant jurisdiction) with respect to such Proposed Hotel Property;

          (iv) a recent Phase I (and to the extent deemed necessary by the Borrower in accordance with its customary practice, Phase II) environmental assessment on such Proposed Hotel Property from an independent environmental firm;

                                                                       EXHIBIT K
                                                                          Page 2


          (v) in the case of an acquisition and if such reports are available, recent engineering reports on such Proposed Hotel Property prepared by an independent engineering firm; and

          (vi) to the extent the Proposed Hotel Property is not otherwise covered by the Borrower's existing insurance, a certificate of insurance evidencing that there has been obtained insurance coverage for such Proposed Hotel Property which satisfies the requirements of Section 8.03 of the Credit Agreement and all of such coverage is in full force and effect.

          3. Attached hereto as Annex A is a schedule setting forth (i) the proposed cost to acquire or construct, as the case may be, the Proposed Hotel Property, including, in the case of an acquisition, the amount expected to be used to pay fees and expenses in connection therewith; and (ii) in the case of an acquisition, the amount anticipated to be spent within one year after the date of the acquisition of the Proposed Hotel Property to make improvements on such Proposed Hotel Property so acquired to bring it up to the Borrower's standards.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ___________, ____.


                                       EXTENDED STAY AMERICA, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT L


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------


                                                         DATE: October 10, 1997


          Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. MORGAN STANLEY SENIOR FUNDING, INC. (the "Assignor") and CIBC, INC. (the "Assignee") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Total Commitment and all outstanding Revolving Loans, Swingline Loans and Letters of Credit.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claims; (ii) makes no representation or warranty and assumes no re sponsibility with respect to any statements, warranties or representations made in or in connection with the Credit
Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon any Agent, the

Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Syndication Agent to take such action as agents on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Syndication Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, to the extent required by the Credit Agreement, the receipt of the consent of each Agent and the Borrower, receipt by the Administrative Agent of the assignment fee referred to in Section 13.04(b) of the Credit Agreement, and the recordation by the Administrative Agent of the assignment effected hereby in the Register, unless otherwise specified in Item 5 of Annex I (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

          6. It is agreed that upon the effectiveness hereof, the Assignee shall be en titled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (y) all Commitment Commission (if applicable) on the Assigned Share of the Commitment at the rate specified in
Item 7 of Annex I and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Commission and Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are out standing on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the

Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.


                              MORGAN STANLEY SENIOR FUNDING,
                               INC.,
                              as Assignor


                              By:____________________________
                                 Name:
                                 Title:


                              CIBC, INC.,
                              as Assignee


                              By:____________________________
                                 Name:
                                 Title:


Acknowledged and Agreed:


MORGAN STANLEY SENIOR
 FUNDING, INC., as Syndication Agent
 and as Arranger


By:____________________________
   Name:
   Title:

THE INDUSTRIAL BANK OF JAPAN, LIMITED,
 as Administrative Agent


By:____________________________
 Name:
 Title:



EXTENDED STAY AMERICA, INC.


By:____________________________
Name:
Title:

                                                                         ANNEX I
                                                                         -------



                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    ANNEX I


1.   The Borrower:  Extended Stay America, Inc.


2.   Name and Date of Credit Agreement:

     Credit Agreement, dated as of September 26, 1997, among Extended Stay America, Inc., the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and The Industrial Bank of Japan, Limited, as Administrative Agent.

3.   Date of Assignment Agreement:

4.   Amounts (as of date of item #3 above):

                                                        Commitment
                                                        ----------
          a.  Aggregate Amount for all Banks            $500,000,000
          b.  Assigned Share                             4.0%
          c.  Amount of Assigned Share                  $ 20,000,000

5.   Settlement Date:

6.   Rate of Interest
     to the Assignee:   As set forth in Section 1.08 of the Credit Agreement
                        (unless otherwise agreed to by the Assignor and the Assignee).

7.   Commitment
     Commission to
     the Assignee:      As set forth in Section 3.01(a) of the Credit Agreement
                        (unless otherwise agreed to by the Assignor and the Assignee).

                                                                         ANNEX I
                                                                          Page 2

8.   Letter of Credit
     Fee to the
     Assignee:         As set forth in Section 3.01(b) of the Credit Agreement
                       (unless otherwise agreed to by the Assignor and the Assignee).

9.   Notice:

                       ASSIGNEE:

                       Canadian Imperial Bank of Commerce
                       2727 Paces Ferry Road
                       Suite 1200
                       Atlanta, GA  30339
                       Attention:  Layne Fudge

                               Senior Administrator Financial Operations
                       Telephone:  (770) 319-4840
                       Telecopier: (770) 319-4955
                       Reference:
     with a copy to:

                       Protective Asset Management Company
                       1150 Two Galleria Tower
                       13455 Noel Rd.  LB #45
                       Dallas, TX  75240
                       Attention:  Cris Curtis
                               Bank Loan Administration
                       Telephone:  (972) 392-4153
                       Telecopier: (972) 233-6143

                       ASSIGNOR:

                       Morgan Stanley Senior Funding, Inc.
                       1585 Broadway
                       New York, NY  10036
                       Attention:  Jim Morgan
                       Telephone:  212-761-4866
                       Telecopier:  212-761-0592

                                                                         ANNEX I
                                                                          Page 3



Payment Instructions:

                       ASSIGNEE:

                       Bank of New York
                       ABA #021-000-018
                       Account:  CIBC New York
                       Account #:  890-0331-046
                       Attn:  Layne Fudge
                       Reference:  Extended Stay America


                       ASSIGNOR:

                       Citibank, N.A.
                       New York, NY  10043
                       ABA #021-000-089
                       Account: Morgan Stanley Senior Funding, Inc. Account #: 406-99-776
                       Reference:  Extended Stay America

                                                                         ANNEX I
                                                                          Page 4


Accepted and Agreed:

CIBC, INC.                              MORGAN STANLEY SENIOR FUNDING,
                                        INC.


By                                      By
   --------------------------              --------------------------

   --------------------------              --------------------------
   (Print Name and Title)                  (Print Name and Title)